As filed with the Securities and Exchange Commission on January 27, 2000

                                               Registration No. 333-93929

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                             ----------------

                              AMENDMENT NO. 2
                                    TO
                                 FORM SB-2
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                             ----------------

                         CAVION TECHNOLOGIES, INC.
              (Name of Small Business Issuer in its Charter)

      Colorado                    514191                  84-1472763
  (State or other        (Primary North American       (I.R.S. Employer
    jurisdiction         Industry Classification     Identification No.)
 of incorporation)            System Number)

                       7475 Dakin Street, Suite 607
                          Denver, Colorado 80221
                              (303) 657-8212
       (Address and Telephone Number of Principal Executive Offices
                     and Principal Place of Business)

                              DAVID J. SELINA
                   President and Chief Executive Officer
                         Cavion Technologies, Inc.
                       7475 Dakin Street, Suite 607
                          Denver, Colorado 80221
                              (303) 657-8212
         (Name, Address, including Zip Code, and Telephone Number,
                including Area Code, of Agent for Service)
                             ----------------

                                Copies to:

                          S. LEE TERRY, JR., ESQ.
                           CYNTHIA R. CAIN, ESQ.
                            Gorsuch Kirgis LLP
                            Tower I, Suite 1000
                           1515 Arapahoe Street
                          Denver, Colorado  80202
                               (303)376-5000

                             ----------------

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

                             ----------------

   THE REGISTRANT WILL AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
     SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
 WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE
     REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
                              MAY DETERMINE.

                      CALCULATION OF REGISTRATION FEE

                                     Proposed    Proposed
                                     Maximum     Maximum        Amount
Title of Each Class      Amount to   Offering   Aggregate         of
of Securities to be          be     Price Per    Offering    Registration
Registered               RegisteredShare(1)(2) Price(1)(2)       Fee
                         --------------------- -----------   ------------

Class A common stock,
  $.0001 par value
  per share               773,243      $6.50 $5,026,079.50     $1,326.88

Common stock issuable
  upon exercise of
  warrants to purchase
  Class A common stock(3)  30,000      $6.50   $195,000.00        $51.48

Common stock issuable
  upon conversion of
  Class B common stock
  to Class A common
  stock (4)                28,648      $6.50   $186,212.00        $49.16

Total                        --          --  $5,407,291.50     $1,427.52

(1) Estimated solely for the purpose of calculating the amount of the registration fee.
(2) The price is based on the last sale price reported on the National Association of Securities Dealers Automated Quotation System on December 27, 1999.
(3)  Each warrant is exercisable for one share of common stock.
(4) Each Class B common share is convertible into one share of common stock.



               Subject to completion, dated January 27, 2000


PROSPECTUS

                              831,891 Shares

               [Logo - cavion.com            secure connectivity
                                             from a single-minded
                                             company]

                               Common Stock

-------------------------------------------------------------------------

This prospectus relates to 831,891 shares of common stock of Cavion Technologies, Inc. that may be sold from time to time by the selling shareholders named in this prospectus.

We will not receive any proceeds from the sales by the selling shareholders.


Our common stock is traded on the Nasdaq SmallCap Market under the symbol CAVN. On January 26, 2000, the last reported sale price of the common stock was $8.00 per share.


             INVESTING IN SHARES OF OUR STOCK INVOLVES RISKS.
                       RISK FACTORS BEGIN ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------

                          ------------------,2000

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       [INSIDE COVER OF PROSPECTUS]

                                  [Blank]


                            PROSPECTUS SUMMARY

                                cavion.com

     cavion.com offers products and services for business to business communications, secure Internet financial products, such as online banking and bill paying services, and secure Internet access and services for our customers. We are also building and managing a secure private communications network exclusively for the credit union industry, which we call CUIiNET(R). Our network acts as communications platform for the delivery of services and information to and from credit unions and related businesses.

     Our principal executive offices are located at 7475 Dakin Street, Suite 607, Denver, Colorado 80221. Our telephone number is 303-657-8212.

                               The offering
                               ------------

Common stock offered by selling
shareholders                            831,891 shares

Use of proceeds                         We will not receive any proceeds
                                        from the sale of the common stock

Nasdaq symbol                           CAVN



                       Summary financial information
                       -----------------------------

     The following tables contain our summary financial data. In addition to this summary financial data, you should refer to the more complete financial information included elsewhere in this prospectus. Earnings per share in the summary financial information excludes the effect of our October 29, 1999 sale of 1,200,000 shares of common stock in our initial public offering.

                                     cavion.com                Pro Forma
                                    Period from                 Combined
                        LanXtra    August 18,1998              Year Ended
                       Year Ended  (Inception) to  Pro Forma  December 31,
                      December 31,  December 31,  Adjustments     1998
                          1998          1998      (unaudited) (unaudited)
                      ------------ -------------- ----------- ------------

STATEMENT OF
------------
OPERATIONS DATA:
---------------

   Revenue            $   215,022     $      --    $      --  $   215,022

   Cost of Revenue        222,419            --           --      222,419

   Operating Expenses   1,117,892         6,877      914,146    2,038,915
                      -----------      --------    ---------  -----------

   Operating Loss     (1,125,289)       (6,877)    (914,146)  (2,046,312)

   Interest expense,
      and other           845,213        29,067    (584,480)      289,800
                      -----------      --------    ---------  -----------

   Loss from
      continuing
      operations     $(1,970,502)     $(35,944)   $(329,666) $(2,336,112)
                      ===========      ========    =========  ===========

   Basic and diluted
      net loss from
      continuing
      operations per
      share                                                         $(.77)
                                                                    =====

   Weighted average
      common shares
      outstanding -
      basic and
      diluted                                                   3,029,218
                                                              ===========




                                                               Pro Forma
                                     cavion.com                 Combined
                                        Nine                      Nine
                        LanXtra        Months                    Months
                       One Month       Ended                     Ended
                         Ended     September 30,  Pro Forma  September 30,
                      January 31,       1999     Adjustments      1999
                          1999      (unaudited)  (unaudited)  (unaudited)
                      ------------ -------------------------  ------------

STATEMENT OF
------------
OPERATIONS DATA:
---------------

   Revenue             $  37,850     $  384,809     $     --   $  422,659

   Cost of Revenue        31,898        283,467           --      315,365

   Operating Expenses    213,311      2,803,816       79,421    3,096,548
                       ---------     ----------     --------   ----------

   Operating Loss      (207,359)    (2,702,474)     (79,421)  (2,989,254)

   Interest expense,
      and other           64,069        391,966     (52,932)      403,103
                       ---------     ----------     --------   ----------

   Net Loss           $(271,428)   $(3,094,440)    $(26,489) $(3,392,357)
                        ========     ==========      =======   ==========

   Basic and diluted
      net loss per
      share                                                        $(1.20)
                                                                  =======

   Weighted average
      common shares
      outstanding -
      basic and
      diluted                                                   2,830,600
==========


The following table is a summary of our balance sheet data. The pro forma column reflects our receipt of the net proceeds of the 1,200,000 shares of common stock we sold in our initial public offering and the 90,500 shares sold in the partial exercise of the over-allotment at $6.50 per share, after deducting underwriting discounts and commissions and expenses of our initial public offering.

The pro forma as adjusted column reflects the repayment upon completion of our initial public offering of our line of credit, notes payable to former LanXtra shareholders, back pay to former employees, promissory notes payable and equipment purchases.


                                                              Pro Forma
                          cavion.com             Pro Forma   As Adjusted
                          September   Pro Forma  September    September
                           30, 1999  Adjustments  30, 1999     30, 1999
                         (unaudited) (unaudited)(unaudited)  (unaudited)
                         ----------- ----------------------  -----------

BALANCE SHEET DATA:
-------------------

  Current Assets          $  838,170  $6,792,000  $ 7,630,170 $ 6,202,170

  Total Assets            $5,505,332  $6,792,000  $12,297,332 $10,869,332
                          ==========  ==========  =========== ===========

  Current Liabilities     $2,921,002  $     --    $ 2,921,002 $ 1,493,002

  Long-term
    Borrowings               502,678        --        502,678     502,678

  Putable Stock              196,577        --        196,577     196,577

  Stockholders'
    Equity                 1,885,075   6,792,000    8,677,075   8,677,075
                          ----------  ----------  ----------- -----------

  Total Liabilities
    and Stockholders'
    Equity                $5,505,332  $6,792,000  $12,297,332 $10,869,332
                          ==========  ==========  =========== ===========



                               Risk Factors
                               ------------

Because we have a short operating history, you will have limited historical information about us on which to base your investment decision
-------------------------------------------------------------------------

     Our business plan was developed in January 1998 and we began acquiring credit union customers, other than our original pilot customers, in April 1998. Accordingly, we have a limited operating history upon which you may evaluate us. We face the risks and uncertainties faced by early-stage companies. Our short operating history makes it difficult to predict our future financial results.

Because we have not yet been profitable, we may not have sufficient resources to execute our business plan
-------------------------------------------------------------------

     As of the date of this prospectus, we have not been a profitable business. We may never achieve profitable operations. Even if we do become profitable, we may not be able to continue to be profitable. Combined with LanXtra, we reported a total loss of $2,006,446 for the year ended December 31, 1998, comprised of a $35,944 net loss for cavion.com and a net loss of $1,970,502 for LanXtra. We reported additional combined losses of $3,365,868 for the nine months ended September 30, 1999. We expect to continue to report losses through most of the year 2000. Today, we receive our revenue from the license and sale of products and services to our credit union customers. Our revenue has grown since the start of our business but it may not continue to grow or even continue at its current level. Because some of our expenses are fixed, including equipment and real estate leases, if our revenue does not increase, we may not be able to compensate by reducing our expenses as much or as quickly as we need to do. It is possible that our operating losses will continue at present levels or even increase in the future. Our business, our financial condition and the results of our operations will be materially and adversely affected if we can't quickly adjust our operating expense levels to at least match our revenue levels.

If we are unable to attract more credit union customers, we may not be able to execute our business plan
------------------------------------------------------------------


     As of the date of this prospectus, substantially all our revenue has been derived from network access and connectivity fees and installation service fees from our credit union customers. We expect that reliance to continue for at least the next 16 months, after which we expect our affinity program to generate increasing revenue. Our revenue depends on information-technology spending by credit unions and we can't be sure that this type of spending will increase as we expect or even continue at today's levels. We do expect the credit union industry to grow over the next several years, partially because credit unions have recently been allowed to expand their membership beyond a single employee group. We think that, as the credit union industry grows, its demand for information technology products will also grow. Still, the demand for our products and services is unpredictable. Our network currently hosts 92 credit unions and 10 credit union leagues, corporate credit unions, vendors and other entities. Our future growth depends on our ability to provide more services and different kinds of services to our existing and new customers. We cannot be certain that we will be able to do that. There are approximately 12,600 credit unions in the United States with combined assets of more than $375 billion and approximately 73 million members.
Our success in the near term will depend on our ability to capture a significant percentage of the credit union services market and to expand the services we provide to our existing credit union customers. We cannot assure you we will be able to do so.


Because we have not established a backup system, there may be temporary interruptions in our service
-----------------------------------------------------------------------

     Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Any system interruptions that cause our services to be unavailable to our credit union customers would greatly reduce the attractiveness of our services and would materially damage our business, financial condition, and operating results. Substantially all of our computer and communications hardware is located at a single leased facility in metro Denver, Colorado, which has finite backup protection. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. We presently do not have redundant, or backup, systems in separate geographic locations for our network, nor do we have a formal disaster recovery plan. We do store copies of critical data from our internal systems and customers' systems, including the source code of our proprietary software, at a second location. We carry business interruption insurance which will compensate us for up to twelve months of actual losses of business income due to physical loss of or damage to property at our principal facility in metro Denver. This insurance is limited and may not compensate us for all of our losses. The design of our network architecture includes some redundancy and disaster recovery capabilities, but these capabilities will not be available until we have installed and connected at least one other network server farm with capacity similar to our Denver facility. We can't predict today when that second installation will be completed.

Because of the importance to us of David Selina's experience and contacts in the credit union industry, and Jeff Marshall's technical expertise, our success may be dependent on our ability to retain these individuals
---------------------------------------------------------------------


     We believe that the credit union and related management experience of David J. Selina, our president, chief executive officer and chief operating officer, is important to our success. We also believe that the software development ability of Jeff Marshall, vice president of Software Development, is important to our success. We have employment contracts with David Selina, Jeff Marshall and another key executive, Marshall Aster, our chief financial officer. We have purchased $1,000,000 of key man insurance on each of David Selina and Jeff Marshall. We have relied on our direct sales force for sales of our products and services.


Our success may be dependent on our ability to attract and retain personnel qualified in Internet and network services
-----------------------------------------------------------------


     We will need to hire more people in sales, customer service and other areas in 2000 and beyond if we grow as we expect to. Competition for qualified people in the Internet services and software industry, particularly in the network services field, is intense. We compete with bigger and better financed software and Internet services companies for these employees. Our future success may depend on whether we can attract, retain and motivate highly qualified personnel. We can't assure you that we will be able to do so.


Because our business involves the transmission of confidential financial information over the Internet, we could be liable if our electronic security measures should fail
------------------------------------------------------------------------

     We represent to our credit union customers that our Internet-based network and transactional banking software are secured and protected by multiple security measures, seven days a week, 24 hours a day, with electronic monitoring and activity tracking, and industry-standard software encryption. We believe that these features are an important factor in convincing credit unions to buy our products and services, and encouraging their members to use our Internet network systems for their personal and sometimes sensitive financial transactions. Although we believe our systems will prevent unauthorized access to credit union and personal information, it is impossible to eliminate all risk of unauthorized access. Despite all the measures we have taken, our products may be vulnerable to physical or electronic break-ins, viruses, unknown software defects and similar problems. If someone does circumvent our security measures, that person could copy or review our trade secrets and/or the private information of our credit union customers and their members. Intruders, or "hackers", could also disrupt our systems and cause interruptions to our operations. Breaches of our network could cause us to lose customers, and could make us liable for substantial damages to our credit union customers or their members.

Because we have only recently begun to use service contracts that limit our liability to our customers and their members, our earlier customers who did not enter into service contracts with us will not be contractually limited in any damages they may seek from us
-----------------------------------------------------------------------

     We began using comprehensive service contracts with our credit union customers in July, 1999. Prior to that time, we relied on our customers' written acceptance of our written proposal. As a result, many of the terms of our agreements with early customers are implied from generally accepted business practices and customs rather than being spelled out in a formal document. We are currently using a standard service contract with our customers, including provisions limiting our liability to our customers and their members. However, we can't be sure that these contractual limitations of liability would actually protect us from liability for damages.


We bear risks common to new companies including volatility of our stock price and possible delisting from Nasdaq
-----------------------------------------------------------------------

     As a new company, the market price for our common stock is likely to continue to be highly volatile. The stock market in general, and the market for Internet-related companies and technology companies in particular, has been volatile for the last several years. In addition, to continue to be listed on the Nasdaq SmallCap Market, we must continue to meet their requirements which may be difficult based on the risks and uncertainties for a start-up company.



                        Forward-Looking Statements
                        --------------------------

     This prospectus contains forward-looking statements. We use words such as "anticipate", "believe", "expect", "future", "may", "will", "should", "plan", "projected", "intend" and similar expressions to identify forward-looking statements. These statements are based on our beliefs and the assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Our actual results could differ materially from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the risk factors in this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                              Use of Proceeds
                              ---------------

     We will not receive any proceeds from the sale of the shares by the selling shareholders.

     If holders of the 30,000 warrants exercise their warrants at $6.50 per share, of which there can be no assurance, we would receive $195,000 from those exercises.

 Market for Common Stock, Dividend Policy and Related Shareholder Matters
 ------------------------------------------------------------------------

     MARKET INFORMATION. Our common stock began trading on the Nasdaq SmallCap Market on October 29, 1999 under the symbol CAVN. The following table gives the high and low sale prices for the common stock since we began trading on that date. The quotations reflect inter-dealer prices, with retail mark-up, mark-down or commissions, and may not represent actual transactions. The information presented has been provided by The Nasdaq Stock Market, Inc.

     1999 Fiscal Year                           High              Low
     ----------------                          -----             -----

     Fourth Quarter (from October 29, 1999)     $9.00             $5.13


     DIVIDENDS. We have never declared or paid any dividends on our common stock. We do not intend to pay cash dividends on our common stock. Holders of shares of our Series A preferred stock were entitled to receive 5% per year cumulative preferred dividends payable quarterly in cash or in shares of Class A common stock at the discretion of our board of directors until the preferred stock was automatically converted into common stock on November 3, 1999. Through September 30, 1999 and November 3, 1999, the closing of our initial public offering, we had declared dividends totaling $54,704 and $64,197, respectively, on our Series A preferred stock. Of these amounts, cash payments had been made for dividends totaling $26,250 through September 30, 1999 and the remaining $37,947 was paid on November 3, 1999. We plan to retain our future earnings, if any, to finance our operations and the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.


     SHAREHOLDER INFORMATION. As of the date of this prospectus, we have approximately 91 holders of record and in excess of 1,000 beneficial owners of our common stock.



                              Capitalization
                              --------------

     The following table sets forth our capitalization as of September 30, 1999. You should also refer to the more complete financial information included elsewhere in this prospectus. Our capitalization is presented:

     o    on an unaudited actual basis

     o    on an unaudited pro forma basis to reflect:

          o our receipt of net proceeds from the sale of 1,200,000 shares of common stock offered in our initial public offering at $6.50 per share, after deducting underwriting discounts and commissions and offering expenses,

          o the automatic conversion of all outstanding shares of preferred stock into common stock on November 3, 1999, and

          o our receipt of net proceeds from the sale of 90,500 shares of common stock sold to the representative at $6.50 per share for the partial exercise of the over-allotment in our initial public offering, after deducting underwriting discounts and commissions and offering expenses.

     o on an unaudited, pro forma as adjusted basis to reflect the payment of debt that was repaid from the proceeds of our initial public offering



                                                              Pro Forma
                                     Actual     Pro Forma    As Adjusted
                                  (unaudited)  (Unaudited)   (unaudited)
                                  -----------  -----------   -----------


Notes and capital leases payable   $1,744,091   $ 1,744,091   $   547,502

Putable Class B common stock,
  $.0001 par value; 30,000 shares
  authorized; 28,648 and 28,648
  shares issued and outstanding
  actual, pro forma and pro forma
  as adjusted, respectively           196,577       196,577       196,577

Stockholders' equity

Series A convertible preferred
  stock, $.0001 par value;
  10,000,000 shares authorized;
  700,000, 0 and 0 shares issued and
  outstanding actual, pro forma
  and pro forma, as adjusted,
  respectively                      1,848,000            --            --

Class A common stock, $.0001
  par value; 19,970,000 shares
  authorized; 2,706,326, 4,696,826
  and 4,696,826 shares issued and
  outstanding actual, pro forma
  and pro forma as adjusted,
  respectively                            271           470           470

Warrants for common stock              33,127        41,709        41,709

Additional paid-in capital          3,188,765    11,819,984    11,819,984

Accumulated (deficit)             (3,185,088)   (3,185,088)   (3,185,088)
                                   ----------    ----------    ----------

      Total stockholders' equity   $1,885,075   $ 8,677,075   $ 8,677,075
                                   ==========   ===========   ===========

Total capitalization               $3,825,743   $10,617,743   $ 9,421,154
                                   ==========   ===========   ===========



     As of the date of this prospectus, we have 4,697,326 shares of common stock outstanding. We may issue additional shares of common stock under the following:

     o 509,500 shares of common stock issuable upon exercise of options outstanding under our Equity Incentive Plan.

     o An additional 240,000 shares available for issuance under our Equity Incentive Plan.

     o 28,648 shares of Class B common stock which are convertible into the same number of shares of common stock.

     o 30,000 shares of common stock issuable on exercise of warrants issued in our August 1999 private placement of notes and warrants

     o 120,000 shares of common stock issuable upon exercise of the representatives' warrants issued to the representative of the underwriters or its assignees in our initial public offering.


     Options available for issuance under the Equity Incentive Plan may be granted with exercise prices as low as 50% of market value of the common stock on the grant date. If we grant options below fair market value it would be dilutive to investors who purchase shares from the selling shareholders.


                      Selected Financial Information
                      ------------------------------

     We derived the selected historical and pro forma financial data represented below from our historical and pro forma financial statements and related notes included in other parts of this prospectus. The unaudited balance sheet reflects our September 30, 1999 assets, liabilities and stockholders' equity.

     The statement of operations adjustments reflect:

     o    our actual expenses for 1998 and the nine months ended September
          30, 1999

     o the pro forma amortization expense for goodwill in connection with the acquisition

     o adjustments to interest expense based on our new capital structure

     You should read the selected financial data along with the other financial information contained in this prospectus and the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     Following are the unaudited historical balance sheet at September 30, 1999, and the pro forma statement of operations for the year ended December 31, 1998 and the unaudited nine months ended September 30, 1999 for LanXtra and cavion.com. For purposes of the statement of operations, the transaction was assumed to be consummated on January 1, 1998. Pro forma earnings per share are calculated as if the Purchase Agreement was completed on January 1, 1998, and excludes the shares issued in our initial public offering.


Balance Sheet as of September 30, 1999
======================================
                                                               cavion.com
                                                               ----------
                                                              (unaudited)
                                                              -----------

Assets:
-------

   Current assets                                                $838,170
   Property & equipment, net                                      448,762
   Goodwill and other                                           4,218,400
                                                               ----------
   Total Assets                                                $5,505,332
                                                               ==========

Liabilities:
------------

   Current liabilities                                         $2,921,002
   Long-term borrowings                                           502,678

Putable stock                                                     196,577

   Stockholders' equity
      Preferred stock                                           1,848,000
      Common stock                                                    271
      Warrants                                                     33,127

   Additional paid-in capital                                   3,188,765

   Accumulated deficit                                        (3,185,088)
                                                               ----------
   Total liabilities and Stockholders' equity                  $5,505,332
                                                               ==========




Statement of Operations for Year Ended December 31, 1998
========================================================

                                                   Pro Forma   Pro Forma
                                                  Adjustments   Company
                          LanXtra    cavion.com   (unaudited) (unaudited)
                        ------------ ----------   ----------- -----------

Revenue                 $   215,022  $    -        $   -      $   215,022
   Cost of revenue          222,419       -            -          222,419
                        -----------  ----------    ---------  -----------
   Gross loss               (7,397)       -            -          (7,397)
                        -----------  ----------    ---------  -----------

   Total operating
      expenses            1,117,892       6,877      914,146    2,038,915
                        -----------  ----------    ---------  -----------

   Loss from
      operations        (1,125,289)     (6,877)    (914,146)  (2,046,312)
                        -----------  ----------    ---------  -----------

   Interest expense and                            (612,200)
      other, net            845,213      29,067       27,720      289,800
                        -----------  ----------    ---------  -----------

   Loss from continuing
      operations       $(1,970,502) $  (35,944)   $(329,666) $(2,336,112)
                        ===========  ==========    =========  ===========

   Net loss per share                                               $(.77)
                                                                    =====

   Weighted average
      common shares
      outstanding                                               3,029,218
                                                                =========



Notes to Unaudited Combined Condensed Pro Forma Financial Statements
--------------------------------------------------------------------

Pro Forma adjustments to the unaudited condensed pro forma statement of operations for the year ended December 31, 1998 are as follows:


Income Statement Item      Amount    Explanation
---------------------      ------    -----------

Amortization of         $(914,146)   To record amortization expense for
goodwill and other                   the developed technologies, goodwill
intangible assets                         and other intangible assets.

Accretion of putable    $(612,200)   To eliminate the accretion expense
common stock                              for the terminated putable
                                     common stock.

Accretion of putable       $27,720   To record accretion of Cavion's
common stock                         Class B common stock put options.




Statement of Operations for Nine Months Ended September 30, 1999
================================================================

                                                                Pro Forma
                                                                 Combined
                           LanXtra    cavion.com                   Nine
                             One     Nine Months                  Months
                            Month       Ended                     Ended
                            Ended     September    Pro Forma    September
                         January 31,   30, 1999   Adjustments    30, 1999
                             1999    (unaudited)  (unaudited)  (unaudited)
                         -----------  ----------  -----------  -----------

Revenue                    $ 37,850   $ 384,809      $    --   $  422,659
   Cost of revenue           31,898     283,467           --      315,365
--------                  ---------     -------   ----------

   Gross profit               5,952     101,342           --      107,294
                           --------   ---------      -------   ----------

   Total operating
      expenses              213,311   2,803,816       79,421    3,096,548
                           --------   ---------      -------   ----------

   Loss from operations   (207,359) (2,702,474)     (79,421)  (2,989,254)
                           --------   ---------      -------   ----------

   Interest expense and
      other, net             64,069     391,966     (52,932)      403,103
                           --------  ----------      -------   ----------

   Net Loss              $(271,428)$(3,094,440)    $(26,489) $(3,392,357)
                           ========  ==========      =======   ==========

   Net loss per share                                              $(1.20)
                                                                   ======

   Weighted average
      common shares
      outstanding                                               2,830,600
                                                                =========


Pro forma adjustments to the unaudited condensed pro forma statement of operations for the nine months ended September 30, 1999 are as follows:



Income Statement Item      Amount    Explanation
---------------------      ------    -----------

Amortization of goodwill             $79,421   To record amortization for
                                     goodwill for January, 1999

Interest expense                     $(52,932) To eliminate the accretion
                                     expense for the terminated putable
                                     stock


                  Management's Discussion and Analysis of
                  ---------------------------------------
               Financial Condition and Results of Operations
               ---------------------------------------------

General
-------

     The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in another part of this prospectus. Those financial statements and notes should be considered to be incorporated into this section. This discussion contains forward looking statements that involve risk and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of factors that include, but are not limited to, the risk factors listed elsewhere in this prospectus.

     We completed our acquisition of the assets of LanXtra on February 1, 1999 as described in the Asset Purchase Agreement. Prior to the acquisition, we did not conduct any operations except financing activities and other preparations for the acquisition. The following discussion relates to LanXtra's historical results of operations since January 1, 1998, the date on which LanXtra commenced the business we acquired, our operations of the business that we acquired and our plan of operation following our initial public offering, which was declared effective on October 29,1999. In the following discussion, "we" refers both to our business as operated by LanXtra prior to February 1, 1999, and to our business as operated by us after February 1, 1999.

     Since January 1, 1998, we have been engaged in building a suite of network products and services for the credit union industry that includes:

     o a secure network that enables access to our credit union customers' products and services via the Internet or an intranet

     o secure Internet financial products, including Internet banking software

     o    secure Internet access services for credit unions

     o    secure Internet automated loan application and approval

     o    e-commerce services

     We are in the start-up phase of our operations and generated a net loss of $3,094,440 for the nine-months ended September 30, 1999, ($3,365,868 combined). For the year ended December 31, 1998, we generated a net loss of $2,006,446, comprised of a $35,944 net loss for Cavion and a net loss of $1,970,502 for LanXtra. We expect to incur substantial monthly operating losses through most of the year 2000.


     Since January 1, 1998, revenues have been derived from recurring monthly connectivity fees, installation services and monthly recurring revenue associated with our secure Internet access services and secure Internet financial products. Beginning in January, 2000, we changed the way we charge our customers so that they now pay a flat monthly fee for the services we provide them. Included in this fee is the complete cost of hardware, software installation, set up, maintenance, and technical assistance for our services. As of the date of this prospectus, 92 credit unions and 10 credit union leagues, corporate credit unions, vendors and other entities have subscribed to our products and services.
Approximately 37% of these customers are located in Colorado, and the other 63% are located in 20 other states.


     Prior to our initial public offering, we financed the development of our products and services with:

     o    capital provided by the sale of LanXtra's unrelated business

     o    a bank loan

     o    loans from shareholders and employees of LanXtra

     o    two private placements of promissory notes and related warrants

     o    a private placement of preferred stock

Results of operations for the three and nine months ended September 30,
1999
-------------------------------------------------------------------------


     During the three and nine months ended September 30, 1999, we generated $179,476 and $384,809 ($422,659 combined), respectively, in revenue. This revenue was derived from a variety of Internet/intranet activities, including secure Internet access for credit unions utilizing dedicated lines, secure credit union network services, secure Internet financial products such as Internet banking software, sales of related equipment, and installation fees charged for these services. Cost of sales during these periods were $149,850 and $283,467 ($315,365 combined), or 84% and 74%, respectively, of revenue. These costs include Internet access fees, telephone company charges for frame relay lines, equipment purchased for resale, service personnel and occupancy costs, hardware repair and maintenance expenses. We believe that our margins will improve in the future as a result of our new pricing structure through which we charge our customers a flat monthly fee for services and because we expect our connectivity costs to diminish due to the agreement with Convergent Communications Services, Inc.


     Selling and marketing expenses for these periods were $544,270 and $957,590 ($1,030,090 combined) or 303% and 249%, respectively, of revenue. Of these expenses, $198,760 or 111% of revenue was attributable to salaries and wages for the three months ended, and $418,347 or 109% of revenue of the nine months ended. In addition, of these expenses, $21,919 or 12% of revenue was attributable to rent payments for our sales offices around the country for the three months ended and $39,742 or 10% of revenue was attributable to rent payments for the nine months ended.

     General and administrative expenses for these periods were $237,137 and $886,896 ($996,127 combined) or 132% and 230%, respectively, of revenue. Of these expenses, $91,793 or 51% of revenue was attributable to salaries for the three months ended, and $253,846 or 66% of revenue of the nine months ended. Additionally, we incurred $161,872 and $323,960, respectively, in research and development costs during this period, which represented an allocation of programmers' and engineers' salaries applicable to the amount of time they devoted to development activities. We anticipate that our salaries and wages expense will increase as we hire additional employees to handle the expected growth of our business.


     In May 1998, LanXtra issued Class B common stock in connection with a debt offering which were replaced by our Class B common stock. The holders can require cavion.com to repurchase at $7.00 per share during a 60-day exercise period beginning on the date that is 30 days after the date we have 100 Credit Union customers on our network. For financial accounting purposes, the cost of this "putable" common stock from its issuance price to its redemption value is treated as interest expense. After the closing of our initial public offering, we offered the former LanXtra shareholders, who have rights to our Class B common stock the option to redeem their Class B shares at $7.00 per share, or to convert each Class B share into one share of our Class A common stock. On December 31, 1999, we reached our 100 Credit Union Date, so we sent our exercise notices to the holders of our Class B shares to inform them that the exercise period began on January 30, 2000. The holders of the Class B shares can either have us redeem their shares by March 30, 2000, or those shares will automatically be converted into the same number of Class A shares on March 31, 2000. To date, no Class B shares have been redeemed or converted by the former LanXtra shareholders.


Results of operations for the nine months ended September 30, 1999 and comparisons to nine months ended September 30, 1998
-------------------------------------------------------------------------

     The following discussion relates to our operations for the nine months ended September 30, 1999. In 1998, LanXtra operated the business since acquired by us, and LanXtra's operations during the nine months ended September 30, 1998 were substantially limited due to an ongoing liquidity shortage. Further, cavion.com was formed as Network Acquisitions, Inc. on August 18, 1998, and our activities from that date through September 30, 1998 consisted entirely of organizational and initial capital formation activities, and have not been included herein as such information is not considered meaningful for comparative purposes.

     During the nine months ended September 30, 1999, we recognized $384,809 ($422,659 when combined with LanXtra) in revenue, as compared to $143,962 during the nine months ended September 30, 1998. Our revenue was derived from a variety of Internet/intranet activities, including secure Internet access for credit unions utilizing dedicated lines, secure credit union network services, secure Internet financial products such as Internet banking software, sales of related equipment, and installation fees charged for these services. The increase in revenue was primarily due to additional credit union customers, and increases in our marketing activity made possible by the funds provided by recent offerings of equity and issuances of debt. Cost of sales during the nine months ended September 30, 1999 was $283,467 ($315,365 combined), or 74%, compared to $129,254, or 90%, for the nine months ended September 30, 1998. These costs include Internet access fees, telephone company charges for frame relay lines, equipment purchased for resale, service personnel and occupancy costs, hardware repair and maintenance expenses. The increase in revenue is due to the increase in the number of credit unions using our network and products. The decrease in the cost of sales as a percentage of sales is due to economies of scale in delivering our services to a larger number of installed customers.

     Selling and marketing expenses for the nine months ended September 30, 1999 were $957,590 ($1,030,090 combined) or 249% of revenue, compared to $194,300 or 135 % of revenue for the nine months ended September 30, 1998. Of these 1999 expenses, $418,347 or 109% of gross revenue was attributable to salaries and wages. We believe that selling and marketing expenses will continue to increase, although their percentage of revenue will decrease based on our expected revenue growth.

     General and administrative expenses for the nine months ended September 30, 1999 were $886,896 ($996,127 combined) or 230% of revenue, compared to $361,115 or 251% of revenue for the nine months ended September 30, 1998. Of these 1999 expenses, $253,846 or 66% of gross revenue was attributable to salaries and wages. Additionally, we incurred $323,960 ($355,540 combined) in research and development costs during the nine months ended September 30, 1999, which represented an allocation of programmers' and engineers' salaries applicable to the amount of time they devoted to development activities. During the nine months ended September 30, 1998, we incurred $192,520 of research and development costs.

     We anticipate that our salaries and wages expenses will continue to increase as we hire additional employees to handle the expected growth of our business. As we expand our operations nationwide, our depreciation expense will increase because we will be purchasing additional equipment and infrastructure.

     With the proceeds from our initial public offering, our revolving line of credit, notes payable to former shareholders of LanXtra, back pay to former employees and equipment purchases were paid off and, because of that, interest expense will be reduced. Interest expense was also reduced due to the differences in the capital structure between LanXtra and cavion.com, primarily the $577,500 in accretion of putable stock. As compared to the nine months ended September 30, 1998, where interest expense was $628,734, our interest expense was $456,035 combined, for the nine months ended September 30, 1999. We were also required to pay dividends on our Series A preferred stock, which totaled $54,704 for the nine months ended September 30, 1999. These dividends were paid in cash. Our Series A preferred stock converted to Class A common stock upon the completion date of our initial public offering on November 3, 1999. The final dividend payment of $9,195 was made on November 3, 1999 and was also paid in cash.


     We expect to invest at least an additional $250,000 in research and development during the first quarter of 2000. We have just completed developing software for an Internet-enabled automated loan application and approval system. We are in the early stages of designing stored value or "smart card" capabilities for our network. We continue to develop additional interfaces for credit union host data processing systems. We recently completed development of an additional Internet bill pay vendor interface. We are continuously evaluating possible enhancements to the security and functionality of our existing products and services. In addition, we expect to incur development costs in launching our affinity marketing program, through which we plan to offer products and services to credit union members via our credit unions' websites. We expect our product development focus to evolve continuously in the future based on guidance from our customers.


     The transaction with LanXtra resulted in approximately $4,763,000 of intangible assets, primarily technology, customer lists and goodwill. These intangible assets will be amortized over five years. The purchase price allocation is subject to adjustment based on the final determination of the fair value of the assets and liabilities assumed, which could take as long as one year from February 1, 1999. The realization of these intangible assets is dependent upon the attainment of positive cash flows from such assets. The business now operated by us has never generated positive cash flows, and it is reasonably possible that our future assessments of such cash flows could indicate that such assets are impaired, with a resulting write-down.

Liquidity and capital resources
-------------------------------

     As of the nine-month period ended September 30, 1999, we have funded our cash requirements primarily through the sale of equity, debt, cash flow from operations and the proceeds from the sale of LanXtra's prior business. On September 30, 1999, cavion.com had $249,217 in cash, current assets of $838,170, and current liabilities of $2,921,002. We raised $300,000 in a private offering of 14% notes and warrants to purchase common stock which ended on August 31, 1999. The effective interest rate of the notes was 36% because of the warrants and the expense of the offering. Each $50,000 note entitled the purchaser to a warrant to purchase 5,000 shares of common stock. The warrants are exercisable for a period of five years which commenced on November 3, 1999. The warrants are exercisable at $6.50, the price per share of the shares of common stock offered in our initial public offering. The notes were repaid and retired with the proceeds from that offering.

     We have received payments under an agreement with MoneyLine America, LLC to provide online mortgage lending services for our credit unions and their members through our network. This agreement calls for minimum annual payments to us of $300,000 in the first year, which began in September 1999, escalating to $1,000,000 in years six through ten, provided we have at least 1,500 credit unions, or 12% of the U.S. credit unions on our network by the end of year three. Fifty percent of MoneyLine America is owned by Boutine Capital, LLC, a principal shareholder of cavion.com.


     In October 1999, we entered into a five-year agreement with Convergent Communications Services, Inc. under which Convergent will establish, maintain and support network connectivity between our network and our customers, including providing equipment, maintenance and related services for the network. We anticipate purchasing approximately $25 million of services from Convergent over the next five years under this arrangement. One of our directors, John R. Evans, is the chief executive officer and chairman of the board of Convergent Communications, Inc., the parent company of Convergent. We will pay Convergent a monthly service fee for these services, which began at approximately $28,000 per month and increases as new credit unions are added to the network. The portion of this fee relating to each credit union telecommunications circuit will be passed through to the customer. On October 22, 1999, the effective date of the agreement, Convergent purchased our network equipment from us for $286,000. We have secured from Data Sales Company a lease line which enables us to lease up to $500,000 of computer hardware. As of the date of this prospectus, we have drawn $5,000 on this line.

     We expect to incur substantial costs in connection with expanding our telecommunications infrastructure, establishing a sales presence in key strategic markets, and developing new products. We also expect to incur increased marketing, costs and general and administrative expenses in connection with the growth of our secure network for the credit union industry. If we do not meet our current financial objectives, we may seek additional bank financing.


     Our September 30, 1999 balance sheet shows approximately $3.4 million in liabilities and approximately $1.9 million of stockholders' equity. Approximately $1.2 million of our liabilities represent obligations to shareholders, as described in the following section.

     SECURED NOTES PAYABLE. Prior to our acquisition of LanXtra's assets, we agreed to provide bridge funding to LanXtra for its business operations pending the raising of equity financing. In order to provide the bridge funding, we raised $370,000 in 1998 through the issuance of 15% secured notes due on October 19, 2000, along with warrants to purchase 2,400 shares of our Class A common stock for every $20,000 in subscriptions at an exercise price of $.01 per share. The notes are secured by substantially all of our assets, now owned or acquired after October 19, 1998, including, cash, equipment, fixtures, general intangibles, and all products and proceeds of the foregoing collateral, accounts receivable, inventory, work in process and service contracts receivables. The October 20, 1998 security agreement contains a covenant which prevents us from incurring any other liens on our assets. We raised an additional $100,000 through this offering in 1999. The warrants were originally exercisable only after payment of the notes. However, we subsequently agreed to permit early exercise, and all of the warrants had been exercised for 56,400 shares, as of February 1999.

     In connection with our acquisition of LanXtra's assets, we assumed approximately $1.8 million in existing liabilities of LanXtra, not including the bridge funding described in the preceding paragraph. Approximately $1.1 million of these amounts became payable 15 days after the closing of our initial public offering and have been repaid. These obligations are described below.

     In August 1996, LanXtra had obtained a $600,000 line of credit from US Bank, Denver, Colorado in connection with its previous business. LanXtra shareholders British Far East Holdings, Ltd., William M.B. Berger Living Trust, Martin Cooper, and Fairway Realty Associates, provided cash collateral for the loan. In May 1998, this line of credit was extended to January 31, 1999. At the February 1, 1999 closing of the Asset Purchase Agreement between us and LanXtra, we effectively assumed the loan by entering into a loan agreement with US Bank on the same terms as the loan from US Bank to LanXtra, with a maturity date of December 31, 1999, using the proceeds of our loan to pay off the US Bank loan to LanXtra. The LanXtra shareholders who provided cash collateral for the US Bank loan agreed, however, to keep their collateral in place until the completion of our initial public offering. All amounts available under this line of credit were utilized. Interest accrued on all outstanding balances at the rate of 1.5% over the reference rate, as established by US Bank, from time to time. The reference rate closely tracked the prevailing prime rate.
On November 5, 1999, the loan agreement was repaid in full and all of the collateral was released.


     On May 28, 1998, LanXtra borrowed $260,000 from three of its shareholders and three of our employees - David J. Selina, Jeff Marshall and Randal Burtis - for working capital purposes. In the aggregate, we owed these shareholders, directors and managers $260,000 in principal and $59,480 in interest. However, an agreement was reached to defer payment of these amounts, without the accrual of further interest, until the completion of our initial public offering. These amounts were paid in full on November 5, 1999. LanXtra also issued putable stock in connection with this debt offering. We agreed to assume LanXtra's obligations with respect to the put agreements by issuing to LanXtra at the closing of the Asset Purchase Agreement 28,648 shares of our Class B common stock, which are subject to economically equivalent put provisions. By its terms, the put feature of our Class B common stock becomes exercisable 30 days after the date when we had 100 credit union industry customers on our network, the 100 Credit Union Date. Earlier, we had agreed with the former LanXtra shareholders who have rights to the Class B stock that their put rights would mature upon completion of our initial public offering. After completion of that offering we offered these shareholders the option to redeem their Class B shares at $7.00 per share, or to convert each Class B share into one share of our Class A common stock. On December 31, 1999, we reached our 100 Credit Union Date, so we sent out exercise notices to the holders our Class B shares to inform them that the exercise period began on January 30, 2000. The holders of the Class B shares can either have us redeem their shares by March 30, 2000, or those shares will automatically be converted in the same number of Class A shares on March 31, 2000.. As of the date of this prospectus, none of the Class B shares had been redeemed or converted.


     Between September 8 and October 15, 1997, Herman Axelrod, a former president and director of LanXtra, and Mr. Lassen, also a former president and director of LanXtra, made various factoring loans to LanXtra in the amounts of $50,190 and $25,000, respectively. Such loans were secured by an account receivable for computer network integration work LanXtra performed for Questar Infocomm and bore interest at the rate of 3% of the factoring loan amount for the first 30 days and 1% for each additional 10 days until the factoring loan was paid in full. Questar disputed LanXtra's invoice and the dispute was settled in September of 1998 for a payment of $61,780. This amount was paid against the factoring loans on September 21, 1998 as follows: $41,238 to Mr. Axelrod and $20,542 to Mr. Lassen. Accordingly, as of February 1, 1999, LanXtra owed Mr. Axelrod $28,331 and Mr. Lassen $13,441, and we assumed such obligations. Mr. Axelrod and Mr. Lassen had agreed that the remaining balance of these loans would be deferred until the completion of our initial public offering and would not accrue additional interest in the interim. The final payments were made on November 5, 1999.

     On July 1 and August 1, 1992, LanXtra executed promissory notes for $25,000 in favor of Mr. Axelrod and Mr. Lassen, respectively, each bearing interest at the rate of 2% over prime. The principal amounts of these notes reflected $20,000 in cash loaned by each and $5,000 each of co-signer liability on a $10,000 credit line at the Bank of Boulder that LanXtra took out at its inception. The credit line was paid off in August 1996, leaving an aggregate principal balance of $40,000 on the notes. We assumed the obligation to pay Mr. Axelrod and Mr. Lassen the principal balance of the notes together with interest as stated above. Mr. Axelrod and Mr. Lassen, agreed that the remaining balance of these loans would be deferred until the completion of our initial public offering, and interest would continue to be paid on a quarterly basis until the notes were paid in full. The notes were paid on November 5, 1999.

     We owed Convergent Communications, Inc. $78,673 for equipment purchased in connection with a customer network upgrade performed by LanXtra in December 1997, while Convergent was completing the purchase of LanXtra's network integration business. Convergent agreed that payment of this amount would be deferred until the completion of our initial public offering. We paid Convergent in full on November 5, 1999.

     In addition to the obligations described above, upon the closing of the Asset Purchase Agreement, we assumed any potential liability under a lawsuit threatened against LanXtra by a dissenting shareholder. Although we believe the claim in this lawsuit does not have a substantial basis in fact, we cannot assure you that we will not be required to make a payment to the dissenter. We have not reserved any funds to cover payment of this liability or of the potential tax liability if such a payment is necessary. If we are required to make such a payment, it could result in significant adverse tax consequences to the Company.

     INFLATION. Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on the results of our operations during the fiscal year ended December 31, 1998, or on the nine-month period ended September 30, 1999, nor do we expect that inflation will have a material effect on the results of our future operations.

     In April 1999 we completed a private placement of our Series A preferred stock in which we raised net proceeds of approximately $1.8 million. These funds were used primarily to fund expansion of our credit union industry network to key markets across the United States. The net proceeds from our initial public offering was $6,279,000, or approximately $6,792,000 with the proceeds from the partial over-allotment option exercised by our underwriters, and we expect to use these proceeds primarily for the same purpose.


Trends
------

     Management expects that we will continue to operate at a loss as additional credit unions are solicited and enter into contracts with us. We are optimistic about our ability to add to the number of credit unions under contract. We cannot give you any assurance, however, that actual operating results will be as we predict today.

     We plan to continue to expand our network of credit union clients. These expansion efforts are likely to cause us to incur significant increases in expenses, both in absolute terms and as a percentage of revenue, as we prepare for the anticipated future growth in our credit union customer base. Expenses will increase because of the need to increase staffing in all categories, acquire additional equipment, and provide for additional telephone connections. We believe our operating results may fluctuate significantly as a result of a variety of factors, some of which are outside of our control. Because of that, we cannot assure you that we will achieve profitable operations even with a significant increase in our credit union customer base.


Year 2000 Disclosure
--------------------

     Many uncertainties exist within the computer hardware and software and electronic networking industries about the changeover from the 1999 to 2000 calendar years. In 1998, we initiated a comprehensive program to assess, plan and manage our Y2K compliance effort. Any extended damage to our operations due to Y2K issues could have a material adverse effect on our business. While we are confident in the operability of our products, services, and our own internal systems, and we have been successfully operating for the first three weeks of January 2000, there is still some risk that credit unions will encounter difficulties with one or more of our products and services because of Y2K issues. Further, we cannot accurately predict the effect of the Y2K problem on our business due to our interdependence with numerous other systems.

     In our previous filings with the Securities and Exchange Commission on Form SB-2 and Form 10-QSB, extensive descriptions and definitions of business critical items were presented. To date, nothing has come to our attention which would cause us to believe that our Y2K compliance efforts as described in those filings were not successful. We will continue to monitor for any Y2K related problems. Newly acquired facilities and equipment will require evaluation and possible remediation through the first quarter of 2000 or beyond. We estimate these future expenditures to be less than $50,000. Our current assessment does not include potential costs related to any of our customers or other claims. This assessment is subject to change. Since there is no uniform definition of Y2K readiness and since all situations cannot be anticipated, particularly those involving third party products, we may see claims as a result of the Y2K transition. Such claims, if successful, could have a material adverse impact on future results. As of the date of this prospectus, no such claims have been presented to us.


                               Our Business
                               ------------


     cavion.com offers products and services for business to business communications, secure Internet financial products such as online banking and bill paying services, and secure Internet access and services for our customers. We are also building and managing a secure private communications network exclusively for the credit union industry, which we call CUiNET(R). Our network acts as a communication platform for the delivery of services and information to and from credit unions and related businesses. Our products and services utilize our proprietary software.
As of the date of this prospectus, the businesses that have subscribed to our products and services consist of 92 credit unions and 10 credit union leagues, corporate credit unions, vendors and other entities. Through our e-commerce program, we are planning to launch during the first quarter of 2000 our affinity marketing plan to market third-party products and services to credit union members. We market our products and services to credit unions and related entities, such as credit union leagues, that are located in key geographic areas across the United States which have been selected due to their high concentration of credit unions. We focus our marketing efforts on credit unions with $5 million or more in assets, and geographic markets with an average concentration of more than 300 credit unions.


     Products and services
     ---------------------

     We provide numerous products and services to the credit union industry, such as:

     o A secure private network that enables individual credit unions to offer their services to their members via the Internet or an intranet. This network also facilitates business to business communication.

     o Secure Internet financial products, such as transactional banking services, that enable credit union members to view their account and loan balances and to make transfers between accounts, as well as bill paying services which allow credit union members to pay their bills online.

     o Secure Internet access for credit unions, with multiple layers of security features and dedicated connections designed to satisfy credit unions' need for confidential communications and secure transactional processing with one connection.

     o Secure consumer loan application and approval products, with required secure data fields for multiple credit bureaus.

     o E-commerce services to credit union members, including our Preferred Merchant Programs -- mortgage loan services and retail ISP services, Co-branded Portals -- personal start pages, shopping and travel online, and Web Site Promotion and Traffic Control Tools for vendors -- ad serving, search engine placement, and visitor analysis.

     Our products are priced in a way that permits our credit union customers to offer Internet banking services to their members at a flat monthly rate.

     Overview
     --------

     The credit union industry. A credit union is a non-profit, cooperative financial institution, owned and controlled by the members who use its services. Credit unions are either state or federally chartered. The Credit Union Membership Access Act of 1998 allows credit unions to solicit new members outside the once restricted field of membership, and allows credit unions to offer generally the same products and services as other financial institutions such as banks and savings and loan institutions.

     In the United States:

     o there are approximately 12,600 credit unions with combined assets of over $375 billion

     o these 12,600 credit unions service approximately 73 million members

     o approximately 6,100 of these credit unions have assets of over $5 million

     o these larger credit unions service approximately 70 million members and have combined assets of approximately $366 billion


     The Internet phenomenon. The widespread adoption in recent years of public and private electronic communications networks, including the Internet, intranets and extranets, has impacted the manner in which organizations communicate and conduct business. These advanced networks provide an attractive medium for communications and commerce because of their widespread reach, accessibility, use of open standards and ability to permit interactions on a real-time basis. At the same time, they offer businesses a user-friendly, low-cost way to conduct a wide variety of commercial functions electronically. Nielsen/NetRatings estimates that the number of people who had Internet access from homes in the United States in 1999 was 119 million or approximately 50% of the U.S. population.

     In recent years, the development of the Internet, intranets and extranets has enabled users of personal computers to access and interact with a broad range of information sources. Financial institutions rapidly are adopting network communications to conduct electronic banking and provide customers with access to their account information.


     The Internet and credit unions. We believe financial institution customers increasingly will demand more convenient and more interactive access to financial information and services. Competitive pressures are driving banks and credit unions to increase the quality and cost-effectiveness of such services. New opportunities exist to employ available and emerging technologies to automate and enhance a credit union's interactions with its members.

     Traditionally, credit unions have used trained service representatives to serve as the link between their customers and the information systems that stored and processed the customers' account information. Reliance on people alone to perform service functions is expensive and limits growth. Labor costs tend to grow proportionately with increased demands for service. In addition, the time required to hire and train service personnel limits the speed with which credit unions can respond to customer demand or new competitive service offerings. Our solution is to provide credit unions with network-based technologies that enable their members to serve themselves through automated, interactive access to financial information and services.

     As technologies continue to advance for network-based solutions, financial institutions will be able to deploy increasingly sophisticated network applications. Given its relatively late arrival, online banking is just now beginning to build momentum. A study conducted by Gomez Advisors found that as of the first quarter of 1999, nearly 40% of the top 100 banks in the United States are offering online services. Online Banking Report of January, 1998 estimates that by the end of 2000, 17.5 million households will be using online banking and/or a bill payment application.


     Despite this momentum, the market for Internet based network financial services is new and uncertain. As of the date of this prospectus, our products and services have been sold to credit unions located in Colorado and 20 other states. While we are marketing our products and services across the country, we cannot be sure that they will sell as well in the new markets as they have in Colorado.


     Important questions remain about the use of the Internet for financial services, such as security, reliability, ease of access, cost of access, quality of service and costs of service. The answers to those questions may affect the growth of Internet use in ways we can't predict today. As a result, we also can't accurately predict the size of the market for Internet based financial services or the rate at which the market will grow. If it fails to grow, or grows more slowly than we expect, or it is becomes saturated with competitors, our business, financial condition and operating results will be materially and adversely affected.

     Our strategy
     ------------

     Our goal is to become the largest Internet/intranet provider to credit unions. We plan to achieve that goal by implementing the following strategies:

     Focus on providing a secure industry network. As the use of the Internet grows for the delivery of timely and confidential financial information, security issues become critical. With technological advances, there is an increased opportunity for electronic intruders, or "hackers", to conduct successful attacks. The increased interconnectivity of information networks has given hackers more opportunities to invade many companies' information systems. We believe the trend of breaches in security will continue.

     Credit unions require a secure network environment for systems that handle their members' financial data. We believe credit unions prefer the reliability and security a private network can offer. Our network uses dedicated phone lines to our credit union customers, limiting access to the network and maintaining constant control of the information being transmitted.

     When the credit union provides its members with Internet access to account information and financial services, the concern with security becomes more acute. The Internet side of our network uses multiple security safeguards - firewalls, data encryption, digital certificates and the JAVA(R) programming language.

     Firewalls act as the gate keeper between the Internet and the private network. They are designed to allow external access to networks only from authorized sources, and can also block data packets from specified addresses from entering or exiting the network. Our network uses industry standard firewall products.

     Our network also uses public key encryption whenever data is exchanged with the Internet for Internet banking and bill pay services or for our share draft repository system. In public key encryption, cryptographic software is used to generate an electronic "private key" and a mathematically related "public key". The software encrypts the data using the public key, in a way that allows the data to be recovered only by someone with the proper private key. This technique provides a "session key" for each user session, assuring that the information came from a specific source and was not altered in transit. In this way, personal information can be sent across public networks without compromising its confidentiality.

     We use digital certificates provided by an independent certificate authority on all of our secured web servers - internet banking, secure forms server, and share draft repository server. Digital certificates verify the identity of the web server being used and that the owner of that server is authorized to allow encryption. Digital certificates are also used to create a unique session key for each connection.

     As an added layer of security for the user, we use the JAVA(R) programming language to control Internet banking and bill pay sessions. The JAVA(R) programs, called "applets", used in these sessions run within the user's Internet browser, and are not allowed to access the user's hard drive without specific authorization. Because the programmer of the applet can't read or write to memory locations in the user's computer, this technology minimizes the opportunity to introduce destructive coding, such as a virus, to the user's computer.

     Continued development of feature-rich applications. Our products have been designed using "thin client architecture" which includes complete Internet capability as well as our proprietary messaging features and industry standard security features. With thin client architecture, the applications being run are not permanently stored on the user's computer. Instead, the applications reside on our server. The user logs on to our server, and can then access and run the applications remotely to process data. After the online connection is terminated, the applications are erased from the user's computer memory. This enables us to maintain control over our proprietary software since we do not provide permanent copies to our users, and enables us to make upgrades of our software immediately and efficiently available without having to physically distribute individual copies. Thin client architecture also minimizes our credit union customers' need to constantly upgrade their hardware in order to keep up with the technology required to store and maintain our application software. This results in cost savings to our credit unions and minimizes the burdens associated with administering hardware and software upgrades. Because our network uses the JAVA(R) programming language, which is platform independent, it allows many kinds of systems to talk to each other and share applications. Our transactional banking products also provide scalability, distributive and centralized implementation, and access using Web-enabled cellular devices.

     Development of new products and services. Concurrently with expanding our Internet/intranet network, we plan to expand our product offerings for credit unions. We recently began offering our bill paying and automated virtual loan applications services.

     We believe credit unions connected to the Internet will want to provide their membership access to a variety of products and services to increase membership retention and build customer loyalty. To meet this need, we are establishing a co-branded affinity program through which we will be a reseller of various products and services provided by third party vendors to credit union members. Our network model allows the addition of these products as they become available.

     Our first affinity agreement was executed on August 18, 1999 with MoneyLine America, LLC to provide online mortgage lending services for our
credit unions and their members through our network.   MoneyLine is the
exclusive cavion.com-approved online mortgage lender. The agreement calls for minimum annual payments to us of $300,000 in the first year, beginning in September 1999, and escalating to $1,000,000 in years six through ten, provided that we have at least 1,500 credit unions, or 12% of U.S. credit unions, on our network by the end of the third year.

     In connection with our business-to-business services, we entered into a contract with Cardinal Services Corporation, a credit union-owned website design firm under which Cardinal Services will purchase and license for resale our Internet transactional banking, bill pay, and kiosk enabling software at a discount which they will then offer to their credit union customers. We refer our credit union clients and prospects to Cardinal Services for website design. Cardinal Services will refer its credit union clients and future prospects to us for connectivity and secure Internet products and services.

     Other products and services we plan to offer through our affinity program include, for example, the following:

     o    long-distance telephone service

     o    new vehicle transactions

     o    retail ISP

     o    consumer products

     o    insurance products

     o    real estate transactions

     o    travel/rent-a-car services

     o    local services, such as concert and movie tickets

     Each of our credit union customers will decide which products and services to make available to their respective members. Our credit union customers will be provided opportunities to co-brand and endorse these offerings to their members. We can customize a variety of options for each credit union and interactively link the credit union's website to cavion.com's affinity sponsors and affinity websites.

     Plan of operations
     ------------------

     We target expansion of our network to do business with over 2,400 credit unions across the United States. Through this expansion our goal is to:

     o provide access to Internet/intranet services to credit unions serving 28 million members, with combined assets of over $146 billion

     o offer affinity products to our credit union customers to generate increased revenue

     o    develop new products based on proprietary intellectual property


     To manage new customers connected to our credit union network, we plan to establish a number of local offices in key strategic locations in the United States. Each local office will be located in a key strategic market with an average concentration of more than 300 credit unions. Local offices will be opened upon the hiring of sales agents to service the territory. We have hired sales personnel for 12 of our sales territories and recruiting efforts are underway for the rest of our planned additional sales territories.


     On October 22, 1999, we entered into an agreement with Convergent Communications Services, Inc. to establish and maintain connectivity between our network and our customers. When our network is completed, we expect to have excess bandwidth available to multiple data centers so that network traffic can be rerouted between data centers when circumstances require. This architecture is designed for redundancy and disaster recovery, allowing us, with the cooperation of our telecommunications provider, to pick up traffic temporarily from a nonfunctional data center. One of our directors, John R. Evans, is the chief executive officer and chairman of the board of Convergent Communications, Inc., the parent company of Convergent.

     Our Denver data center is completed and fully operational. Our expanded Denver data center, and our data centers in Livonia, Michigan and Memphis, Tennessee, are currently under construction and will be fully operational during the first quarter of 2000.

     We recently entered into an agreement with Mission Critical Recovery, Inc. under which Mission Critical will use our private CUiNET(R) business to business communications network to offer their services. Their services will include secure electronic storage of critical data files, called electronic vaulting, and data disaster recovery services. In exchange, Mission Critical will provide us with electronic vaulting.

     In order to provide our Internet based network products and services to our customers, we must purchase a large quantity of telecommunications services from providers of those services. Because of that, our financial results depend greatly on the amount we pay for those services and our efficiency in using them. We expect that Convergent will provide and manage our entire network infrastructure, contracting with underlying local providers as necessary. Therefore, our business will be critically dependent on Convergent's delivery and maintenance of our network connectivity. Although the amounts we pay for telecommunications services are passed through to our customers, if one or more of our telecommunications providers are unable to provide the volume or level of service required, our ability to carry out our business plan will be impaired and our business, our financial condition and our results of operations will be materially and adversely affected. In addition, we get most of our revenue from recurring sales of our products and services. This revenue cannot be earned until the telecommunications provider installs a dedicated telecommunications circuit for our new credit union customer. This installation can take from one to three months, or longer in some cases, after we sign up a new customer.

     Market
     ------

     We believe that the increased usage of the Internet and the increasing demand for networking products and services will provide an excellent opportunity for us to grow our business. Credit unions that move rapidly to implement a full-featured, well-conceived network have an opportunity to enhance the value of their individual client relationships. Nationally, approximately 12,600 credit unions serve approximately 73 million customers. We have targeted the approximately 6,100 credit unions with more than $5 million in assets each for our marketing efforts.

     Marketing strategy
     ------------------

     Our sales team uses a face-to-face sales strategy that emphasizes:

     o the features and functions of the network, such as online bill paying, connectivity to credit union vendors, Internet access and transactional banking

     o    the fact that the network is host independent

     o a bandwidth pricing model not directly driven by transaction volume

     We charge the credit unions connected to our network a fixed monthly rate based on the amount of bandwidth they anticipate using. As transactions over the network increase and as the number of members accessing a credit union's website increases, the credit union will need to increase the amount of bandwidth it uses. Each incremental increase in bandwidth involves a price increase. As of the date of this prospectus, only one of our credit union customers has increased its bandwidth requirement, but we anticipate other customers will do so in the future.

     We intend to place a direct sales force in each of our 18 planned sales territories and to hire individuals who are familiar with the credit union industry, are known by the credit unions in the sales territory and have established relationships within the industry. Sales agents will initially contact the primary decision makers, usually the president, at the credit unions in their territories. The sales agent's job will be to sell the idea of a secure, private network with Internet access, emphasizing the features offered by our network, including the security features as well as, the ability of the credit union to reduce personnel and administrative costs even while providing 24 hour service to its membership.

     We have implemented an automated system to measure each credit union's usage of the network. By monitoring each credit union's connect usage, sales agents can advise existing customers of their need to increase bandwidth. We also have established an informal marketing/endorsement arrangement with a credit union league in Colorado which has provided significant marketing advantages. We plan to target credit union associations and leagues in other markets, such as North Carolina, where serving a league is likely to enhance our profile with credit unions in the region. The North Carolina Credit Union League signed with us in March 1999 to provide secure ISP services to their management and employees. The Missouri Credit Union System joined our network in November 1999 to transport their check clearing data using our e-draft software. We plan to use this relationship in our sales efforts with credit unions in Missouri.

     Competition
     -----------

     We operate in a highly competitive environment against a number of network application developers and providers of online banking services. Additionally, there is continuous market pressure among market participants to offer new and innovative products and services. Moreover, in this field, technological and new product development proceeds rapidly and market share can be gained and lost in very short time periods.

     A number of public and private companies compete with one or more of the individual products and services offered by cavion.com. These competitors include Digital Insight, Symitar Systems, Inc., Database Management Services, Virtual Financial Services, Inc., CFI and Fiserv, Inc. Any of these companies, as well as other potential competitors, could in the future offer a combination of products and services to credit unions similar to the combination offered by us. Presently, we believe all these companies have greater financial, personnel and operational resources than we have. We think that, as the Internet transaction and network services we sell are purchased by more of our customers, other competitors will enter the market to compete aggressively with us, including some larger, established companies. Competition may also increase if there is a consolidation in the software and networking industries, particularly if one or more of our competitors is acquired by a larger provider of products and services to the banking industry as a means for the larger company to penetrate the credit union market.

     Customers/rate of growth
     ------------------------


     We launched our credit union strategy in January 1998. In our first three months of operations, we connected seven credit unions to the network. We believe that we were the first Internet service provider in the country to provide credit unions with secure transactional banking and Internet service. By the end of August 1998, we were delivering secure Internet access to 13 credit unions, including our first credit union outside of Colorado, and one credit union league. As of the date of this prospectus, our network includes 92 credit unions and 10 credit union leagues, corporate credit unions, vendors and other entities. Approximately 63% of these customers are located in states other than Colorado.


     Intellectual property and proprietary rights
     --------------------------------------------

     We believe that our proprietary secure communications network, which we brought to market before most of our competitors, gives us a significant competitive advantage in providing Internet based network products and services to the credit union market. We rely on copyrights, trademarks, service marks, nondisclosure agreements, confidentiality provisions, trade secret laws and general technical and practical security measures to protect our intellectual property.

     We have applied for federal registration of the trademark and service mark "Cavion" and have registered the service mark "CUiNET". We also claim a service mark in the name "cavion.com," although we have not yet applied for a federal registration of that name.

     We hold no United States or foreign patents covering our technology and we have no pending patent applications. We have copyrights in software and marketing materials used or related to our business, although we have not registered any of our copyrights. While we expect to evaluate the feasibility of making patent filings, registering our copyrights and registering additional trademarks and service marks in the future, no assurance can be given that any of our intellectual property will be entitled to patent, copyright or trademark protection. We treat much of our technology as trade secrets and take what we consider to be appropriate measures to maintain the secrecy of our technology. Our strategy in protecting our trade secrets includes limiting access only to key employees who have a need to know our trade secrets in order to perform their services, and who have signed confidentiality and nondisclosure agreements. We further prevent unauthorized access to or disclosure of our trade secrets by way of technical blocks built into our technology. Despite our efforts to protect our proprietary software, in which we claim both copyrights and trade secret protection, third parties may still attempt to copy or use it, and others may develop similar technology independently. There can be no assurance that the measures we take to protect our intellectual property rights, or the formal applications and registrations we may undertake in the future, will deter unauthorized use, copying, reverse engineering or destruction of our proprietary technology and other intellectual property, or that we will have adequate legal redress in such cases.

     We currently use security technology under license from third parties. We believe that our products and services, including our trademarks and other intellectual property rights, do not infringe on the proprietary rights of third parties. It is possible, however, that third parties will assert infringement claims against us in the future with respect to products or services we currently offer or may offer in the future, or with respect to technology we utilize under license from others. Any litigation resulting from assertions of infringement, even if the claims are false, could be time consuming and expensive to defend. Given the limited number of our key employees, any litigation could materially disrupt our on going efforts to develop and expand our business and technology.

     Property
     --------


     Our corporate headquarters are currently located at 7475 Dakin Street, Suite 607, Denver, Colorado in an office facility where we lease approximately 4,600 square feet under a lease that expired on December 31, 1999 and was extended for one month. We have entered into a lease for a 14,400 square foot facility at 6446 S. Kenton St. in metro Denver and plan to relocate our corporate headquarters there at the end of January 2000. We maintain our local communications switch in an office facility in Colorado Springs, Colorado which we lease on a month-to-month basis. We plan to establish sales and engineering office space in leased facilities across the United States. As of the date of this prospectus, we have leased eleven such facilities in Raleigh, North Carolina, Bloomington, Minnesota, San Diego, California, Sacramento, California, Newark, Delaware, Portland, Oregon, Livonia, Michigan, Bradenton, Florida, Memphis, Tennessee, St. Louis, Missouri, Dallas, Texas, Chicago, Illinois and Braintree, Massachusetts. Although we will continue to expand the number of facilities as we grow, none of the individual leases are material to us.

     We maintain our computer system in our metro Denver facility. We currently maintain an insurance policy covering this equipment for full replacement value. We also carry general liability insurance, errors and omissions insurance and Internet security insurance policies. This insurance may not cover all future claims. If a large claim is successfully asserted against us, we might not be covered by insurance, or the claim might be covered but cause us to pay much higher insurance premiums or a large deductible or copayment. Furthermore, regardless of the outcome, litigation involving customers, credit union members or even insurance companies disputing coverage could divert management's attention and energies away from operations.

     Employees
     ---------

     We currently employ 53 full-time employees, including 7 in development, 20 in engineering, 19 in sales, and 7 in general and administrative, 5 of whom are in accounting. None of our employees are represented by a labor union, and we have never experienced a work stoppage. We consider our relationships with our employees to be good.


     Government regulations
     ----------------------

     We are not required to obtain a Federal Communications Commission license as a telecommunications carrier, but may be required to comply with FCC regulations applicable to non-dominant telecommunications carriers, including payment of "universal service" fees on end user revenues not derived from Internet access services. Several telecommunications carriers are advocating that the FCC regulate the Internet in the same manner as other telecommunications services by imposing access fees on Internet service providers. Any such regulation could substantially increase the cost of communicating on the Internet thus slowing the growth of Internet use and the demand for our products and services. Any regulation of the Internet under new interpretation of existing laws could materially and adversely affect our business operations results and financial conditions.

     While we are not subject to the Glass-Steagall Act of 1933, the Bank Holding Company Act of 1956, the Competitive Equality Banking Act of 1987, the Federal Credit Union Act of 1934, nor are we regulated by the National Credit Union Administration or the Federal Reserve Board, we are concerned with regulations governing financial institutions, especially credit unions, and how those regulations will affect the market and our ability to provide services as presently planned.

     A credit union is a cooperative financial institution, owned and controlled by the members who use its services. Credit unions are non-profit organizations that are state or federally chartered. Credit unions are regulated closely by the NCUA.

     On August 7, 1998, the Credit Union Membership Access Act of 1998 was signed into law. Title I of the Act permits federally chartered credit unions to solicit credit union members from more than one occupational group so long as each group has fewer than 3,000 members. The Act also allows credit unions to make business loans to its members as long as the total amount of such loans does not exceed 1.75 times the credit union's actual net worth. This limitation does not apply to credit unions chartered primarily to make business loans, to serve low-income members, or as community development financial institutions. Full implementation of the Act requires issuance of regulations by the NCUA. The Act will potentially increase the activity of federal credit unions in the financial marketplace as it presents new opportunities for the federal credit unions to expand their customer base.

     Legal proceedings
     -----------------


     At LanXtra's shareholders meeting on January 15, 1999, to consider the sale of LanXtra's assets to us, Kirk W. Dennis, a LanXtra shareholder holding 50,000 shares, or 17.45% of its outstanding shares at the time, voted against the transaction. Under Colorado law, a shareholder voting against a sale-of-assets transaction has the right to dissent from the sale and obtain payment of the fair value of the shareholder's shares. Fair value, in general, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects. We have assumed the liability, if any, of LanXtra to the dissenting shareholder. On or about March 12, 1999, Mr. Dennis demanded payment for the value of his 50,000 shares immediately before the effective date of the asset sale which he asserted to be $250,000. Because we could not reach an agreement with Mr. Dennis as to the fair value of his shares, we filed a lawsuit against him, as we were required to do under Colorado law, on June 1, 1999 to resolve the matter. The case is titled LANXTRA, INC.
V. KIRK W. DENNIS, Case No. 99 CV 3583 in the District Court, City and County of Denver, Colorado. While we could be required to pay him the fair value of his shares as determined in that proceeding, we believe that the value paid on account of these shares under the asset purchase agreement is greater than the amount which he could recover under Colorado law and substantially less than the current value of the shares. Because of that, we have not reserved any funds to cover payment of the liability. If Mr. Dennis nevertheless obtains an award of a substantial amount as fair value, it could have a materially adverse effect on our financial condition. Further, a payment to this dissenting shareholder could result in the transaction in which we purchased the business of LanXtra becoming a taxable transaction, which could expose us to significant tax liability.


     Two former employees have filed claims against us with the Denver office of the Equal Employment Opportunity Commission alleging gender discrimination. We believe there is no factual basis for the claims and we intend to vigorously defend them.

     Company history
     ---------------

     We were originally incorporated under the name Network Acquisitions, Inc. in August 1998 for the purpose of acquiring the assets and business operations of LanXtra, Inc. LanXtra was incorporated in June 1992 under the name Sigmacom Corporation and was originally engaged in the business of integrating computer networks and communications technologies for large business and government clients. In 1997, LanXtra created a software development division to develop network-based financial services software for credit unions. In December 1997, LanXtra sold its network integration business. Using funds received in the sale, the software development group continued as a start-up, and began building the business we eventually acquired in 1999. On January 27, 1998, LanXtra changed its name from Sigmacom Corporation to Cavion Technologies, Inc., and, on February 1, 1999, to LanXtra, Inc. The assets of LanXtra were transferred to a newly-formed company called Zutano, LLC on July 1, 1999 and LanXtra was dissolved on July 2, 1999.

     Prior to our acquisition of substantially all of the assets and business operations of LanXtra, including the assumption of LanXtra's liabilities, we did not conduct any business operations except preparation for the acquisition, including providing bridge funding to LanXtra with funds raised through a private placement of promissory notes and related warrants. The definitive purchase agreement between us and LanXtra was signed on December 31, 1998, and closed on February 1, 1999. On February 1, 1999, we changed our name to Cavion Technologies, Inc. and began to conduct some of our business under the trade name cavion.com.

                                Management
                                ----------


Executive officers and directors
--------------------------------

     Name                     Age     Position
     ----                     ---     --------


                                      David J. Selina     50   President,
                                      Chief Operating Officer, Chief
                                      Executive Officer and Director

     Marshall E. Aster         46     Chief Financial Officer

                                      Jeffrey W. Marshall 34   Vice
                                      President of Software Development
                                      and Director

     Andrew I. Telsey          46     Director

     Stephen B. Friedman       58     Director

     John R. Evans             45     Director


Key employees
-------------

     Name                     Age     Position
     ----                     ---     --------
                                      Daniel W. Dudley    40   Vice
                                      President of Affinity Products

                                      Christopher Knauer  33   Vice
                                      President of Network Services

                                      Marvin C. Umholtz   48   Vice
                                      President of Sales & Marketing

     DAVID J. SELINA. Mr. Selina has served as our president, chief operating officer and a director since February 1, 1999. He was also appointed as our chief executive officer and chairman of the board on March 19, 1999. Mr. Selina was the president and chief operating officer of LanXtra, Inc. from December 1997, and a director from January 1998, until that company's dissolution in July, 1999. Mr. Selina is a manager of Zutano LLC, a company formed in May 1999 to hold the assets of LanXtra, Inc. From June 1995 to June 1997, Mr. Selina was the president and CEO of Lasertec, Inc., a mailing and fulfillment operation in Auburn Hills, Michigan. He was the regional manager of the Credit Union Services Division for Electronic Data Systems from November 1993 to June 1995. At EDS, Mr. Selina was responsible for five separate data processing products serving credit unions. In 1993, Mr. Selina participated in the sale of World Computer Corporation, a $23 million company, to Electronic Data Systems. World Computer was a leading provider of data processing systems and services to credit unions throughout the U.S. and Canada. Mr. Selina held various management positions, including president and chief executive officer, at World Computer, from March 1986 to November 1993. Mr. Selina received his education at Henry Ford Community College and Oakland University, both located in southeastern Michigan, between 1970 and 1976.

     MARSHALL E. ASTER. Mr. Aster became our chief financial officer on March 8, 1999 and our secretary on March 22, 1999. Mr. Aster was the chief financial officer at Intertech Plastics, Inc., a plastics manufacturer in Denver, Colorado from May 1997 to July 1998. Prior to that time, he served in the positions of vice president of Finance and Administration and senior vice president of Finance and Administration at EDI, Inc., a technology based information service located in Los Angeles, California, from October 1989 until May 1997. Mr. Aster also served in the positions of director, vice president and senior vice president of Corporate Financial Planning at Lorimar-Telepictures Corporation, an entertainment company, from March 1984 to October 1989. He is a member of AICPA and Colorado Society of CPAs. He is also a director for the Financial Executive Institute's Rocky Mountain Chapter. He received a Bachelor of Science in accounting in 1975 from the State University of New York in Binghamton, New York.

     JEFFREY W. MARSHALL. Mr. Marshall has served as our vice president of Software Development since February 1, 1999. He became one of our directors on May 27, 1999. He was the vice president of Software Development at LanXtra, Inc. from December 1997 until he joined us. Prior to his promotion to vice president at LanXtra, he was a software engineer since July 1996. At LanXtra, Mr. Marshall was responsible for the design and development of Internet software interfaces including, transactional banking, bill paying, smart cards and multimedia kiosks. Mr. Marshall was a programmer for Chemical Waste Management, a waste treatment concern in Denver, Colorado from September 1994 to July 1996. At Chemical Waste Management, he developed lab database software and technical services billing software. From August 1993 to September 1994, Mr. Marshall developed relational database software for Williams Thatcher Rand/Milliman & Robertson, actuarial consultants in Denver, Colorado. He received a degree in mathematics from Colorado State University in 1991.

     ANDREW I. TELSEY. Mr. Telsey has served as one of our directors since January 1, 1999. He also served as our president, secretary and treasurer from January 1, 1999 to February 1, 1999. Since 1984, Mr. Telsey has been employed by Andrew I. Telsey, P.C., a private legal practice founded by Mr. Telsey that same year. Mr. Telsey's firm emphasizes business law, including transactions, securities compliance matters, and mergers and acquisitions. From January 1997 to the present, Mr. Telsey has been the president, a director and the sole shareholder of Venture Funding, Ltd., a privately held investment banking firm, whose primary activities include identifying companies exiting their development stage, providing funding for such companies and taking companies into the public market. Venture Funding, Ltd. is our largest shareholder. Mr. Telsey is an officer and director of one reporting company under the 1934 Act, Mully Corp., a Nevada company which has not commenced operations. Between 1986 and 1988, Mr. Telsey served as president and director of International Financial Consultants, Ltd., a privately held corporation which prepared feasibility studies along international standards and performed due diligence efforts on behalf of international entities interested in financing commercial and residential real estate projects and acquiring businesses in North America. Mr. Telsey received a Bachelor of Arts degree in politics and a New York teaching certificate from Ithaca College in 1975 and a Juris Doctorate degree from Syracuse University in 1979.

     STEPHEN B. FRIEDMAN. Mr. Friedman became one of our directors on April 1, 1999. He has been a business consultant to various companies from January 1997 to the present. Mr. Friedman was the president of the Asia/Pacific division of American Express Company, a travel related service company located in Tokyo and Hong Kong from July 1993 to December 1996. Prior to that time he served in various executive positions at American Express from October 1978 to June 1993. Mr. Friedman was the vice president and general counsel at Carte Blanche Corporation, a credit card company located in Los Angeles, California, from 1969 to 1978 and corporate counsel for the Securities Division of the California Department of Corporations from 1967 to 1969. He received A.B. in political science from the University of California at Los Angeles in 1963 and L.L.B. degree from the same University in 1966.

     JOHN R. EVANS. Mr. Evans became one of our directors on October 25, 1999. He is one of the founders of Convergent Communications, Inc. in Englewood, Colorado, where he has served as it chief executive officer and chairman of the board since 1995. Prior to that time, he served as the chief financial officer and executive vice president of ICG Communications, Inc. in Englewood from 1991 until December 1995. Before joining ICG, Mr. Evans was the controller of Shaw Industries for three years. He held various senior accounting and treasury management positions for five years with Northern Telecom Canada Ltd. in Lakewood, Colorado, including strategic financial planning, analysis and budgeting, and held various audit and management information systems positions during six years with Coopers & Lybrand in Toronto, Canada. He received a Bachelor of Commerce Degree from McMaster University in Hamilton, Ontario in 1978 and became a Canadian chartered accountant in 1982.

     DANIEL W. DUDLEY. Mr. Dudley became our vice president of Affinity Products on June 1, 1999. From April 1997 to May, 1999, Mr. Dudley was the senior vice president and general manager at SkyTeller, L.L.C. in Denver, Colorado, where he was responsible for the development and implementation of that company's Global Distribution System and Internet foreign currency businesses. From December 1991, he was director of Performance Consulting at The Polk Company in Denver, providing advanced technologies consulting to direct marketing companies. In January 1995, The Polk Company promoted him to vice president of List and Data Products, with strategic responsibility for leading database products, and he served in that capacity until April 1997. Mr. Dudley received his B.B.A. in finance in 1982 and his M.S. in operations research in 1990, both from The George Washington University in Washington, D.C.

     CHRISTOPHER KNAUER. Mr. Knauer became our vice president of Network Services on August 2, 1999. From January 1999 to July 1999, Mr. Knauer was a senior manager of Internet Customer Implementation Management at Level 3 Communications in Broomfield, Colorado, where he helped streamline processes for faster flow-through provisioning and project management of implementing Internet provider products. From November 1997 to December 1998, Mr. Knauer worked for Qwest Communications in Denver, Colorado, where he served as a senior manager of Technical Services until he was promoted to director of Data Center Engineering in May 1998. At Qwest he was involved with the design of LAN and infrastructure requirements for nationwide Internet provider center rollout. Prior to that time, from April 1996 to November 1997, Mr. Knauer was the systems administrator at SuperNet which was acquired by Qwest. His earlier career was involved with broadcasting companies, the last of which was Secret Communications in Denver, Colorado, where he was the manager of Information Services from March 1994 until April 1996. At Secret he worked with the design and rollout of internal network systems, implementation of one of the first media websites in the country and managed the NT/Linux/Novell network.
Mr. Knauer received his education in communications at DePauw University in Greencastle, Indiana.

     MARVIN C. UMHOLTZ. Mr. Umholtz became our vice president of Sales & Marketing on September 1, 1999. From April 1999 until his promotion to vice president he served as our eastern region sales manager. From October 1997 to April 1999, Mr. Umholtz was an independent consultant and strategic planner serving credit unions, credit union service organizations and credit union vendors. From April 1990 to September 1997, he worked for the Michigan Credit Union League and its subsidiary, CUcorp, in Lansing and Plymouth, Michigan. While there he served as senior vice president of the Government and Public Affairs Group until he was promoted to executive vice president and chief operating officer of Association Services in June 1992. Mr. Umholtz also served in the same positions at CUcorp between November 1994 until September 1997. In these positions he administered a correspondent credit and debit card program, marketed insurance and financial products to credit unions to serve their members and customers, launched the Michigan credit union electronic funds transfer think tank, and represented the association and its member credit unions with state and federal regulators, lawmakers and the media. Mr. Umholtz received his education in communications and political science from the University of Kansas in Lawrence, Kansas.


Committees of board of directors
--------------------------------

     Until December 16, 1999, the board of directors acted as our compensation committee. On that date, Messrs. Friedman and Evans were appointed as members of the compensation committee by the board. They are persons who qualify to serve on the committee under the provisions of Rule 16b-3 of the Securities Exchange Act of 1934 and Treasury Regulation
Section 1.162-27(e)(3). The compensation committee evaluates our compensation policies and administers our Equity Incentive Plan. The audit committee will review the scope of our audit, the engagement of our independent auditors and their audit reports. The audit committee will also meet with the financial staff to review accounting procedures and reports. The audit committee currently consists of Messrs. Telsey, Friedman and Evans.


Director compensation
---------------------


     While we do not pay directors cash compensation, they are reimbursed for the expenses they incur in attending meetings of the board or board committees. Directors may receive options to purchase common stock awarded under our Equity Incentive Plan at the discretion of the compensation committee. Mr. Telsey was granted a ten year option to purchase 27,500 shares on March 19, 1999, subject to vesting of 6,875 shares at the end of each calendar quarter beginning June 30, 1999. Mr. Friedman was granted a ten year option to purchase 27,500 shares on April 1, 1999 subject to the same vesting schedule as Mr. Telsey. All of their options were granted at the private placement price of $3.00 per share. Mr. Evans was granted a ten year option, at $6.50 per share, the price per share of the shares sold in our initial public offering, to purchase 27,500 shares on October 25, 1999, subject to vesting of 6,875 shares at the end of each calendar quarter beginning December 31, 1999.


                          Executive Compensation
                          ----------------------

     The following table sets forth information for the last three fiscal years ended December 31, concerning compensation we paid to the chief executive officer and the other two most highly compensated executive officers we employed during such fiscal years.
                        Summary compensation table
                        --------------------------

                                             Annual Compensation
                                     ------------------------------------
                                     Fiscal                  Other Annual
Name and Principal Position           Year    Salary  Bonus  Compensation
---------------------------          ------  -------- -----  ------------


David J. Selina                       1999   $120,083  -0-       -0-
   President, Chief Executive         1998   $105,402  -0-       -0-
   Officer and Chief                  1997   $  8,333  -0-       -0-
   Operating Officer

Jeffrey W. Marshall                   1999   $113,833  -0-       -0-
   Vice President of                  1998   $ 76,333  -0-       -0-
   Software Development               1997   $ 56,426  -0-       -0-

Craig E. Lassen                       1999   $ 37,369  -0-     $35,000
   Former Chairman of the Board       1998   $ 75,481  -0-       -0-
   and Chief Executive Officer        1997   $ 68,747  -0-       -0-


     o The compensation paid to Mr. Selina in 1997, 1998 and the first month of 1999 was paid by LanXtra, Inc. He became employed by LanXtra in December 1997 and payment of the amount reported for 1997 was deferred until January 1998. Mr. Selina did not become an officer of cavion.com until February 1, 1999.

     o The compensation paid to Mr. Marshall in 1997, 1998 and the first month of 1999 was paid by LanXtra. Mr. Marshall did not become an officer of cavion.com until February 1, 1999.

     o The compensation paid to Mr. Lassen in 1997, 1998 and the first month of 1999 was paid by LanXtra. Mr. Lassen did not become an officer of cavion.com until February 1, 1999. His resignation as an officer and as a director of cavion.com was effective March 18, 1999. The other annual compensation for Mr. Lassen consists of payments for consulting services.

     The named executive officers did not receive perquisites or other personal benefits the aggregate annual amount of which was the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such executive officer.


                   Option/SAR grants in last fiscal year

     The following table sets forth the information concerning individual grants of stock options and appreciation rights during the last fiscal year to each of the named executive officers:


                             Individual Grants

                    Number of         Percent of
                    Securities      Total Options/  Exercise
                    Underlying     SARS Granted to  or Base
                   Options/SARs      Employees in    Price   Expiration
Name                Granted(#)       Fiscal Year     ($/Sh)     Date

David J. Selina     150,000                35%      $3.00      3-19-09
Jeffrey W. Marshall  50,000                12%      $3.00      3-19-09
Craig E. Lassen       -0-                   0%        N/A        N/A

          o Of the options granted to Mr. Selina, 66,666 were incentive stock options and 83,333 were nonqualified stock options.

          o    All of Mr. Marshall's options were incentive stock options.


          Aggregated option/SAR exercises in last fiscal year and
                     fiscal year end option/SAR values

     The following table sets forth information concerning each exercise of stock options during the last fiscal year by each of the named executive officers and the fiscal year end value of unexercised options:



Number of
                                           Securities        Value of
                                           Underlying      Unexercised
               Shares                     Unexercised      In-the-Money
              Acquired                    Options/SARs     Options/SARs
                 on           Value        at Fiscal        at Fiscal
            Exercise(#)      Realized     Year-End(#)     Year-End($)(1)

                                          Exercisable/     Exercisable/
                                         Unexercisable    Unexercisable

D.J. Selina     -0-           $0        50,000/100,000 $237,500/$475,000
J.W. Marshall   -0-           $0        16,667/33,333    $79,168/$158,332
C.E. Lassen     -0-           $0             N/A               N/A

     To determine the values of unexercised in-the-money options described above, we used the closing price of the Class A common stock on December 31, 1999 of $7.75 as quoted on the Nasdaq SmallCap Market, minus the exercise price of $3.00, times the options which were either exercisable or the unvested options which were not exercisable on that date.



Employment agreements
---------------------

     Under an employment agreement dated February 1, 1999, David J. Selina agreed to serve as our president and a director. Under the agreement, Mr. Selina receives a base salary of $125,000 per year, participation in a cash bonus pool based upon our business goals and profitability as determined by disinterested members of our board of directors, as well as other employee benefits.

     Marshall E. Aster agreed to serve as our chief financial officer under an employment agreement effective March 8, 1999. Under the agreement, Mr. Aster receives a base salary of $105,000, participation in the bonus pool described above, and other employee benefits.

     Under an employment agreement dated February 1, 1999, Jeffrey W. Marshall agreed to be our vice president of Software Development at a base salary of $100,000 per year. Mr. Marshall is entitled to participate in the bonus pool described above, as well as other employee benefits. Effective May 1, 1999, our board increased Mr. Marshall's salary to $125,000 per year.


     Under all of these employment contracts, if any executive is terminated, other than for dissolution of cavion.com, death, disability or cause, or the executive resigns for good reason within three months after a change of control of cavion.com, the executive will be entitled to severance compensation. Severance pay is equal to twelve months of base salary as in effect at the time of termination, except for Mr. Aster, whose severance pay is equal to six months of base salary, increasing to twelve months on the first anniversary of employment if cavion.com is profitable on an after-tax basis at that time or, if it is not, on the second anniversary of employment.


     Craig E. Lassen agreed to serve as our chairman of the board and chief executive officer under an employment agreement dated February 1, 1999. Under the agreement, Mr. Lassen was to receive a base salary of $125,000, participation in the bonus pool described above, and other employee benefits. Mr. Lassen's resignation as chairman of the board, chief executive officer and a director was effective March 18, 1999. His resignation as an employee was effective April 16, 1999. In June 199 we entered into an agreement with Mr. Lassen under which he will provide up to 360 hours of consulting services relating to our business generally, including telecommunications matters, until April 15, 2000. He will receive a total of $75,000 as payment for his services.

     In addition, Mr. Selina, Mr. Aster, Mr. Marshall and Mr. Lassen each agreed under their employment contracts to protect our confidential information, to refrain from soliciting our customers or employees for a competing business, and to assign to us all rights in intellectual property developed during the term of employment that relates to our business. These obligations survive termination of employment for periods of one to three years, and in some cases longer.

                           Equity Incentive Plan
                           ---------------------

     Our board of directors adopted the Equity Incentive Plan as of March 19, 1999. The Plan provides for grants of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights to our designated employees, officers, directors, advisors and independent contractors. By encouraging stock ownership, we seek to motivate such individuals to participate in the increased value of cavion.com which their effort, initiative, and skill have helped produce.

     General. The Plan authorizes up to 750,000 shares of common stock for issuance under the terms of the Plan. No more than 250,000 shares in the aggregate may be granted to any individual in any three year period. If options granted under the Plan expire or are terminated for any reason without being exercised, or shares of restricted stock are forfeited, the shares of common stock underlying such grant will again be available for purposes of the Plan.

     Administration of the plan. On December 16, 1999, the compensation committee of the board of directors was appointed and now administers and interprets the Plan. Prior to that date, the board of directors was acting as our compensation committee. The compensation committee consists of two directors, Stephen B. Friedman and John R. Evans, each of whom is a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986 and related Treasury regulations. The compensation committee has the sole authority to:

     o determine the individuals to whom grants shall be made under the Plan

     o determine the type, size and terms of the grants to be made to each such individual

     o determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting

     o determine the total number of shares of common stock available for grants

     o    deal with any other matters arising under the Plan

     The board of directors, with members of the compensation committee abstaining, has the authority to make grants under the Plan to members of the committee and may also establish a formula by which grants will automatically be made to members of the compensation committee. The compensation committee has the authority to make grants to members of the board of directors other than committee members and may also establish a formula by which grants will automatically be made to board members.

     Grants.  Grants under the Plan may consist of:

     o options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code

     o    nonqualified stock options that are not intended to so qualify

     o    restricted stock

     o    stock appreciation rights


     Eligibility for participation. Grants may be made to employees, officers, directors, advisors and independent contractors of cavion.com and its subsidiaries, including any non-employee member of the board of directors. As of the date of this prospectus, 509,500 options were outstanding under the Plan.


     Options. Incentive stock options may be granted only to officers and directors who are employees. Nonqualified stock options may be granted to employees, officers, directors, advisors and independent contractors. The exercise price of common stock underlying an option will be determined by the compensation committee and may be equal to, greater than, or less than the fair market value but in no event less than 50% of fair market value; provided that:

     o the exercise price of an incentive stock option shall be equal to or greater than the fair market value of a share of common stock on the date such incentive stock option is granted

     o the exercise price of an incentive stock option granted to an employee who owns more than 10% of the common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant

The participant may pay the exercise price:

     o    in cash

     o by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price of the grant

     o by such other method as the compensation committee shall approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board

     Options vest according to the terms and conditions determined by the compensation committee.

     The compensation committee determines the term of each option up to a maximum of ten years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of the common stock may not exceed five years from the date of grant. The compensation committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

     Restricted stock. The compensation committee determines the number of shares of restricted stock granted to a participant, but may not exceed the maximum plan limit described above. Grants of restricted stock will be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the compensation committee may determine in its sole discretion. The restrictions shall remain in force during a restricted period set by the compensation committee.

     Stock appreciation rights. The compensation committee may grant a participant the right to receive, in cash, the amount of any appreciation in the value of our stock over the exercise price of the stock appreciation right, which is set by the committee at the time of grant. The compensation committee has the same discretion to determine the terms of stock appreciation rights, including exercise price and vesting schedule, that it has in the case of nonqualified stock options.

     Termination of employment. If a participant leaves our employment, other than because of retirement, death or disability, the participant will forfeit any stock options or stock appreciation rights that are not yet vested, and any restricted stock for which the restrictions are still applicable, unless the participant remains as a non-employee director, advisor or independent contractor.

     Amendment and termination of the plan. The compensation committee may amend or terminate the plan at any time, except that it may not make any amendment that requires shareholder approval as provided in Rule 16b-3 or Section 162(m) without shareholder approval. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the compensation committee.

     Acceleration of rights and options. If our board of directors or shareholders agree to dispose of all or substantially all of our assets or stock, any right or option granted will become immediately and fully exercisable during the period from the date of the agreement to the date the agreement is consummated or, if earlier, the date the right or option is terminated in accordance with the Plan. No option or right will be accelerated if the shareholders immediately before the contemplated transaction will own 50% or more of the total combined voting power of all classes of voting stock of the surviving entity (whether it is us or some other entity) immediately after the transaction.


     Section 162(m). Under Section 162(m), we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1.0 million paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include the value of stock options, restricted stock and stock appreciation rights granted under the Plan. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options as provided in a plan approved by shareholders that meets the requirements of Section 162(m). On March 8, 2000, we will ask our shareholders to approve the Plan at our special meeting of shareholders because, among other reasons, such approval will permit the grants of options under the Plan to meet the requirements of "performance-based compensation." Awards of restricted stock generally will not qualify as "performance-based compensation."


                          Principal Shareholders
                          ----------------------

     The following shareholder information about the beneficial ownership of our common stock, as of the date of this prospectus, provides the information for:

     o each person known by cavion.com to beneficially own more than 5% of the common stock;

     o    each of our directors;

     o    each of our executive officers; and

     o    our current directors and executive officers as a group.

                                             Number of
                                             shares of
                                            common stock
                                            beneficially       Percent of
Name of beneficial owner                       owned           ownership
------------------------                    ------------       ----------


Venture Funding, Ltd.                         898,602            19.1%
2581 S. Parker Road #720
Aurora, CO 80014

Boutine Capital, LLC                          738,370            15.7%
5460 S. Quebec St. #220
Englewood, CO 80111

David J. Selina                               314,361             6.5%
7475 Dakin Street #607
Denver, CO 80221

Marshall E. Aster                              30,000             <1%
7475 Dakin Street #607
Denver, CO 80221

Jeffrey W. Marshall                           248,897             5.3%
7475 Dakin Street #607
Denver, CO 80221

Andrew I. Telsey                              933,627            19.8%
2851 S. Parker Road, #720
Aurora, CO 80014

Stephen B. Friedman                            20,625             <1%
P.O. Box 8279
Beaver Creek, CO 81620

John R. Evans                                  22,255             <1%
4260 E. Plum Court
Greenwood Village, CO 80121

Craig E. Lassen                               307,305             6.5%
245 Poplar Street
Denver, CO 80220

All directors and executive officers
  as a group (6 persons)                     1,569,765           32.0%


     In the preceding table:

     o The sole shareholder of Venture Funding, Ltd. is Andrew I. Telsey, one of our directors.

     o The sole member of Boutine Capital, LLC is Julie Graham who is the spouse of Gary Graham, the president of First Capital Investments, Inc., the agent for our 1998 private placement of promissory notes and warrants, and an agent for our August 1999 private placement of promissory notes and warrants. Julie Graham is also the sole shareholder of First Capital Investments, Inc.

     o The shares owned by Messrs. Selina and Marshall include 3,306 and 5,509 shares of our Class B common stock, respectively. The Class B shares are currently convertible into the same number of shares of Class A common stock.

     o Mr. Telsey's shares include 898,602 shares owned by Venture Funding, Ltd. of which Mr. Telsey is the sole shareholder. They also include 14,400 shares owned by trusts for which Mr. Telsey is the trustee, but for which he disclaims any beneficial ownership to the shares owned by each of them.

     o Mr. Evans' ownership does not include 67,603 shares of common stock that Convergent Communications, Inc., of which he is the chief executive officer, chairman of the board and a principal shareholder, received when a distribution was made by Zutano of the shares of common stock LanXtra received for the sale of its assets to cavion.com. Mr. Evans disclaims beneficial ownership of the shares.

     o The shares owned by the executive officers and directors include or consist of the following shares acquirable upon exercise of stock options which are exercisable within 60 days of this prospectus: Mr. Selina 100,000, Mr. Aster 30,000, Mr. Marshall 33,333, Mr. Telsey 20,625, Mr. Friedman 20,625 and Mr. Evans 6,875.


     Unless otherwise noted, we believe all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Change in control
-----------------

     As far as is known to our board of directors or management, there are no arrangements, including any pledge by any person of securities of cavion.com, the operation of which might, at a subsequent date, result in a change in control of cavion.com.

                       Description of Capital Stock
                       ----------------------------

     Our authorized capital stock consists of 19,970,000 shares of Class A common stock, $.0001 par value per share; 30,000 shares of Class B common stock, $.0001 par value per share; and 10,000,000 shares of preferred stock, par value $.0001 per share.

Common stock
------------


     The Class A and Class B common stock are identical in all respects except that the Class B common stock is subject to an option, referred to as a put, for the holder to sell the shares to us at $7.00 per share, or in the alternative, a parallel option, referred to as a call, for us to buy the shares from the holder at $7.00 per share. According to the terms of the Class B shares, the put was exercisable only during a 60-day exercise period beginning on the date that is 30 days after the 100 Credit Union Date. The call was exercisable at any time after issuance of the Class B common stock and prior to the end of the exercise period. If at the end of the puts' exercise period neither the put nor the call has been exercised for any shares of Class B common stock, then each share of Class B common stock will automatically convert into one share of Class A common stock, effective on the day after the last day of the exercise period. After the closing of our initial public offering, we offered the Class B shareholders the option to immediately redeem their Class B shares at $7.00 per share or to convert each Class B share into one share of our Class A common stock. On December 31, 1999, we reached our 100 Credit Union Date, so we sent out exercise notices to the holders our Class B shares to inform them that the exercise period began on January 30, 2000. The holders of the Class B shares can either have us redeem their shares by March 30, 2000, or those shares will automatically be converted into the same number of Class A shares on March 31, 2000. The authorization for issuance of the Class B common stock was automatically terminated when the exercise notices were issued for the Class B common stock. As of the date of this prospectus, none of the Class B shares had been redeemed or converted. Holders of the common stock are entitled to receive, as, when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any dividend preferences that may be attributable to preferred stock that is outstanding. Holders of the common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote.


     There are no preemptive, conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution.

Preferred stock
---------------

     Our board of directors, without further action by the shareholders, is authorized to issue an aggregate of 10,000,000 shares of preferred stock in one or more series. Our board of directors may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. No such preferred stock may have voting rights except as provided by Section 7-110-104 of Colorado law which permits voting by the holders of any class of shares on amendments to articles of incorporation that would affect the rights of holders of such class. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action of the shareholders. The board of directors authorized the issuance of 770,000 shares of nonvoting Series A preferred stock in February 1999 of which 700,000 were issued to accredited investors in March and April 1999 in a private offering. The other 70,000 shares were subject to preferred stock purchase warrants issued to NTB as the placement agent for the private placement. The preferred stock purchase warrants were terminated at NTB's request. Each share of preferred stock was convertible at any time at the holder's option into one share of Class A common stock. Automatic conversion of the preferred stock occurred on November 3, 1999, the closing of our initial public offering. Commencing on the date of issuance of the preferred stock through the date of conversion, each holder received, when, as and if declared by the board of directors, cumulative preferential dividends at the rate of 5% per year. Dividends were payable quarterly either in cash or in shares of Class A common stock at our option. All accrued and unpaid dividends were paid upon conversion. Upon any liquidation, dissolution or winding up of cavion.com, whether voluntary or involuntary, the holders of the preferred stock were entitled to receive $6.00 per share, plus accrued and unpaid dividends on the date fixed for distribution of assets prior to and in preference to any distribution or payment of assets to holders of our common stock. Since the conversion of the preferred stock into common stock occurred upon closing of our initial public offering, this right was not effected. All of the 700,000 shares of Class A common stock into which the outstanding shares of preferred stock were converted are being offered in this prospectus. Each purchaser of our preferred stock had to agree that their registered shares of common stock could not be sold for nine months from the effective date of our initial public offering prospectus, October 29, 1999, without the written consent of Neidiger, Tucker, Bruner, Inc., the lead underwriter for that offering.

Preferred stock warrant
-----------------------

     As of June 30, 1999, we had warrants outstanding for the purchase of 70,000 shares of our preferred stock exercisable at $3.00 per share for a period of five years. The warrants were issued to NTB in connection with the February 1999 private placement of preferred stock described in the preceding paragraph. The preferred stock warrants were terminated at NTB's request.


Common stock warrant
--------------------

     We have warrants outstanding for the purchase of 30,000 shares of our Class A common stock. The warrants are exercisable for a five year period beginning on November 3, 1999, the closing for our initial public offering. The warrants are exercisable at $6.50 per share, the price per share of the shares offered in our initial public offering. The warrants were issued in our August 1999 private placement of notes and warrants.
We agreed to register the shares underlying the warrants. All of the 30,000 shares of Class A common stock for which the warrants are exercisable are being offered in this prospectus. The subscription agreement entered into between us and the subscribers contains a provision under which the subscriber must indemnify us for any material misstatement and omissions made by the subscriber in connection with this prospectus. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and so cannot be enforced. Therefore, in the event of a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of cavion.com in the successful defense of any action, suit or proceeding) in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Shareholder action by written consent
-------------------------------------


     Our bylaws provide that any action that may be taken at a meeting of the shareholders may be taken without a meeting if such action is authorized by the unanimous written consent of all shareholders entitled to vote at a meeting for such purposes. Since cavion.com has numerous shareholders at this time, it is not likely that action by unanimous written consent of the shareholders is feasible.


Special meetings
----------------

     Our bylaws provide that special meetings of our shareholders may be called by the board, by our president or by one or more written demands for the meeting, stating the purposes for which it is to be held, signed and dated by the holders of shares representing at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. This provision may make it difficult for shareholders to take action opposed by the board.

Amendments to our bylaws
------------------------

     Our bylaws provide that they may be amended or repealed by the shareholders or, except to the extent limited by Colorado law, by the board of directors.

Indemnification of directors and officers
-----------------------------------------

     The Colorado Business Corporation Act provides the power to indemnify and pay the litigation expenses of any officer, director or agent who is made a party to any proceeding. Our articles of incorporation also provide for indemnification of our officers and directors for liabilities arising out of their service to us to the maximum extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling cavion.com as provided in the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and thus cannot be enforced.

     Our bylaws provide that we shall indemnify any person against all liability and expense incurred by any reason of the person being or having been a director or officer of cavion.com to the full extent and in any manner that directors may be indemnified under Colorado law, our bylaws, a resolution of the board of directors or shareholders, by contract or otherwise so long as such provision is legally permissible. At the discretion of the board of directors, we may also indemnify any employee, fiduciary or agent who is not a director or officer to the same extent as a director or officer.

     Our bylaws authorize us to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including if the board of directors so determines, purchasing and maintaining insurance.

     We have also entered into indemnification agreements with our officers and directors to indemnify them and to advance expenses to the fullest extent permitted by law either in connection with the investigation, defense, adjudication, settlement or appeal of a proceeding or in connection with establishing or enforcing a right to indemnification or advancement of expenses. In addition, the agreement provides that no claim or cause of action may be asserted by us against such director or officer after two years from the date of the alleged act or omission, provided that if in fact the person has fraudulently concealed the facts, then no claim or cause of action may be asserted after two years from the earlier of the date we discover the facts or the date we should have discovered such facts by the exercise of reasonable diligence. The term of the agreement and our obligations apply while the person is our agent and continues so long as the person is subject to any claim by reason of the fact that he or she served as our agent.

Limitation of liability
-----------------------

     Our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

          o    for any breach of the director's duty of loyalty

          o for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law

          o for the payment of unlawful dividends and specified other acts prohibited by Colorado corporate law

          o for any transaction resulting in receipt by the director of an improper personal benefit

     We have obtained directors and officers' liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. At present, there is no material pending litigation or proceeding, and we are not aware of any material threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under the articles of incorporation, our bylaws or the indemnification agreements.

Transfer agent
--------------

     The transfer agent for our common stock is American Securities Transfer & Trust, Inc. in Lakewood, Colorado.

                      Shares Eligible for Future Sale
                      -------------------------------


     As of the date of this prospectus, we have 4,697,326 shares of common stock outstanding. We agreed to register the 700,000 shares of Class A common stock into which the Series A preferred stock were converted on November 3, 1999, the closing date for our initial public offering. We also agreed to register the 30,000 shares of Class A common stock into which the August 1999 warrants are exercisable, the 28,648 shares of Class A common stock into which our Class B shares are convertible, the 5,640 shares of Class A common stock issued to First Capital Investments, Inc., the agent for our private placement in August 1998, and 67,603 shares issued to Convergent Communications Services, Inc. The 831,891 shares offered by the selling shareholders in this offering will be freely tradable in the United States by persons other than our officers, directors or other affiliated parties. Almost all of the selling shareholders have agreed not to sell their shares of common stock, or the shares of common stock into which the warrants or Class B common stock are exercisable or convertible, for a period of nine months from October 29, 1999, without the prior consent of Neidiger, Tucker, Bruner, Inc., the lead underwriter for our initial public offering. NTB has agreed to waive the lock-up period for the Class A shares that are issued on conversion of the Class B shares provided that the shares are traded through NTB at $7.00 or more per share. After the nine month period has expired, and assuming this registration statement has become effective, these holders will be able to freely trade their shares of Class A common stock in the public market, unless such shares are held by "affiliates," as that term is defined in Rule 144(a) under the Securities Act of 1933. For purposes of Rule 144, an "affiliate" of an issuer is a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such issuer.


     We have outstanding 3,406,326 shares of common stock which are "restricted securities" under the Securities Act. After the expiration of the lock-up arrangements that have been agreed to by the holders of these restricted shares, which are described below, the restricted shares may be sold in the public market upon the expiration of specified holding periods under Rule 144, subject to the volume, manner of sale and other limitations of Rule 144.

     In general, under Rule 144, a person holding restricted securities for at least one year, may, within any three-month period, sell in ordinary brokerage transactions, a number of shares equal to one percent of a company's then outstanding common stock, or the average weekly trading volume during the four calendar weeks prior to the person's sales.

     Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A shareholder who is not an "affiliate" of ours and who has held the shares for at least two years, may sell the shares without any quantity limitations, manner of sale provisions or public information requirements.


     As of the date of this prospectus there were options to purchase 509,500 shares of common stock under our Equity Incentive Plan of which 160,461 are exercisable. An additional 240,000 shares are reserved for issuance under the Plan. We have registered the shares of common stock issuable or reserved for issuance under the Plan.


     Also as of the date of this prospectus there were outstanding warrants to purchase 30,000 shares of common stock. The warrants were issued in connection with our August 1999 private placement of notes and warrants.

     In addition, as of the date of this prospectus, there were 28,648 outstanding shares of Class B common stock convertible into Class A common stock. The Class B shares were issued in connection with loans made by the Company in May 1998.

     In connection with our initial public offering, we sold, for $100, a representative warrant entitling NTB or its assigns to purchase 120,000 shares of our common stock. The warrant was divided at closing and assigned to the persons designated by NTB. The representatives' warrants are exercisable for a period of four years beginning one year after October 29, 1999. The representatives' warrants contain anti-dilution provisions and permit the cashless exercise of the warrants utilizing the value of the warrants being surrendered. The exercise price of each of the representatives' warrants is $8.125, 125% of the initial public offering price. The warrants are not redeemable by us. The representatives' warrants and the underlying common shares will be restricted from sale, transfer, assignment or hypothecation for three years after October 29, 1999, except to officers of NTB, co-underwriters, selling group members, and their officers or partners. After the three year period, the representatives' warrants and the underlying common shares will be transferable provided such transfer is in accordance with the provisions of the Securities Act of 1933. In our initial public offering, we registered the common stock underlying the representatives' warrants. We may find it more difficult to raise additional equity capital while the representatives' warrants are outstanding.

Lock-up arrangements
--------------------


     Along with our officers and directors, all of the holders of 5% or more of the common stock, or securities convertible into common stock, have agreed not to offer or sell or contract to dispose of any of their shares of common stock without the prior written consent of NTB for a period of 12 months from October 29, 1999. In addition, almost all of the other shareholders who own shares, or securities convertible into common stock, prior to our initial public offering, agreed not to offer or sell or contract to dispose of any of their shares of common stock for a period of 9 months from October 29, 1999 without such written consent. NTB has agreed to waive the lock-up period for the Class A shares that are issued on conversion of the Class B shares provided that the shares are traded through NTB at $7.00 or more per share. Most of these shareholders have also agreed that, for a period of 18 months from October 29, 1999, any public sale of their shares, either under Rule 144 or otherwise, will be made only in a transaction through NTB, provided that NTB's compensation is competitive with other broker-dealers. Except as provided above, NTB has no present intention to waive or shorten the period of these lock-up arrangements.


              Certain Relationships and Related Transactions
              ----------------------------------------------

     Our founding shareholders, Venture Funding, Ltd. and Boutine Capital, LLC acquired 1,100,000, and 900,000 shares, respectively, of our Class A common stock on August 18, 1998 for $.0001 per share. On December 21, 1998, David Selina and Jeff Marshall, members of our management, and Craig Lassen, a former member of our management, purchased 208,452 shares each of Class A common stock for $.01 per share. Their share ownership subsequently increased to 209,055 shares each as provided in the Agreement for Post-Closing Adjustments described below.

     On September 14, 1998, we entered into a Loan Agreement to loan our predecessor, LanXtra, Inc., a Colorado corporation, formerly known as Sigmacom Corporation and Cavion Technologies, Inc., up to $300,000. On December 29, 1998, cavion.com agreed to lend up to an additional $55,000 under the same terms, and advanced $35,000 of this amount. The loan was made to fund LanXtra's working capital, promotion and marketing, and development of proprietary technology and was secured by substantially all of the assets of LanXtra, including its technology. In connection with the loan, LanXtra executed a promissory note requiring monthly interest payments on the unpaid principal balance at an interest rate of 16% per year, with the entire remaining balance due on March 14, 1999. This loan was discharged on February 1, 1999, under the terms of the Asset Purchase Agreement, as described more fully below.

     In 1998, we conducted a private placement of securities which raised $370,000 through the issuance of 15% secured notes due on October 19, 2000 in the aggregate principal amount of $370,000, along with warrants to purchase 2,400 shares of our Class A common stock for every $20,000 of note principal at an exercise price of $0.01 per share. As provided in a security agreement dated October 20, 1998, the notes are secured by substantially all of our assets, now owned or acquired subsequent to that date, including cash, equipment, fixtures, general intangibles, and all products and proceeds of the foregoing collateral, accounts receivable, inventory, work in process and service contracts receivables. The October 20, 1998 security agreement contains a covenant which prohibits us from incurring any other liens on our assets. We raised an additional $100,000 through this offering in 1999. The warrants were exercisable for a period of one year after repayment of the Notes. On December 22, 1998, we accelerated the warrants' exercise period to begin on December 22, 1998. All holders exercised their warrants by February 8, 1999 and all of the shares purchased have been issued.

     We engaged First Capital Investments, Inc., a broker/dealer registered with the Securities and Exchange Commission, as our exclusive placement agent and financial advisor for the private placement. We agreed to pay First Capital commissions of 8% of the gross proceeds of the offering and reimburse expenses, not to exceed 3% of the gross proceeds of the offering, and we issued First Capital a warrant to purchase 5,640 shares of Class A common stock, which was exercised on February 8, 1999. We granted First Capital piggyback registration rights for these shares. First Capital agreed not to exercise these rights for inclusion of its shares in our initial public offering. The shares are included in this offering. First Capital waived any commissions with respect to our 1999 private placement of preferred stock and our initial public offering. Under the terms of the engagement, for a period of two years after the closing of our 1998 private placement, First Capital will provide us with financial advisory services and is entitled to receive 8% of the gross consideration and/or value attributed to any business combination between us and a third party that is introduced to us by First Capital or involves the work product of First Capital. First Capital and NTB agreed that we will not be required to pay a double commission on future corporate financing. Julie Graham, the spouse of Gary Graham, is the sole member of Boutine Capital, LLC, one of our principal shareholders. Gary Graham is a principal of First Capital and Julie Graham is its sole shareholder.

     On December 31, 1998, we entered into an Asset Purchase Agreement to purchase substantially all the assets and assume the liabilities of LanXtra. The transaction closed on February 1, 1999. In exchange for the sale of its assets, LanXtra received:

     o 375,214 shares of our Class A common stock, subsequently increased to 376,299 shares

     o 28,648 shares of our Class B common stock, which were issued to replace LanXtra's nonvoting common stock.

     o    We assumed the following liabilities of LanXtra:

     o The obligations reflected on LanXtra's balance sheet and all accounts payable of LanXtra

     o The accrued salaries and benefits of employees that accepted employment with us

     o All obligations and liabilities arising on or after the closing with respect to LanXtra's assets or business

     o The amounts due to us under the loan we made to LanXtra in 1998, resulting in a discharge of that loan

     o Any liability of LanXtra in connection with the threatened lawsuit described in "Our Business - Legal Proceedings" and other contingent liabilities described in the Asset Purchase Agreement

     LanXtra was incorporated on June 26, 1992. The founding shareholders were Craig E. Lassen, Herman Axelrod, and Kirk Dennis. On August 1, 1996, the founders entered into an Investment Agreement with four investors, British Far East Holdings, Ltd., William M.B. Berger Living Trust, Martin Cooper and Fairway Realty Associates, who we call the 1996 Investors, who, in exchange for LanXtra stock, provided cash collateral in the amount of $600,000 for LanXtra's commercial loan with US Bank, N.A. made on August 1, 1996. The loan was also secured by an additional $20,000 in cash collateral provided by LanXtra. As a condition to providing the collateral for the loan, the 1996 Investors were granted benefits under a Put Agreement with LanXtra, a Share Escrow Agreement between LanXtra, the 1996 Investors and Norwest Bank Colorado, as escrow agent, a Subordination Agreement between LanXtra and its founders, and, in the case of one 1996 Investor, an Advisor's Option Agreement, each of which was dated as of August 1, 1996. Collectively, these agreements were intended to ensure the reimbursement of the 1996 Investors if LanXtra defaulted on the US Bank loan and the 1996 Investors' collateral was foreclosed. These agreements have been terminated as provided in the Termination and Modification Agreement of September 28, 1998 between LanXtra, its founders and the 1996 Investors. The Termination and Modification Agreement did include an obligation for LanXtra to reimburse the 1996 Investors in the event of foreclosure on their collateral by US Bank.


     We borrowed $600,000 from US Bank as provided in the Loan Agreement of January 18, 1999, which was later amended on March 24, 1999. The proceeds of the new loan were used to pay off the 1996 loan to LanXtra. The new loan bore annual interest at the rate of 1.5% over the reference rate payable monthly beginning on February 28, 1999. The principal of the loan was required to be paid in a single payment on December 31, 1999.
The loan was secured by $620,000 cash collateral consisting of certificates of deposit and letters of credit, of which $600,000 was provided by the 1996 Investors and $20,000 was provided by us. On January 15, 1999, the Termination and Modification Agreement was amended to provide that upon closing of the Asset Purchase Agreement, the shares of Class A common stock received by LanXtra as consideration would not be distributed to its shareholders until our loan with US Bank had been paid in full or the 1996 Investors had been reimbursed for their collateral. Upon closing of the Asset Purchase Agreement with LanXtra, we assumed LanXtra's obligations under the amended Termination and Modification Agreement with the 1996 Investors. On November 5, 1999, the Loan Agreement was paid in full and all of the collateral was released.

     The LanXtra obligations we assumed also included the transactions described below. Each of the creditors of these obligations had agreed to defer repayment until 15 days after the closing of our initial public offering.

          o On July 1 and August 1, 1992, LanXtra executed promissory notes for $25,000 in favor of Mr. Axelrod and Mr. Lassen, respectively, at an interest rate of 2% over prime. These notes were originally secured by the assets of LanXtra which are now owned by cavion.com. The original principal amounts of these notes reflected $20,000 in cash loaned by each and $5,000 each of co-signer liability on a $10,000 credit line at the Bank of Boulder that LanXtra obtained at its inception. The credit line was paid in full in August 1996, leaving an aggregate principal balance of $40,000 on the notes. We assumed the obligation to pay Mr. Axelrod and Mr. Lassen the principal balance of the notes together with interest stated above which continued to be paid on a quarterly basis until the notes were paid in full on November 5, 1999.

          o Between September 8, 1997 and October 15, 1997, Herman Axelrod, the former president and director of LanXtra, and Mr. Lassen, also a former president and director of LanXtra, made factoring loans to LanXtra in the amounts of $50,190 and $25,000, respectively. These loans were secured by an account receivable for computer network integration work LanXtra performed for Questar Infocomm and bore interest at the rate of 3% of the loan amount for the first 30 days, and 1% for each additional 10 days until the loan was paid in full. Questar disputed the amount of LanXtra's invoice, and the dispute was settled in September 1998 under which Questar paid LanXtra the sum of $61,780. This amount was then paid against the factoring loans on September 21, 1998 as follows: $41,238 to Mr. Axelrod and $20,542 to Mr. Lassen leaving $28,331 due to Mr. Axelrod and $13,441 due to Mr. Lassen. We assumed these obligations, with no further interest accruing, and final payments were made on November 5, 1999.


          o We assumed the obligation to pay Mr. Lassen $12,500 for unpaid back salary. Between the months of October 1997 and November 1997, Mr. Lassen agreed to defer payment of salary due to a shortage of working capital during those months. No interest accrued on this obligation and it was paid in full on November 5, 1999.

          o We assumed the obligation to pay Mr. Axelrod $19,904 for unpaid back salary. Between the months of September 1997 and December 1997, Mr. Axelrod agreed to defer payment of salary due to a shortage of working capital during those months. No interest accrued on this obligation and it was paid in full on November 5, 1999.

          o We assumed the obligation to pay Convergent Communications, Inc. $78,673 for equipment purchased in connection with a customer network upgrade performed by LanXtra in December 1997, while Convergent was completing the purchase of LanXtra's network integration business. We paid Convergent in full for this obligation on November 5, 1999


          o On May 28, 1998, LanXtra borrowed an aggregate of $150,000 to be used for working capital from three of its shareholders, British Far East Holdings, Ltd., Martin Cooper and Fairway Realty Associates in equal amounts as provided in a Bridge Loan Agreement. On that same date, LanXtra entered into an Additional Bridge Loan Agreement with David Selina, Jeff Marshall and Randal Burtis, to borrow an additional $110,000 for working capital purposes. Of that amount, $30,000 was borrowed from Mr. Selina, $50,000 from Mr. Marshall and $30,000 from Mr. Burtis. LanXtra issued each of these shareholders and employees senior promissory notes bearing interest at 42% per year, the principal and interest of which was payable in three equal monthly installments beginning on November 1, 1998. They also received shares of LanXtra nonvoting common stock and put options to sell those shares back to LanXtra at $7.00 a share beginning on January 1, 1999. We assumed LanXtra's obligations under the senior promissory notes to pay these individuals an aggregate of $260,000 in principal and $59,480 in interest, which did not continue to accrue after the closing of the Asset Purchase Agreement. The notes were paid in full on November 5, 1999. We assumed LanXtra's obligations under the Put Agreements by issuing to LanXtra at the closing of the Asset Purchase Agreement, 28,648 shares of our Class B common stock. The terms of our Class B common stock contain put provisions which are identical to those in the Put Agreements except that the exercise period for the put would begin 30 days after our 100 Credit Union Date, and we also have an option to purchase all or part of the Class B common stock at a price of $7.00 per share. After completion of our initial public offering we offered these shareholders the option to redeem their Class B shares at $7.00 per share, or to convert each Class B share into one share of our Class A common stock. On December 31, 1999, we reached our 100 Credit Union Date, so we sent out exercise notices to the holders our Class B shares to inform them that the exercise period began on January 30, 2000. The holders of the Class B shares can either have us redeem their shares by March 30, 2000, or those shares will automatically be converted into the same number of Class A shares on March 31, 2000. As of the date of this prospectus, none of the Class B shares had been redeemed or converted.


     LanXtra conveyed the shares of our Class A and Class B common stock it received through the Asset Purchase Agreement and the Agreement for Post-Closing Adjustments to a newly formed limited liability company named Zutano LLC. Zutano has the same ownership as LanXtra. It held the shares until most of them were distributed to its members after the completion of our initial public offering. Management of Zutano retained some shares of Class A common stock for later distribution.

     Beginning in February 1999, we conducted a private placement of our Series A preferred stock in which we sold 700,000 shares at $3.00 per share and raised gross proceeds of $2,100,000. In accordance with the terms of our Series A preferred stock, these shares were automatically converted into 700,000 shares of Class A common stock on November 3, 1999. The holders of those converted shares of common stock are entitled to piggyback registration rights and their shares have been included in this offering. We engaged Neidiger, Tucker, Bruner, Inc., as our exclusive placement agent for the offering as provided in a Placement Agent Agreement dated March 10, 1999. NTB received a placement fee and non-accountable expense allowance equal to 10% and 2%, respectively, of the gross proceeds in the offering, and warrants to purchase 70,000 shares of preferred stock exercisable at $3.00 per share for a term of five years. The preferred stock purchase warrants were terminated at NTB's request. NTB has a non-contingent right of first refusal to act as our investment banker with respect to any public or private offering or sale of any of our securities, or the securities of any subsidiary, for three years ending December 22, 2001. In addition, in the event of a closing of any such offering in the first 24 months in which NTB does not choose to act as our investment banker, we must pay NTB a fee of $200,000 and issue NTB a warrant in an amount equal to 3% of the securities sold, exercisable for five years at a purchase price of 120% of the price of the securities in that offering.

     When we closed the Asset Purchase Agreement with LanXtra, our founding shareholders, Venture Funding, Ltd. and Boutine Capital, LLC, agreed with LanXtra and our management shareholders, Mr. Selina, Mr. Marshall and Mr. Lassen, that there would be a post-closing adjustment of the shares of our Class A common stock held by these parties. Under the Agreement for Post-Closing Adjustments, Venture Funding and Boutine agreed to bear the equity cost of bringing us the first $1 million of new equity, while LanXtra and the management shareholders agreed to share in the dilution of any additional equity. This agreement was completed as of April 16, 1999, with the transfer of an aggregate of 2,894 shares of our Class A common stock from Venture Funding and Boutine to LanXtra and the management shareholders.

     On August 18, 1999, we entered into an agreement with MoneyLine America, LLC to provide online mortgage lending services for our credit unions and their members via our network. Fifty percent of MoneyLine America is owned by Boutine Capital, LLC, a principal shareholder of cavion.com.

     On August 31, 1999, we completed a private placement of promissory notes and warrants to purchase common stock under which we raised $300,000. The 14% notes were due on the first to occur of the closing of our initial public offering, or one year from their issuance. Each $50,000 note entitled the purchaser to warrants to purchase 5,000 shares of common stock. The promissory notes were paid in full on November 5, 1999. The warrants are exercisable for a five year period beginning November 3, 1999. The warrants are exercisable at $6.50, the price per share of the shares offered in our initial public offering. First Capital and NTB acted as our placement agents and received a commission of 9%; totaling $27,000 between them.

     We have contracted with Convergent Communications Services, Inc. to provide connectivity between our network and our customers for a monthly fee, beginning on October 22, 1999. Under our contract, Convergent purchased our host site equipment for $286,000. One of our directors, John R. Evans, is the chief executive officer and chairman of the board of Convergent Communications, Inc., the parent company of Convergent Communications Services, Inc. As part of our purchase of LanXtra's assets in February 1999, we assumed LanXtra's obligation to pay Convergent Communications, Inc. $78,673 for equipment purchased in connection with a customer network upgrade performed by LanXtra in December 1997, which obligation was paid on November 5, 1999. Convergent Communications Services, Inc. is an owner of Zutano LLC. LanXtra contributed to Zutano LLC its shares of cavion.com common stock received in the asset purchase transaction in February 1999. LanXtra also contributed to Zutano its warrants to purchase 50,000 shares of common stock of Convergent Communications, Inc. at $15.00 per share, which expired on December 3, 1999. Convergent Communications Services, Inc., as an owner of Zutano, received a portion of the Class A common stock when Zutano distributed most of its assets after the completion of our initial public offering.

     NTB agreed to provide investment banking services to us upon completion of our initial public offering for a period of two years for a fee of $48,000, which was paid at the closing on November 3, 1999. We have agreed to pay NTB a fee based on the consideration paid or received by us or our shareholders or any subsidiary in any transaction, including mergers, asset sales and acquisitions, accepted by us within 3 years from November 3, 1999, provided NTB introduced the other party to us. Such fee is based on a sliding scale decreasing from 5% of the first $3 million of consideration to 1% of any consideration greater than $10 million.

     We have also agreed that for a period of two years from October 29, 1999, NTB shall have the right to designate one person as an advisor to our board of directors. That person will be reimbursed for his expenses in attending meetings of the board and will receive cash compensation equal to that received by outside directors but will have no power to vote as a director. We will indemnify that person against any claim arising out of his or her participation in meetings of the board to the same extent as directors. During such two-year period, we have agreed with NTB to hold at least four meetings of our board each year. We maintain a liability insurance policy with coverage for acts of our officers and directors, and we have agreed that if possible we will include the advisor designee as an insured under the policy. Any advisor designated by NTB must be acceptable to us, which acceptance will not be unreasonably withheld. NTB has not yet designated an advisor to our board.

     We believe that each of the related party transactions described above were on terms at least as favorable as could be obtained from nonaffiliated parties. All future transactions between cavion.com and an officer, director or a principal shareholder will be on terms at least as favorable to us as could be obtained from nonrelated parties; and, in addition, any such transactions must be approved by a majority of the disinterested members of the board of directors with access to counsel.

                         The Selling Shareholders
                         ------------------------

     The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. None of the selling shareholders within the past three years has had any material relationship with us or any of our affiliates except as described below. The 831,891 shares offered in this prospectus include the following:

     o 700,000 shares of common stock which were automatically converted from Series A preferred stock on November 3, 1999;

     o 30,000 shares of common stock into which 30,000 common stock purchase warrants are exercisable at $6.50 per share;

     o 28,648 shares of common stock into which 28,648 shares of Class B common stock are convertible;

     o 5,640 shares of common stock issued to an agent in connection with our private placement in August 1998; and

     o    67,603 shares of common stock issued to Convergent
          Communications Services, Inc.


                                                         Shares to be
                                                         Beneficially
                                                           Owned on
                                                        Completion of
                             No. of       No. of         the Offering
Name Of                      Shares       Shares      -----------------
Selling                   Beneficially    Being                   % of
Shareholder                  Owned       Offered       Number    Class
                          ------------   -------       ------    -----

Anne D. Dyde Trustee,
Anne D. Dyde Trust of
1976                         10,000       10,000        -0-       -0-

James F. Dyde Trustee
for James F. Dyde
Insurance Trust              10,000       10,000        -0-       -0-

Jon D. Kostival              10,000       10,000        -0-       -0-

James F. Seifert &
Nancy L. Seifert as Trustees
or the Successor Trustees
of the James F. Seifert
Management Trust dated
October 8, 1992              10,000       10,000        -0-       -0-

Dianne M. Giambusso          10,000       10,000        -0-       -0-

Carol Nixon                  20,000       20,000        -0-       -0-

Adam Glickman                10,000       10,000        -0-       -0-

Leland E. Tate               10,000       10,000        -0-       -0-

William Ettenger             16,000       16,000        -0-       -0-

Jeffrey Telsey Trustee
Alex M. Telsey Special
Needs Trust                  10,000       10,000        -0-       -0-

Lincoln Trust Company
Custodian FBO
Jerry Schempp                10,000       10,000        -0-       -0-

MBM Young                    20,000       20,000        -0-       -0-

Jeff Kavy                    90,000       90,000        -0-       -0-

William J. Nooney            10,000       10,000        -0-       -0-

Robert C. Tucker &
Karen D. Tucker JT           10,000       10,000        -0-       -0-

William Oyen & Carolyn S.
Oyen JT                      20,000       20,000        -0-       -0-

Michael Mara                 10,000       10,000        -0-       -0-

John E. Tarrillion           20,000       20,000        -0-       -0-

Daniel E. Depre              10,000       10,000        -0-       -0-

Carla G. Stewart             10,000       10,000        -0-       -0-

Martin J. Sherlock Trustee,
Marion A. Sherlock Trust
UAD 11-12-97                 14,000       14,000        -0-       -0-

Jerry Schempp & Bruce E.
Kobey TENCOM                 10,000       10,000        -0-       -0-

Janet M. Searl & Kent E.
Searl JT                     10,000       10,000        -0-       -0-

Gregory Werts                10,000       10,000        -0-       -0-

Julie A. Hackett             10,000       10,000        -0-       -0-

Tyrone M. Clark              10,000       10,000        -0-       -0-

Lisa H. Robb & Michael B.
Robb JT                      10,000       10,000        -0-       -0-

Jack C. Moore                10,000       10,000        -0-       -0-

Robert C. Werts & Patricia
Schulte-Werts JT             10,000       10,000        -0-       -0-

Michael K. Carney            17,000       17,000        -0-       -0-

Joseph Reinke                10,000       10,000        -0-       -0-

Alan L. Talesnick & Robert
M. Bearman TENCOM            10,000       10,000        -0-       -0-

Roswell S. Monroe &
Wanda V. Monroe Trustees of
the Roswell & Wanda Monroe
Family Trust u/d/t dtd
1/31/90                      10,000       10,000        -0-       -0-

Walter J. Schoefberger       10,000       10,000        -0-       -0-

William Kilzer               10,000       10,000        -0-       -0-

Robert L. Young & Anna M.
Young JT                     10,000       10,000        -0-       -0-

Karl D. Smith                10,000       10,000        -0-       -0-

Schield Management Company   10,000       10,000        -0-       -0-

John R. McKowen              10,000       10,000        -0-       -0-

John Metzger                 10,000       10,000        -0-       -0-

Trans-L A Partnership        10,000       10,000        -0-       -0-

Lucas Liakos                 10,000       10,000        -0-       -0-

Carl Brad Linder & Cathy
Linder JT                    10,000       10,000        -0-       -0-

Thomas J. Obradovich         10,000       10,000        -0-       -0-

Thomas R. Ashford            10,000       10,000        -0-       -0-

Stanley Ranch                10,000       10,000        -0-       -0-

Denora Corporation           10,000       10,000        -0-       -0-

Ronald D. Devoe              10,000       10,000        -0-       -0-

William Daniel Carter
TTEE of the William Daniel
Carter Trust                 10,000       10,000        -0-       -0-

Third Millenium Trading
LLP                          10,000       10,000        -0-       -0-

Advent Fund LLC              10,000       10,000        -0-       -0-

Mariusz Witek                10,000       10,000        -0-       -0-

Randal A. Alford             10,000       10,000        -0-       -0-

Farhad Ghaffarour            10,000       10,000        -0-       -0-

Erven J. Nelson TTEE for
the Erven J. Nelson Ltd.
PSP                          10,000       10,000        -0-       -0-

Leonard B. Zelin             10,000       10,000        -0-       -0-

Fiscal Dynamics
Corporation                  13,000       13,000        -0-       -0-

Arthur D. Harrison           22,000       10,000        -0-       -0-

R. Gale Daniel               14,000       5,000        9,000      <1%

Jackson IV, LLC              5,000        5,000         -0-       -0-

British Far East
Holdings Ltd.                12,077       5,509        6,568      <1%

Martin Cooper                12,077       5,509        6,568      <1%

Fairway Realty
Associates                   12,077       5,509        6,568      <1%

Randal W. Burtis             6,643        3,306        3,333      <1%

David J. Selina             314,361       3,306       311,055     6.5%

Jeffrey W. Marshall         248,897       5,509       243,388     5.1%

First Capital
Investments, Inc.            5,640        5,640         -0-       -0-

Convergent Communications
Services, Inc.               67,603       67,603        -0-       -0-

In the preceding table:

     o Mr. Selina and Mr. Marshall are executive officers and directors of our company. The shares owned by them and Mr. Burtis include options which are exercisable within 60 days of this prospectus:
          Mr. Selina 100,000, Mr. Marshall 33,333 and Mr. Burtis 3,333.

     o One of our principal shareholders, Boutine Capital, LLC, has as its sole member, Julie Graham who is the spouse of Gary Graham. Mr. Graham is the president of First Capital Investments, Inc., the agent for our 1998 private placement of promissory notes and warrants, and one of the agents for our August 1999 private placement of promissory notes and warrants. Julie Graham is also the sole shareholder of First Capital Investments, Inc.

     o One of our directors, John R. Evans, is the chief executive officer, chairman of the board and a principal shareholder of Convergent Communications, Inc. Convergent is the parent company of Convergent Communications Services, Inc. which received the shares as a distribution by Zutano LLC. Mr. Evans disclaims beneficial ownership of the shares.


     We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We have agreed to bear certain expenses in connection with the registration of the shares being offered and sold by the selling shareholders, estimated to be $47,000. The selling shareholders have agreed to pay all commissions and other compensation to any securities broker-dealers through whom they sell any of the shares. Almost all of the selling shareholders have agreed that they would not sell the shares of common stock they own or would receive upon exercise or conversion, for a period of nine months from the effective date of our initial public offering, October 29, 1999. Most of them also agreed that, for a period of 18 months from October 29, 1999, any public sale of their shares pursuant to Rule 144 of the rules and regulations of the Securities and Exchange Commission or otherwise will be made only in a transaction through NTB, provided that NTB's compensation is competitive with other broker-dealers.

                           Plan of Distribution
                           --------------------

     Subject to the agreements by the selling shareholders described above, the selling shareholders may sell the shares from time to time

     o at market prices prevailing on the Nasdaq SmallCap Market at the time of offer and sale, or at prices related to such prevailing market prices

     o    in negotiated transactions

     o    a combination of such methods of sale

     The selling shareholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers who act in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     We have advised the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act of 1934 any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of the common stock.

     In the absence of this Registration Statement, the selling shareholders would be able to sell their shares only subject to the limitations of Rule 144 promulgated under the Securities Act of 1933 ("Rule 144"). In general, under Rule 144 as currently in effect, an "affiliate" of the issuer, or a person who has beneficially owned shares which are "restricted securities" for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o one percent (1%) of the then outstanding shares of common stock of the issuer

     o the average weekly trading volume of the common stock during the four calendar weeks preceding a sale by such person

     Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the issuer. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares which are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. None of the selling shareholders, including Mr. Burtis, Mr. Selina and Mr. Marshall, will be subject to the foregoing restrictions when selling their shares pursuant to this prospectus.

     Under Section 16 of the Exchange Act, executive officers, directors, and 10% or greater shareholders of cavion.com will be liable to us for any profit realized from any purchase and sale (or any sale and purchase) of common stock within a period of less than six months.


                          Additional Information
                          ----------------------

     We will file annual, quarterly, special reports, proxy statements, and other information with the Securities and Exchange Commission. Reports, proxy and other information can be read and copied at the SEC's Public Reference Room, 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at (http://www.sec.gov) that contains all information filed electronically by us.


     This prospectus constitutes a part of a registration statement on Form SB-2, together with amendments and exhibits, filed by us with the Commission under the Securities Act, for the securities offered in this prospectus. This prospectus does not contain all the information which is in the registration statement, as allowed by the rules and regulations of the Commission. We refer you to the registration statement and to the exhibits for further information with respect to cavion.com and the securities offered in this prospectus. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee. They may be examined without charge at the Commission's Public Reference Room or through the Commission's website described above . Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     This prospectus includes statistical data regarding Internet usage and the credit union industry which were obtained from industry publications, including reports generated by Callahan, International Data Corporation, Nielson/NetRatings, Gomez Advisors, and Online Banking Report. These industry publications generally indicate that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe those industry publications to be reliable, we have not independently verified such data. We also have not sought the consent of any of these organizations to refer to their reports in this prospectus.

                        Reports to Security Holders
                        ---------------------------

     We intend to distribute to our shareholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                                  Experts
                                  -------

     The audited financial statements of cavion.com and LanXtra included in this prospectus and registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving said reports. Reference is made to the report with regard to LanXtra, which includes an explanatory paragraphs with respect to the uncertainty regarding LanXtra's ability to continue as a going concern as discussed in
Note 1 to those financial statements.

                               Legal Matters
                               -------------

     The validity of the common stock offered by this prospectus will be passed upon for us by Gorsuch Kirgis LLP, Denver, Colorado.



















                       Index to Financial Statements

                                                                 Page
                                                                 ----

Audited financial statements:

LanXtra, Inc.
     Report of Independent Public Accountants                    F-3
     Balance Sheets at January 31, 1999, December 31,
          1998 and 1997                                          F-4
          Statements of Operations for the one month period
                         ended January 31, 1999, for the years ended
                   December 31, 1998 and 1997 and for the nine month
                                     period ended September 30, 1998  F-6
          Statements of Stockholders' Deficit for the one month
                      ended January 31, 1999 and for the years ended
                                          December 31, 1998 and 1997  F-7
          Statements of Cash Flows for the one month period ended
                  January 31, 1999, for the years ended December 31,
                   1998 and 1997 and for the nine month period ended
                                                  September 30, 1998  F-8
          Notes to Financial Statements                          F-9

Cavion Technologies, Inc.
          Report of Independent Public Accountants              F-26
          Balance Sheets at September 30, 1999, March 31, 1999 and
                                                   December 31, 1998  F-27
          Statements of Operations for the nine months ended
               September 30, 1999, three months ended March 31, 1999
                 and for the period from Inception (August 18, 1998)
                                                to December 31, 1998  F-29
          Statements of Stockholders' Equity for the six months
                        ended September 30, 1999, three months ended
                    March 31, 1999 and for the period from Inception
                              (August 18, 1998) to December 31, 1998  F-30
          Statements of Cash Flows for the nine months ended
               September 30, 1999, three months ended March 31, 1999
                 and for the period from Inception (August 18, 1998)
                                                to December 31, 1998  F-33
          Notes to Financial Statements                         F-34







               LANXTRA, INC.
                 (Formerly Cavion Technologies, Inc. and Sigmacom
                  Corporation)

               FINANCIAL STATEMENTS
               AS OF JANUARY 31, 1999, DECEMBER 31, 1998,
               SEPTEMBER 30, 1998 (UNAUDITED)
               AND DECEMBER 31, 1997
               TOGETHER WITH REPORT OF INDEPENDENT
                 PUBLIC ACCOUNTANTS








                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To LanXtra, Inc.:

We have audited the accompanying balance sheets of LANXTRA, INC. (a Colorado corporation; formerly Cavion Technologies, Inc. and Sigmacom Corporation) as of January 31, 1999, December 31, 1998 and 1997, and the related statements of operations, stockholders' deficit and cash flows for the one-month period ended January 31, 1999 and for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LanXtra, Inc. as of January 31, 1999, December 31, 1998 and 1997, and the results of its operations and its cash flows for the one-month period ended January 31, 1999 and for the years ended December 31, 1998 and 1997 all in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Effective February 1, 1999, substantially all of the Company's assets were transferred to Cavion Technologies, Inc. in exchange for common stock and the assumption of the Company's liabilities. Subsequent to this transaction, the Company's activities will be limited to holding warrants to purchase the common stock of Convergent Communications Services, Inc. and common stock of Cavion Technologies, Inc. In April 1999, the Board of Directors resolved to form a limited liability company and contribute the Company's remaining assets into such company. The ability of the Company and its successor limited liability company to continue operations depends upon the ultimate value, if any, of the financial instruments held and the resolution of the matters discussed in Note 7. This raises substantial doubt about the Company and its successor's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                             /s/ARTHUR ANDERSEN LLP


Denver, Colorado,
May 18, 1999




                                                               Page 1 of 2


                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)



                              BALANCE SHEETS
                              --------------


                                                         December 31,
                                       January 31,    -----------------
                 ASSETS                    1999        1998        1997
                 ------                -----------   --------    --------

CURRENT ASSETS:
  Cash and cash equivalents              $   -       $ 52,116    $350,443
  Accounts receivable                      16,458      17,695     114,599
  Prepaids                                 33,120      38,295        -
  Inventories                               5,832       5,641        -
                                         --------    --------    --------
  Total current assets                     55,410     113,747     465,042
                                         --------    --------    --------

PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements                    7,674       7,674       7,674
  Furniture and fixtures                   44,330      44,330      44,330
  Network equipment and licensed
    software                              391,880     354,577     233,471
                                         --------    --------    --------
                                          443,884     406,581     285,475
  Less - Accumulated depreciation       (112,864)   (104,712)    (38,209)
                                         --------    --------    --------
  Property and equipment, net             331,020     301,869     247,266
                                         --------    --------    --------

DEBT ISSUANCE COSTS, net of accumulated
  amortization of $67,500, $67,500
  and $49,091, respectively                  -           -         18,409

DEPOSIT FOR LETTER OF CREDIT               20,000      20,000      20,000

OTHER ASSETS                               21,815      20,179      17,313
                                         --------   ---------    --------
TOTAL ASSETS                             $428,245    $455,795    $768,030
                                         ========   =========    ========

              The accompanying notes to financial statements
               are an integral part of these balance sheets.





                                                               Page 2 of 2



                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)

                              BALANCE SHEETS
                              --------------


                                                         December 31,
                                       January 31,   --------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT      1999        1998        1997
-------------------------------------  -----------   --------    --------

CURRENT LIABILITIES:
  Accounts payable                     $  256,222  $  118,942  $   81,032
  Bank overdraft                           19,397       -           -
  Accrued liabilities                     186,444     171,908     211,347
  Accrued interest                        114,322     105,401       9,095
  Deferred revenue and deposits           214,712     198,884       8,695
  Related party collateralized loans       13,410      13,410      75,190
  Current portion of capital
    lease obligations                      30,279      32,363      17,661
  Notes payable to stockholders           300,000     300,000      40,000
  Note payable to Cavion                  335,000     335,000        -
  Revolving line of credit                600,000     600,000     600,000
                                        ---------   ---------   ---------
Total current liabilities               2,069,786   1,875,908   1,043,020
                                        ---------   ---------   ---------

LONG-TERM LIABILITIES:
  Capital lease obligations                32,832      32,832      20,475

PUTABLE COMMON STOCK; 58,648, 58,648
  and 30,000 shares issued and
  outstanding, respectively
    (stated at accreted value;
      total redemption value of
      approximately $2.0 million)       1,700,236   1,650,236     837,500

COMMITMENTS AND CONTINGENCIES
  (Notes 1 and 7)

STOCKHOLDERS' DEFICIT:
  Common stock; $.01 par value,
    1,000,000 shares authorized;
    315,112, 315,112 and 286,464
    shares issued, and outstanding
    including 58,648, 58,648 and
    30,000 shares, respectively,
    of putable common stock                 3,151       3,151       2,865
  Additional paid-in capital              410,735     410,735     410,735
  Accumulated deficit                 (3,788,495) (3,517,067) (1,546,565)
      ---------                         ---------   ---------   ---------
  Total stockholders' deficit         (3,374,609) (3,103,181) (1,132,965)
      ---------                         ---------   ---------   ---------
  TOTAL LIABILITIES AND STOCKHOLDERS'
    DEFICIT                            $  428,245  $  455,795  $  768,030
                                        =========   =========   =========

              The accompanying notes to financial statements
               are an integral part of these balance sheets.



                                                               Page 1 of 2
                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)

                         STATEMENTS OF OPERATIONS
                         ------------------------

                                                One-Month
                                               Period Ended    Year Ended
                                               January 30,    December 31,
                                                   1999           1998
                                               ------------   ------------

REVENUE:
  Network access and
    connectivity fees                           $  24,381     $   147,965
  Installation services                            12,800          63,031
  Software licensing fees                             669           4,026
                                                ---------     -----------
      Total revenue                                37,850         215,022
                                                ---------     -----------

COST OF REVENUE:
  Network access and connectivity                  15,645         136,903
  Installation services                            16,253          85,516
                                                ---------     -----------
      Total cost of revenue                        31,898         222,419
                                                ---------     -----------
      Gross profit (loss)                           5,952         (7,397)
                                                ---------     -----------

OPERATING EXPENSES:
  General and administrative                      181,731         869,293
  Research and development                         31,580         248,599
                                                ---------     -----------

      Total operating expenses                    213,311       1,117,892
                                                ---------     -----------
LOSS FROM OPERATIONS                            (207,359)     (1,125,289)

INTEREST EXPENSE                                 (64,069)       (997,503)

OTHER INCOME                                         -            152,290
                                                ---------     -----------
LOSS FROM CONTINUING OPERATIONS                 (271,428)     (1,970,502)

DISCONTINUED OPERATION:
  Gain from disposal of discontinued
    operation                                        -               -
  Income from operations of
    discontinued operation                           -               -
                                                ---------     -----------
                                                     -               -
                                                ---------     -----------

NET LOSS                                       $(271,428)    $(1,970,502)
                                                =========     ===========

BASIC AND DILUTED NET LOSS FROM
  CONTINUING OPERATIONS PER SHARE                 $(1.06)       $   (7.66)
                                                   ======       =========

  BASIC AND DILUTED NET LOSS
    PER SHARE                                     $(1.06)       $   (7.66)
                                                   ======       =========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                 256,464         257,319
                                                =========     ===========





                                                               Nine-Month
                                                Year Ended    Period Ended
                                               December 31,  September 30,
                                                   1997           1998
                                               ------------   ------------
(unaudited)

REVENUE:
  Network access and
    connectivity fees                           $   24,430   $   102,970
  Installation services                                  -        38,695
  Software licensing fees                                -         2,297
                                                ----------   -----------
  Total revenue                                     24,430       143,962
                                                ----------   -----------

COST OF REVENUE:
  Network access and connectivity                   51,688        94,732
  Installation services                               -           34,522
                                                ----------   -----------
  Total cost of revenue                             51,688       129,254
                                                ----------   -----------
  Gross profit (loss)                             (27,258)        14,708
                                                ----------   -----------

OPERATING EXPENSES:
  General and administrative                       673,034       555,415
  Research and development                         363,741       192,520
                                                ----------   -----------

  Total operating expenses                       1,036,775       727,935
                                                ----------   -----------
LOSS FROM OPERATIONS                           (1,064,033)     (713,227)

INTEREST EXPENSE                                 (808,822)     (628,734)

OTHER INCOME                                        37,361          -
                                                ----------   -----------
LOSS FROM CONTINUING OPERATIONS                (1,835,494)   (1,341,961)

DISCONTINUED OPERATION:
  Gain from disposal of discontinued
    operation                                      418,848          -
  Income from operations of
    discontinued operation                         653,528          -
                                                ----------   -----------
                                                 1,072,376          -
                                                ----------   -----------

NET LOSS                                       $ (763,118)  $(1,341,961)
                                                ==========   ===========

BASIC AND DILUTED NET LOSS FROM
  CONTINUING OPERATIONS PER SHARE               $   (8.86)    $   (5.31)
                                                ==========     =========

  BASIC AND DILUTED NET LOSS
    PER SHARE                                   $   (3.68)    $   (5.31)
                                                ==========     =========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                  207,205       256,464
                                                ==========    ==========

              The accompanying notes to financial statements
                 are an integral part of these statements.



                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)

                    STATEMENTS OF STOCKHOLDERS' DEFICIT
                    -----------------------------------

               FOR THE ONE MONTH ENDED JANUARY 31, 1999 AND
               --------------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
              ----------------------------------------------

                                            Common Stock
                                               Shares
                                        (Including Shares of
                                       Putable Common Stock)    Amount
                                       ----------------------   ------

BALANCES, December 31, 1996                  230,000          $  2,300

  Exercise of stock options by an
    employee at an exercise price
    of $.01 in May 1997                        5,000                50

Issuance of common stock for cash at $7.77
  per share in connection with the sale of
  discontinued operation                      51,464               515

  Net loss                                      -                 -
                                            --------          --------

BALANCES, December 31, 1997                  286,464             2,865

  Issuance of putable common stock            28,648               286

  Net loss                                      -                 -
                                           ---------         ---------

BALANCES, December 31, 1998                  315,112             3,151

  Net loss                                      -                 -
                                           ---------         ---------

BALANCES, January 31, 1999                   315,112             3,151
                                           =========         =========



                                           Additional
                                            Paid-In         Accumulated
                                            Capital           Deficit
                                          -----------       -----------

BALANCES, December 31, 1996                 $ 11,250       $ (783,447)

  Exercise of stock options by an
    employee at an exercise price
    of $.01 in May 1997                         -                 -

Issuance of common stock for cash at $7.77
  per share in connection with the sale of
  discontinued operation                     399,485              -

  Net loss                                      -            (763,118)
                                           ---------        ----------

BALANCES, December 31, 1997                  410,735       (1,546,565)

  Issuance of putable common stock              -                 -

  Net loss                                      -          (1,970,502)
                                           ---------        ----------

BALANCES, December 31, 1998                  410,735      $(3,517,067)

  Net loss                                      -            (271,428)
                                           ---------        ----------

BALANCES, January 31, 1999                $  410,735      $(3,788,495)
                                           =========        ==========






                                             Total
                                         Stockholders'
                                            Deficit
                                         -------------

BALANCES, December 31, 1996              $ (769,897)

  Exercise of stock options by an
    employee at an exercise price
    of $.01 in May 1997                           50

  Issuance of common stock for cash at
    $7.77 per share in connection with
    the sale of discontinued operation       400,000

    Net loss                               (763,118)
                                          ----------

BALANCES, December 31, 1997              (1,132,965)

  Issuance of putable common stock               286

  Net loss                               (1,970,502)
                                          ----------

BALANCES, December 31, 1998             $(3,103,181)

  Net loss                                 (271,428)
                                          ----------

BALANCES, January 31, 1999              $(3,374,609)
                                          ==========



              The accompanying notes to financial statements
                 are an integral part of these statements.





                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)

                         STATEMENTS OF CASH FLOWS
                         ------------------------

                                               One-Month
                                              Period Ended   Years Ended
                                              January 31,    December 31,
                                                  1999           1998
                                              -----------    ------------
                                              (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                    $(271,428)     $(1,970,502)
  Adjustments to reconcile net loss to net
    cash used in operating activities-
      Depreciation and amortization                8,152           84,912
      Gain from disposal of discontinued
        operations                                  -                -
      Provision for doubtful accounts               -                -
      Accretion of putable stock                  50,000          612,200
      Accretion of discount on bridge loan          -             200,536
    Change in operating assets and
     liabilities-
      Accounts receivable                          1,237           96,904
      Prepaids and inventories                     4,984         (43,936)
      Other assets                               (1,636)          (2,866)
      Accounts payable                           137,280           37,910
      Accrued liabilities                         23,457           56,867
      Deferred revenue                            15,828          190,189
      Decrease in net assets of
        discontinued operations                     -                -
                                               ---------      -----------

      Net cash used in operating activities     (32,126)        (737,786)
                                               ---------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment            (37,303)         (71,154)
  Proceeds from disposal of discontinued
    operations                                      -                -
                                               ---------      -----------
      Net cash (used in) provided by
        investing activities                    (37,303)         (71,154)
                                               ---------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash overdraft                                  19,397             -
  Proceeds from issuance of common stock            -                 286
  Repayments of related party loans                 -            (61,780)
  Cash received on related party loans              -                -
  Repayments of stockholder notes                   -                -
  Cash received from stockholder notes              -             260,000
  Cash received from Cavion                         -             335,000
  Payment on capital lease obligations           (2,084)         (22,893)
                                               ---------      -----------
      Net cash provided by financing
        activities                                17,313          510,613
                                               ---------      -----------

NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                          (52,116)        (298,327)

CASH AND CASH EQUIVALENTS,
  beginning of period                             52,116          350,443
                                               ---------      -----------

CASH AND CASH EQUIVALENTS,
  end of period                                     -         $    52,116
                                               =========      ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
    Property acquired with capital leases           -         $    49,952
                                               =========      ===========
    Putable common stock issued in
      conjunction With stockholder notes            -         $   200,536
                                               =========      ===========
    Cash paid for interest                         5,148      $    88,461
                                               =========      ===========


                                              Years Ended     Nine-Month
                                              December 31,   Period Ended
                                                  1997    September 30, 1998
                                              ------------  -------------
                                                             (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                    $(763,118)   $(1,386,961)
  Adjustments to reconcile net loss to net
    cash used in operating activities-
      Depreciation and amortization               58,284         46,501
      Gain from disposal of discontinued
        operations                             (418,848)           -
      Provision for doubtful accounts             20,923           -
      Accretion of putable stock                 577,500        577,500
      Accretion of discount on bridge loan          -           133,067
    Change in operating assets and
     liabilities-
      Accounts receivable                      (135,522)         76,911
      Prepaids and inventories                      -          (41,182)
      Other assets                               (7,970)          1,169
      Accounts payable                            69,186         43,161
      Accrued liabilities                        184,169         32,589
      Deferred revenue                             8,695         48,094
      Decrease in net assets of
        discontinued operations                   64,884           -
                                               ---------      ---------

      Net cash used in operating
        activities                             (341,817)      (471,489)
                                               ---------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment           (181,422)       (56,071)
  Proceeds from disposal of
    discontinued operations                      475,000           -
                                               ---------      ---------
      Net cash (used in) provided by
        investing activities                     293,578       (56,071)
                                               ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash overdraft                                    -              -
  Proceeds from notes payable                       -            35,000
  Proceeds from issuance of common stock         400,050            286
  Repayments of related party loans)            (50,000)           -
  Cash received on related party loans            75,190           -
  Repayments of stockholder notes               (28,721)       (61,780)
  Cash received from stockholder notes              -           260,000
  Cash received from Cavion                         -              -
  Payment on capital lease obligations           (6,625)       (20,584)
                                               ---------      ---------
      Net cash provided by financing
        activities                               389,894        212,922
                                               ---------      ---------

NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                           341,655      (314,638)

CASH AND CASH EQUIVALENTS,
  beginning of period                              8,788        350,443
                                               ---------      ---------

CASH AND CASH EQUIVALENTS,
  end of period                                $ 350,443      $  35,805
                                               =========      =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
    Property acquired with capital leases      $  44,761      $  16,881
                                               =========      =========
    Putable common stock issued in
      conjunction with stockholder
      notes                                    $    -         $ 200,536
                                               =========      =========
    Cash paid for interest                     $  66,496      $  66,703
                                               =========      =========


              The accompanying notes to financial statements
                 are an integral part of these statements.



                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)

                       NOTES TO FINANCIAL STATEMENTS
                       -----------------------------

                 FOR THE PERIOD ENDED JANUARY 31, 1999 AND
                 -----------------------------------------

                FOR YEARS ENDED DECEMBER 31, 1998 AND 1997
                ------------------------------------------

                 (Information as of September 30, 1998 and
               for the nine months then ended is unaudited)

(1)  DESCRIPTION OF BUSINESS
     -----------------------

     Organization
     ------------

Sigmacom Corporation ("Sigmacom")was incorporated under the laws of the state of Colorado on June 26, 1992. In 1998 Sigmacom changed its name to Cavion Technologies, Inc. Effective January 1999, Cavion Technologies, Inc. changed its name to LanXtra, Inc. ("LanXtra" or the "Company"). Before 1998, the Company was engaged in integrating computer networks and communications technologies for financial institutions, Fortune 1000 companies and government agencies. On December 3, 1997, the Company entered into an asset purchase agreement with Convergent Communications Services, Inc. ("Convergent") for the sale of certain assets of the Company, including all assets related to the Company's network integrator business, including, without limitation, the name, "Sigmacom".

Since January 1, 1998, the Company has been engaged in developing and marketing a suite of network products and services for the credit union industry that includes: (1) a secure network that enables access via the internet or an intranet; (2) secure internet financial products such as internet banking software; and (3) secure internet access services for credit unions.

Subsequent to the transaction discussed below, the Company's activities will be limited to holding warrants for the purchase of Convergent common stock and common stock of the new Cavion Technologies, Inc. Further, in April 1999, the Board of Directors resolved to form a limited liability company and contribute the Company's remaining assets into such company. The ability of the Company and its successor limited liability company to continue operations depends upon the ultimate value, if any, of the financial instruments held and the resolution of the matters discussed in
Note 7. This raises substantial doubt about the Company and its successor's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

     Transfer of the Company's Assets, Liabilities and Operations
     ------------------------------------------------------------

In August 1998, the Company signed a letter of intent to transfer its assets and operations to a company to be renamed Cavion Technologies, Inc. ("Cavion"). In December 1998, the Company signed an Asset Purchase Agreement (the "Purchase Agreement") with Cavion for the transfer of substantially all the assets of the Company in exchange for 375,214 shares and 28,648 shares of Cavion's Class A and B common stock, respectively, and the assumption of liabilities. Also in December 1998, management shareholders of LanXtra received 625,356 shares of Class A common stock directly from Cavion. These management shareholders held sufficient voting shares, directly and indirectly through irrevocable proxies, to approve the transaction with Cavion.

The Class A common stock and Class B common stock of Cavion are alike in all respects, except that the Class B common shareholders have the option to put those shares to Cavion for $7 per share and a parallel call option is held by Cavion. The Class A common stock issued to the Company represents approximately 12% of the common equity of Cavion. The Purchase Agreement was consummated on February 1, 1999 and Cavion has subsequently assumed the operations of the Company. During the period from August 1998 through February 1, 1999, Cavion provided loans to the Company totaling $335,000 at January 31, 1999. Such loans were forgiven as part of the transaction. In management's opinion, the purchase of the Company's assets and assumption of its liabilities by Cavion will qualify under Internal Revenue Code regulations as a tax free reorganization.

Upon consummation of the Purchase Agreement, several of the Company's contractual arrangements were significantly modified. The Company's Investment Agreement, warrant and option agreements were cancelled and certain debt maturities were rescheduled by the creditors (see Notes 3 and 5).

Cavion is an entity formed by various third parties to acquire the business conducted by the Company. Through January 31, 1999, Cavion had raised $370,000 through debt offerings, $335,000 of which was advanced to the Company as of January 31, 1999. In February 1999, Cavion conducted a private placement of its Series A preferred stock, raising approximately $2 million.

The business now conducted by Cavion has never been profitable, and there is substantial risk associated with the Company's investment in Cavion common stock. It is probable that the value of this common stock will be highly volatile and it is reasonably possible that the ultimate value realized from the stock could be zero.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Interim Financial Statements (unaudited)
     ----------------------------------------

The interim financial statements as of and for the nine months ended September 30, 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. The results of operations for the interim period is not necessarily indicative of the results for the entire year.

     Basis of Presentation
     ---------------------

Accounting for transactions during the one-month period ending January 31, 1999, is on the same basis of accounting as for the years ended December 31, 1998 and 1997. The Company has presented information as of and for the one-month period ended January 31, 1999, as this represents the final period in which the business transferred to Cavion was conducted by the Company.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

The Company considered all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Fair Value of Financial Instruments
     -----------------------------------

The fair value of the Company's cash and cash equivalents, trade receivables and payables approximated their carrying amounts due to their short-term nature. The fair value of the Company's other financial instruments are as follows:

                                                  January 31, 1999 and
                                                   December 31, 1998
                                               -------------------------
                                                             Approximate
                                                Carrying         Fair
                                                 Amount         Value
                                               ----------    -----------

Related party collateralized loans             $   13,410     $  11,000
Notes payable to stockholders                     300,000       260,000
Revolving line of credit                          600,000       600,000
Putable stock               1,700,236/1,650,236                 175,000


                                                   December 31, 1997
                                               -------------------------
                                                             Approximate
                                                Carrying         Fair
                                                 Amount         Value
                                               ----------    -----------

Related party collateralized notes             $   75,190     $   6,000
Notes payable to stockholders                      40,000         3,000
Revolving line of credit                          600,000       600,000
Putable stock                                     837,500        15,000


Fair values at January 31, 1999 and December 31, 1998 have been estimated using the values placed on them by the buyer in the transaction described above. Fair values at December 31, 1997, have been estimated based upon the terms of subsequent financings.

     Concentration of Credit Risk
     ----------------------------

Financial instruments which potentially subjected the Company to concentrations of credit risk were accounts receivable, which were concentrated among credit union customers. The Company performed ongoing credit evaluations of its customers' financial condition and generally required no collateral. Additionally, the Company managed a portion of its credit risk by billing certain services in advance. The Company had no significant financial instruments with off-balance sheet risk of accounting loss, such as foreign exchange contracts, option contracts or other hedging arrangements.

     Property and Equipment
     ----------------------

Property and equipment were recorded at cost and depreciated using the straight-line method over the lesser of the lease term or their estimated lives as follows:

          Furniture and fixtures                          7 years
          Computer equipment                          3 - 5 years
          Licensed software                               3 years
          Leasehold improvements                Life of the lease


     Impairment of Long-Lived Assets
     -------------------------------

The Company reviewed its long-lived assets for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. During 1997 and 1998 and in January 1999, no impairment losses were recorded.

     Accrued Liabilities
     -------------------

Accrued liabilities consist of the following:

                                                        December 31,
                                       January 31,  -------------------
                                           1999       1998       1997
                                       -----------  --------   --------

     Wages payable and accrued
       vacation                          $48,545     $ 44,661  $ 30,924
     Accrued vendor payable               78,673       78,673    78,673
     Accrued professional fees            41,257       27,500     9,657
     Other liabilities                    17,969       21,074    92,093
                                        --------     --------  --------
     Total accrued liabilities          $186,444     $171,908  $211,347
                                        ========     ========  ========

     Income Taxes
     ------------

A current provision for income taxes was recorded for actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred income tax assets and liabilities were recorded for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities and carryforwards. The overall change in deferred tax assets and liabilities for the period measured the deferred tax expense for the period. Effects of changes in tax laws on deferred tax assets and liabilities were reflected as adjustments to tax expense in the period of enactment. Deferred tax assets were recognized for the expected future tax effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets were then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, were not expected to be realized.

     Net Loss Per Share
     ------------------

The Company reports net loss per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" which requires the presentation of both basic and diluted earnings (loss) per share. Basic net loss per common share has been computed based upon the weighted average number of shares of common stock outstanding during the period, excluding putable common stock as an assumed cash settlement is more dilutive than a share settlement. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period if the effect of the potential common shares is dilutive. The Company has excluded the weighted average effect of common stock issuable upon exercise of all warrants and options for common stock from the computation of diluted earnings per share as the effect of all such securities is anti-dilutive for all periods presented. The shares excluded (without regard to the treasury stock method) are as follows:

          For the year ended December 31:
            1998                           531,978
            1997                           307,113

There are no such shares excluded for the month ended January 31, 1999, due to the cancellation of options and warrants at December 31, 1998.

Basic and diluted net loss per share is computed using the following average shares outstanding:

                                                                    Nine
                                                                   Months
                                                 Years Ended       Ended
                                  Month Ended    December 31,    September
                                  January 31,  ----------------     30,
                                      1999       1998     1997      1998
                                  -----------  -------  -------   --------

Weighted average shares
  outstanding                        315,112    304,130  237,205  299,196
Less:  Weighted average
  shares of putable stock           (58,648)   (46,811) (30,000) (42,732)
                                     -------    -------  -------  -------
Net weighted average
  shares outstanding                 256,464    257,319  207,205  256,464
                                     =======    =======  =======  =======

     Stock Based Compensation
     ------------------------

The Company accounted for its employee stock option plans and other employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company adopted the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which allows entities to continue to apply the provisions of APB 25 for transactions with employees and provide pro forma disclosures for employee stock grants made in 1997 and future years as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these transactions. The Company accounted for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123.

     Revenue Recognition
     -------------------

The Company generated revenue from three sources: (1) service revenue for the installation of internet access equipment at customer sites, (2) software license fees, and (3) recurring monthly network access and connectivity fees. Service revenue was recognized as the services were performed. Software license arrangements typically provided for enhancements over the term of the arrangement, and software license fees were generally received in advance, deferred and recognized ratably over the term of the arrangement. Network access and connectivity fees were typically billed in advance and recognized in the month that the access/connectivity was provided.

     Software Development Costs
     --------------------------

Capitalization of software development costs commenced upon the establishment of technological feasibility of the software product. The Company's software products were deemed to be technologically feasible at the point the Company commenced field testing of the software. The period from field testing to general customer release of the software was brief and the costs incurred during this period were insignificant.
Accordingly, the Company did not capitalize any qualifying software development costs.

     Comprehensive Income
     --------------------

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. From its inception through January 31, 1999, there were no differences between comprehensive loss and net loss.

     Segment Information
     -------------------

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In accordance with the provisions of SFAS No. 131, the Company has determined that it had one reportable operating segment at December 31, 1998 and January 31, 1999.

     Recently Issued Accounting Pronouncement
     ----------------------------------------

     Statement of Financial Accounting Standards No. 133

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 in the year ended December 31, 2000. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Company's derivative financial instruments include a written put on the Company's common stock and the Convergent warrants (Note 8).

     Reclassifications
     -----------------

Certain amounts in the 1997 financial statements have been reclassified to conform to the current year presentation.

(3)  DEBT
     ----

     Revolving Line of Credit
     ------------------------

In 1996, the Company entered into a two-year revolving line of credit (the "Revolving Line of Credit") with a bank which allows for borrowings up to $600,000. Interest accrues at a rate equal to the Bank's reference rate plus 1.5% (9.25%, 9.25% and 10% at January 31, 1999, December 31, 1998 and
1997, respectively). The Revolving Line of Credit is collateralized by letters of credit issued by the Company and certain stockholders as well as by agreements among certain stockholders (see Note 5). In 1998, the Revolving Line of Credit was extended and all amounts outstanding were due on January 31, 1999. As part of the Purchase Agreement, the Revolving Line of Credit was assumed by Cavion and the maturity date of the loan was extended to December 31, 1999.

As part of the 1997 asset sale agreement with Convergent, it was agreed that the Company would be reimbursed for interest expense incurred on the Revolving Line of Credit if certain revenue targets were achieved on the line of business sold. In 1998, Convergent reimbursed the Company for interest expense totaling $30,334 until June 30, 1998, when such reimbursements were discontinued because the revenue targets were not met.

     Notes Payable to Stockholders
     -----------------------------

The notes payable to stockholders consist of eight notes totaling $300,000 at January 31, 1999, and December 31, 1998. Two of the notes have an aggregate principal balance of $40,000 and accrue interest at a rate of prime plus 2% (9.75%, 9.75% and 10.5% as of January 31, 1999, December 31, 1998 and 1997, respectively). During 1999, 1998 and 1997, the Company continued to accrue interest in accordance with the terms of the notes. The notes are unsecured.

Effective May 28, 1998, the Company entered into six note payable agreements (the "Bridge Loans") with certain stockholders and management (the "Lenders"), whereby the Company borrowed $260,000. Interest on the Bridge Loans was payable at the rate of 42% per year. Under the original terms of the Bridge Loans, the principal was payable in monthly installments and the balance, including accrued interest, was due on January 1, 1999. In connection with the Purchase Agreement, the maturity was extended to the date on which Cavion obtains 100 credit union customers (the "100 Credit Union Date"). In addition, interest terms were amended such that no interest will accrue after December 31, 1998. The Bridge Loans are unsecured.

As additional consideration for the Bridge Loans, the Lenders were issued 28,648 shares of the Company's nonvoting common stock for $.01 per share. The Lenders had the right to sell these shares back to the Company for a purchase price of $7 per share, during a 60-day period beginning January 1, 1999. As a result of this transaction, $200,536 was recorded as a debt discount and accreted as interest expense in 1998. The common stock was accreted to its redemption value at December 31, 1998. The right to sell shares back to the Company was canceled in conjunction with the Purchase Agreement, in exchange for the stockholders being granted the same rights in 28,648 shares of Cavion's Class B common stock.

     Note Payable
     ------------

On September 14, 1998, the Company entered into a loan agreement with Cavion to borrow up to $300,000, at an interest rate of 16% and a maturity date of March 14, 1999. The note was secured by substantially all of the tangible and intangible assets of the Company (including its technology). On December 29, 1998, Cavion agreed to lend up to an additional $55,000 under the same terms, and advanced $35,000 of this amount. As part of the Purchase Agreement, this loan was forgiven.

     Related Party Collateralized Loans
     ----------------------------------

The Company entered into factoring agreements (the "Agreements") with management and a stockholder of the Company. Accrued interest as of January 31, 1999, December 31, 1998 and 1997, under the Agreements was $27,952, $27,952 and $6,905, respectively, and is included in accrued interest in the accompanying financial statements. Under the terms of the Agreements, interest accrued on the outstanding balances at a rate of 3% for the first 30 days and 1% for each additional 10 days until the outstanding balances were paid in full. In connection with the Purchase Agreement, the maturity of these loans was extended to the 100 Credit Union Date. In addition, interest terms were amended such that no interest will accrue after February 1, 1999.

(4)  CAPITAL LEASE OBLIGATIONS
     -------------------------

The Company entered into various capital lease agreements related to computers and various office equipment. The capital leases have terms ranging from 24 to 36 months with interest rates ranging between 11.4% and 20.3%.

As of December 31, 1998, the present value of future minimum lease payments are as follows:

     Year Ending December 31,
          1999                                      $ 39,509
          2000                                        21,513
          2001                                        15,578
                                                    --------
                                                      76,600
          Less: amounts representing interest       (11,405)
                                                    --------
                                                      65,195
          Less: current portion                     (32,363)
                                                    --------
          Long-term capital lease obligation        $ 32,832
                                                    ========

The net book value of assets under capital lease obligations as of January 31, 1999 was $65,069.

(5)  STOCKHOLDERS' DEFICIT
     ---------------------

     Investment Agreement
     --------------------

In August 1996, the Company entered into an investment agreement (the "Investment Agreement") under which the Company sold 30,000 shares of common stock to an investor group at par value, subject to a put option agreement (the "Put Options"). The investor group provided letters of credit for $600,000 to secure the Company's Revolving Line of Credit. The Put Options were exercisable for a 60-day period beginning August 1, 1999.

The original terms of the Put Options provided that they would be canceled if the Company completes a public stock offering and repaid the Revolving Line of Credit. The amounts to be redeemed under the Put Options were being accreted over the period to their exercise date using the straight line method, and has been included in interest expense in the accompanying statements of operations. Contingent upon consummation of the Purchase Agreement with Cavion, the investor group, under a separate agreement, has agreed to cancel the Put Options. The letters of credit provided by the investor group continue to secure the Company's Revolving Line of Credit until it is repaid by Cavion. However, LanXtra is obligated to reimburse the investor group in the event of foreclosure on their collateral.

If Cavion defaults on the Revolving Line of Credit, 171,000 shares of the Company's outstanding common stock held by certain members of the Company's investor group are to be forfeited and transferred back to the Company.

     Warrants
     --------

The Investment Agreement required that if the Company repaid its Revolving Line of Credit but failed to complete a qualified initial public offering by January 31, 2000, the investor group would be issued warrants to purchase 30,000 shares of common stock. The warrants will have an exercise price equal to the book value per share on December 31, 1999, and are exercisable anytime within three years from the date of issuance. As part of the Purchase Agreement, such warrants were canceled.

The Company also issued a stockholder warrants to purchase 7,113 shares of common stock in consideration for services performed in connection with the Investment Agreement. The warrants had an exercise price of $ 7.70 and are exercisable upon the expiration or the exercise of the Put Option. No value was attributed to these warrants as it was unlikely these warrants would be exercised prior to the exercise date. As part of the Purchase Agreement, such warrants were canceled.

     Stock Options
     -------------

In 1997, the Company adopted a stock option plan. Stock options to employees were granted at various exercise prices and vested between one and five years.

The following table summarizes stock option activity for the plan:

                                           1998                1997
                                     ----------------   -----------------
                                            Weighted            Weighted
                                            Average             Average
                                            Exercise            Exercise
                                   Shares    Price     Shares    Price
                                   ------   --------   ------   --------

Outstanding at beginning of year   270,000   $ 7.50      5,000    $0.01
     Granted                       196,217     4.60    292,105    $6.94
     Cancelled                   (466,217)    (5.93)  (22,105)    $0.01
     Exercised                        -        -       (5,000)    $0.01
                                   -------   ------    -------    ------
Outstanding at end of year            -      $ -       270,000    $7.50
                                   =======   ======    =======    ======

Weighted average fair value of options
     granted during the year                  $1.79               $1.63
                                              =====               =====

As of December 31, 1998, all outstanding options for common stock were canceled.

Under the fair value approach of SFAS 123, the total fair value of options granted under the Plan during 1997 was approximately $478,000. If the Company had accounted for its stock option plan in accordance with SFAS 123, the Company's net loss and pro forma net loss would have been reported as follows:


                                                  1998          1997
                                              ------------   ----------

     Net loss:           As reported         $(1,970,502)   $(763,118)
                                              ===========    =========
                         Pro forma           $(2,321,196)   $(819,242)
                                              ===========    =========

     Per share data:     As reported               $(7.66)     $(3.68)
                                                   ======       ======

                         Pro forma                 $(9.02)     $(3.95)
                                                   ======       ======

The fair value of each option grant was estimated on the date of the grant using the minimum value method. Assumptions used to calculate the fair value were risk free interest rates of 6.22% to 6.25%, no dividend yields, an expected life of three to five years and volatility of .001%.

(6)  INCOME TAXES
     ------------

From inception, the Company has generated losses for both financial reporting and tax purposes. At January 31, 1999, December 31, 1998 and 1997, the Company had a net operating loss carryforward for income tax purposes of approximately $1,550,000, $1,328,000 and $530,000, respectively. These would expire beginning in 2011 through 2018, if not utilized. The net loss carryforwards resulted in a deferred tax asset of approximately $613,000, $530,000 and $199,000 at January 31, 1999,
December 31, 1998 and 1997, respectively. Due to the uncertainty relating to the realization of the benefit of the net operating loss carryforward, a valuation allowance has been recorded for the full amount.

The Company paid no federal or state income taxes in 1998 or 1997.

The effective tax rate differs from the statutory tax rate applied to the loss from continuing operations for the following reasons:

                                         January         December 31,
                                           1999        1998        1997
                                        ---------   ----------  ----------

     Expected federal benefit           $(92,285)  $(669,971)  $(624,067)
     Expected state benefit,
       net of federal                     (8,957)    (65,027)    (60,571)
     Non-deductible accretion              18,650     403,998     229,039
     Increase in valuation
       allowance                           82,592     331,000     455,599
                                         --------    --------    --------
     Provision/benefit for income
       taxes related to loss from
       continuing operations             $   -       $   -       $   -
                                         ========    ========    ========

No taxes were provided against the gain and results from discontinued operations as no incremental taxes were due.

(7)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Leases
     ------

The Company had operating lease agreements relating to office facilities and equipment which expire through 2000. Future minimum lease payments under these agreements were as follows:

          Year Ended December 31,
               1999                        $60,049
               2000                          2,298
                                           -------
                                           $62,347
                                           =======

Rent expense for the years ended December 31, 1998 and 1997 was approximately $60,621 and $73,000, respectively, and approximately $5,000 for January 1999. Obligations for payments under these leases were assumed by Cavion.

     Legal Matters
     -------------

In the normal course of business, the Company is subject to, and may become a party to, litigation arising out of its operations. In management's opinion, none of the matters currently in actual or threatened litigation will have a material impact on the Company's financial position or results of operations.

In connection with the Purchase Agreement transaction, a shareholder of the Company exercised his rights as a dissenting shareholder. If the shareholder is permitted to pursue this claim in a legal proceeding, the Company could be required to pay the shareholder the fair value of his shares immediately before the closing date of the Purchase Agreement. Management believes that the value paid on account of these shares pursuant to the Purchase Agreement is greater than the amount which the dissenting shareholder could recover under Colorado law. The dissenting shareholder has asserted, however, that the value of his 50,000 LanXtra shares immediately before the closing date of the Purchase Agreement is approximately $250,000. The ultimate resolution of the matter, which is expected to occur within one year, could result in an obligation to the shareholder. Further, should the Company, or Cavion as successor, be required to make a payment to this shareholder, such payment could result in the Cavion purchase transaction being treated as a taxable transaction which could subject the Company to a significant tax liability.

(8)  DISCONTINUED OPERATION
     ----------------------

On December 3, 1997, the Company sold the network integrator operations (the "Discontinued Operation") of the Company for cash of $475,000. This transaction resulted in a gain of $418,848. The Company also received $30,334 in 1998 from Convergent related to this transaction and has included this amount in other income for 1998.

In conjunction with the sale, the Company also issued Convergent 51,464 shares of common stock in exchange for $400,000.

The Company also received a warrant to purchase 50,000 shares of Convergent's common stock at an exercise price of $7.50 per share. The warrant was exercisable immediately and expires on December 3, 1999. As of January 31, 1999, the Company had not exercised the warrant. No value has been attributed to this warrant in the accompanying financial statements as management believes the value of this warrant is nominal. Convergent is not a publicly traded company, and based on information available to the Company, the exercise price is significantly in excess of the estimated market value of Convergent's common stock.

Summarized results of operations financial position and earnings per share data of the discontinued operations were as follows:

                                                   For the Year Ended
                                                    December 31,1997
                                                   ------------------

     Results of operations:
       Revenue                                         $3,723,130
       Net income from discontinued operation             653,528

     Basic and diluted per share information:

       Basic and diluted net income from discontinued
          operation                                        $3.15
                                                            =====

       Basic and diluted gain on sale of
          discontinued operation                           $2.02
                                                            =====


(9)  PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
     ------------------------------------------

The following presents unaudited balance sheet information of Cavion as of September 30, 1999 and pro forma statements of operations data for the year ended December 31, 1998, and the nine-month period ended September 30, 1999 for the Company and Cavion. For purposes of the pro forma statements of operations, the transfer of the Company's assets and assumption of its liabilities was assumed to be consummated on January 1, 1998. Pro forma earnings per share are calculated as if the Purchase Agreement was completed on January 1, 1998.


                                                         Cavion
                                                   September 30,1999
                                                   -----------------

     Current assets                                    $  838,170
     Noncurrent assets                                  4,667,162
                                                       ----------
          Total assets                                 $5,505,332
                                                       ==========

     Current liabilities                               $2,921,002
     Noncurrent liabilities                               699,285
     Stockholders' equity                               1,885,075
                                                       ----------
                                                       $5,505,332
                                                       ==========


The pro forma statement of operations for the year ended December 31, 1998 is as follows:



                                                 Pro Forma
                          LanXtra     Cavion    Adjustments    Pro Forma
                        ---------------------  -------------- ------------
                                                (unaudited)   (unaudited)

Revenue                 $   215,022  $    -    $    -         $   215,022
Cost of revenue             222,419       -         -             222,419
                        -----------  --------  ---------      -----------
  Gross profit (loss)       (7,397)       -         -             (7,397)

Operating expenses        1,117,892     6,877    914,146  (1)   2,038,915
Nonoperating expenses       845,213    29,067   (584,480) (2)     289,800
                        -----------  --------  ---------      -----------

  Loss from continuing
    operations         $(1,970,502) $(35,944) $(329,666)     $(2,336,112)
                        ===========  ========  =========      ===========

Net loss from continuing
  operations per basic
  share                                                            $ (.77)
                                                                   ======

Weighted average shares
  outstanding                                                   3,029,218
                                                                =========

     (1)  Amortization of goodwill
          (2) Reduction of interest expense to reflect Cavion's capital structure.


The pro forma statement of operations for the nine-month period ended September 30, 1999 is as follows:

                                      Cavion
                                      (Nine
                                      Months
                         LanXtra      Ended
                         (January September 30,  Pro Forma
                          1999)       1999)     Adjustments    Pro Forma
                        ---------- ------------ ------------  ------------
                                   (unaudited)  (unaudited)   (unaudited)


Revenue                 $  37,850  $   384,809  $   -         $   422,659
Cost of revenue            31,898      283,467      -             315,365
                        ---------  `---------- ---------       ----------

  Gross profit              5,952      101,342       -            107,294

Operating expenses        213,311    2,803,816    79,421  (1)   3,096,548
Nonoperating expenses      64,069      391,966   (52,932) (2)     403,103
                        ---------  -----------  --------      -----------

  Net Loss             $(271,428) $(3,094,440) $(26,489)     $(3,392,357)
                        =========  ===========  ========      ===========

Net loss per basic
  share                                                            $(1.20)
                                                                    =====
Weighted average
  shares outstanding                                            2,830,600
                                                                =========

     Adjustments
     -----------

     (1)  Amortization of goodwill
          (2) Reduction of interest expense to reflect Cavion's capital structure



(10) CONDENSED FINANCIAL STATEMENTS, AFTER CONSUMMATION
     --------------------------------------------------
     OF PURCHASE AGREEMENT (UNAUDITED)
     ---------------------------------

The following unaudited balance sheet reflects the Company's balance sheet following the transfer of the Company's assets to and assumption of its liabilities by Cavion which was completed February 1, 1999 (see Note 1). The investment in Cavion stock has been recorded at the net book value of the assets transferred to and liabilities assumed by Cavion. Because the liabilities assumed by Cavion exceeded the value of the assets transferred and the Company was relieved from its obligations for those transferred liabilities, the investment in Cavion was recorded at zero. As discussed in Note 8, management believes that the fair value of the Convergent warrants was zero.

     Investment in Cavion common stock              $   -
     Investment in Convergent warrants                  -
                                                    --------
                                                    $   -
                                                    ========

     Stockholders' equity (deficit)                 $   -
                                                    ========






          CAVION TECHNOLOGIES, INC.
               (Formerly Network Acquisitions, Inc.)

          FINANCIAL STATEMENTS
          AS OF SEPTEMBER 30, 1999 (UNAUDITED),
            MARCH 31, 1999
            AND DECEMBER 31, 1998
          TOGETHER WITH REPORT OF INDEPENDENT
             PUBLIC ACCOUNTANTS







                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Cavion Technologies, Inc.:

We have audited the accompanying balance sheets of CAVION TECHNOLOGIES, INC. (a Colorado corporation doing business as cavion.com; formerly Network Acquisitions, Inc.; the "Company") as of March 31, 1999 and December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and for the period from inception (August 18, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cavion Technologies, Inc. as of March 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for the three months ended March 31, 1999 and for the period from inception (August 18, 1998) to December 31, 1998, in conformity with generally accepted accounting principles.


                                             /s/ARTHUR ANDERSEN LLP


Denver, Colorado,
May 18, 1999, except with respect
to certain matters discussed in Note 10, as to which the date is November 23, 1999.




                                                               Page 1 of 2



                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (Formerly Network Acquisitions, Inc.)


                              BALANCE SHEETS
                              --------------



                                   September 30, March 31,   December 31,
                                        1999        1999         1998
                                     ---------- -----------  -----------
                                    (unaudited)
            ASSETS
            ------

CURRENT ASSETS:
   Cash and cash equivalents       $   249,217   $ 1,055,230  $    19,735
   Accounts receivable                  43,709         9,393        -
   Prepaid  assets                      80,529        50,841        -
   Inventories                           5,832         5,832        -
   Deferred offering costs             458,883       119,773        -
                                     ---------    ----------    ---------
      Total current assets             838,170     1,241,069       19,735
                                     ---------    ----------    ---------
PROPERTY AND EQUIPMENT, at cost:
   Leasehold improvements               19,634        17,809        -
   Furniture and fixtures               42,970        27,157        -
   Network equipment and
      licensed software                465,440       385,668        -
                                     ---------    ----------    ---------
                                       528,044       430,634        -
   Less - Accumulated depreciation    (79,282)      (17,531)        -
                                     ---------    ----------    ---------
      Property and equipment, net      448,762       413,103        -
                                     ---------    ----------    ---------

DEBT ISSUANCE COSTS, net of
   accumulated amortization of
   $76,761 (unaudited), $12,103
   and $4,232, respectively             16,902        50,515       49,412

DEPOSIT FOR LETTER OF CREDIT            20,000        20,000        -

DEFERRED LANXTRA ACQUISITION COSTS       -             -        2,204,814

GOODWILL AND OTHER INTANGIBLE
   ASSETS, net of accumulated
   amortization of $635,369
   (unaudited) and $158,776 as of
   September 30, 1999 and as of
   March 31, 1999, respectively      4,129,899     4,604,492        -

OTHER ASSETS                            51,599        24,482        -
                                     ---------    ----------    ---------
TOTAL ASSETS                       $ 5,505,332   $ 6,353,661  $ 2,273,961
                                     =========     =========    =========

              The accompanying notes to financial statements
               are an integral part of these balance sheets.



                                                               Page 2 of 2

                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (Formerly Network Acquisitions, Inc.)

                              BALANCE SHEETS
                              --------------


                                  September 30,  March 31,   December 31,
                                       1999         1999         1998
                                   -----------  -----------  -----------
                                   (unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
   Accounts payable                $   571,981   $   201,928  $     -
   Accrued liabilities                 351,928       286,657       31,185
   Accrued interest                     92,148       146,613        2,116
   Deferred revenue and deposits       363,532       235,863        -
   Deferred revenue - license
      agreements                       300,000         -            -
   Related party collateralized
      loans                             13,152        11,586        -
   Current portion of capital
      lease obligations                 44,824        52,378        -
   Notes payable to stockholders       300,000       253,393        -
   Bridge loan                         283,437         -            -
   Revolving line of credit            600,000       600,000        -
                                     ---------     ---------    ---------
      Total current liabilities      2,921,002     1,788,418       33,301
                                     ---------     ---------    ---------

LONG-TERM LIABILITIES:
   Capital lease obligations            51,513        62,438        -
   Notes payable                       451,165       338,155      252,833
                                     ---------    ----------    ---------
      Total long-term liabilities      502,678       400,593      252,833
                                     ---------    ----------    ---------

PUTABLE CLASS B COMMON STOCK;
   30,000 shares authorized;
   28,648, 28,648 and 0 shares issued
   and outstanding, respectively
   (stated at accreted value; total
   redemption value of $200,536)       196,577       172,816        -

COMMITMENTS AND CONTINGENCIES
   (Notes 1 and 7)

STOCKHOLDERS' EQUITY:
   Series A Convertible Preferred
      Stock; $.0001 par value,
      10,000,000 shares authorized;
      700,000 (unaudited), 567,000
      and 0 issued and outstanding,
      respectively (liquidation
      value of $4,200,000
      (unaudited), $3,402,000,
      and 0                          1,848,000     1,496,880        -

   Class A Common Stock; $.0001 par
      value, 19,970,000 shares
      authorized; 2,706,326
      (unaudited), 3,006,210 and
      2,625,356 issued and outstanding,
      respectively                         271           302          263
   Warrants                             33,127         -           13,284
   Additional paid-in capital        3,188,765     3,188,765    2,010,224
   Accumulated deficit             (3,185,088)     (694,113)     (35,944)
                                     ---------     ---------    ---------
      Total stockholders' equity     1,885,075     3,991,834    1,987,827
                                     ---------     ---------    ---------

TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY         $ 5,505,332   $ 6,353,661  $ 2,273,961
                                     =========     =========    =========


              The accompanying notes to financial statements
               are an integral part of these balance sheets.






                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                  (Formerly Network Acquisitions, Inc. )

                         STATEMENTS OF OPERATIONS
                         ------------------------


                                                             Period from
                                      Nine         Three-     Inception
                                     Months        Months    (August 18,
                                     Ended         Ended       1998) to
                                 September 30,   March 31,   December 31,
                                      1999          1999         1998
                                  -----------   -----------  -----------
                                  (unaudited)

REVENUE:
   Network access and              $   273,335   $    55,578  $     -
      connectivity fees
   Installation services               103,481         9,623        -
   Software licensing fees               7,993         1,338        -
                                     ---------    ----------    ---------
      Total revenue                    384,809        66,539        -
                                     ---------    ----------    ---------
COST OF REVENUE:
   Network access and connectivity     179,303        34,749        -
   Installation services               104,164         6,694        -
                                     ---------    ----------    ---------
      Total cost of revenue            283,467        41,443        -
                                     ---------     ---------    ---------
      Gross profit                     101,342        25,096        -
                                     ---------     ---------    ---------
OPERATING EXPENSES:
   Selling and marketing               957,590       121,606
   General and administrative          886,896       282,643        6,877
   Research and development            323,960        46,584        -
   Amortization of goodwill            635,370       158,776        -
                                     ---------    ----------    ---------
      Total operating expenses       2,803,816       609,609        6,877
                                     ---------    ----------    ---------
LOSS FROM OPERATIONS               (2,702,474)     (584,513)      (6,877)

INTEREST EXPENSE                     (391,966)      (73,656)     (29,067)
                                     ---------    ----------    ---------
NET LOSS                           $(3,094,440)  $ (658,169)  $  (35,944)
                                     =========    ==========    =========

NET LOSS APPLICABLE TO COMMON
   STOCKHOLDERS
      Net loss                     $(3,094,440)    (658,169)  $  (35,944)
      Dividends, convertible
        preferred stock
        stock                         (54,704)         -            -
                                    ----------    ----------    ---------

NET LOSS APPLICABLE TO COMMON
   STOCKHOLDERS                    $(3,149,144)  $ (658,169)  $  (35,944)
                                    ==========    ==========    =========

BASIC AND DILUTED NET LOSS
   PER SHARE                       $     (1.12)  $    (0.23)  $     (0.02)
                                     =========     =========    =========

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - BASIC AND DILUTED   2,806,287     2,875,879    2,078,170
                                     =========     =========    =========

              The accompanying notes to financial statements
                 are an integral part of these statements.


                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (formerly Network Acquisitions, Inc.)


                    STATEMENTS OF STOCKHOLDERS' EQUITY
                    ----------------------------------
         FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED),
         --------------------------------------------------------
                     THREE MONTHS ENDED MARCH 31, 1999
                     ---------------------------------
            AND FOR THE PERIOD FROM INCEPTION (AUGUST 18,1998)
            --------------------------------------------------
                           TO DECEMBER 31, 1998
                           --------------------


                                          Series A
                                        Convertible
                                      Preferred Stock      Common Stock
                                    -------------------  ----------------
                                     Shares     Amount    Shares   Amount
                                    -------   -------------------  ------

BALANCES, August 18, 1998              -      $    -         -      $ -
  Issuance of common stock
    for $.0001 per share               -           -     2,000,000    200
  Issuance of common stock
    for $.01 per share, recorded
    at December 21, 1998
    estimated fair value of $3.00
    per share                          -           -       625,356     63
  Issuance of warrants to note
    holders                            -           -         -       -
  Repurchase of common stock           -           -      (44,400)    (4)
  Issuance of warrants to Selling
    Agent                              -           -         -       -
  Exercise of warrants by note
    holders                            -           -        44,400      4
  Net loss                             -           -         -      -
                                   ---------   --------- ---------   ----
BALANCES, December 31, 1998            -           -     2,625,356    263
  Issuance of common stock for
    LanXtra business, recorded at
    February 1, 1999, estimated
    fair value of $3.00 per share      -           -       375,214     38
  Issuance of warrants to note
    holders                            -           -         -       -
  Repurchase of common stock           -           -      (12,000)    (1)
  Issuance of warrants to Selling
    Agent                              -           -         -       -
  Exercise of warrants by
    note holders and Selling
    Agent                              -           -        17,640      2
  Issuance of Series A Preferred
    Stock for $3.00 per share,
    net of offering costs of
    $204,120                         567,000   1,496,880     -       -
  Net loss                             -           -         -       -
                                     -------   --------- ---------   ----
BALANCES, March 31, 1999             567,000   1,496,880 3,006,210    302




                                Addi-     Warrants               Total
                                tional      for       Accumu-    Stock-
                               Paid-In     Common      lated    holders'
                               Capital     Stock      Deficit    Equity
                              ----------  --------    --------  --------

BALANCES, August 18, 1998     $    -     $   -       $   -     $    -
  Issuance of common stock
    for $.0001 per share           -         -           -            200
  Issuance of common stock
    for $.01 per share,
    recorded at December 21,
    1998 estimated fair
    value of $3.00 per share   1,876,005     -           -      1,876,068
  Issuance of warrants to
    note holders                   -       133,775       -        133,775
  Repurchase of common stock       -         -           -            (4)
  Issuance of warrants to
    Selling Agent                  -        13,284       -         13,284
  Exercise of warrants by
    note holders                 134,219 (133,775)       -            448
  Net loss                          -        -        (35,944)   (35,944)
                               ---------  --------   ---------  ---------
BALANCES, December 31, 1998    2,010,224    13,284    (35,944)  1,987,827
  Issuance of common stock
    for LanXtra business,
    recorded at February 1,
    1999, estimated fair
    value of $3.00 per share   1,125,604     -           -      1,125,642
  Issuance of warrants to
    note holders                   -        35,885       -         35,885
  Repurchase of common stock       -         -           -            (1)
  Issuance of warrants to
    Selling Agent                  -         3,590       -          3,590
  Exercise of warrants by
    note holders and Selling
    Agent                         52,937  (52,759)       -            180
  Issuance of Series A
    Preferred Stock for $3.00
    per share, net of offering
    costs of $204,120              -         -           -      1,496,880
  Net loss                         -         -       (658,169)  (658,169)
                               ---------   -------    --------  ---------
BALANCES, March 31, 1999       3,188,765     -       (694,113)  3,991,834


              The accompanying notes to financial statements
                 are an integral part of these statements.





                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (formerly Network Acquisitions, Inc.)

                    STATEMENTS OF STOCKHOLDERS' EQUITY
                    ----------------------------------

         FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED),
         --------------------------------------------------------
                     THREE MONTHS ENDED MARCH 31, 1999
                     ---------------------------------
            AND FOR THE PERIOD FROM INCEPTION (AUGUST 18,1998)
            --------------------------------------------------

                           TO DECEMBER 31, 1998
                           --------------------


                                          Series A
                                        Convertible
                                      Preferred Stock      Common Stock
                                    -------------------  ----------------
                                     Shares     Amount    Shares   Amount
                                    -------   -------------------  ------


  Issuance of Series A
    Preferred Stock for $3.00
    per share, net of offering
    costs of $213,080, including
    warrant valued at $165,200       133,000     185,920     -       -

  Repurchase of common stock           -           -     (299,884)   (31)

  Dividends on Series A
    Preferred Stock                    -           -         -       -

  Issuance of warrants to note
    holders                            -           -         -       -

  Cancellation of warrants             -           -       165,200   -

  Net loss                             -           -         -       -
                                     -------   --------- ---------   ----
BALANCES, September 30, 1999
  (unaudited)                        700,000  $1,848,000 2,706,326   $271
                                     =======   ========= =========   ====




                               Addi-                             Total
                               tional               Accumu-      Stock-
                              Paid-In                lated      holders'
                              Capital    Warrants   Deficit      Equity
                             ----------  -------- ------------ ----------


  Issuance of Series A
    Preferred Stock for
    $3.00 per share, net of
    offering costs of
    $213,080, including
    warrant valued at
    $165,200                      -       165,200       -         351,120

  Repurchase of common stock      -         -           -            (31)

  Dividends on Series A
    Preferred Stock               -         -        (54,704)    (54,704)

  Issuance of warrants to
    holders                       -        33,127       -          33,127

  Cancellation of warrants        -     (165,200)       -           -

  Net loss                        -         -     (2,436,271) (2,436,271)
                             ----------  -------- -----------  ----------
BALANCES, September 30,
    1999 (unaudited)         $3,188,765  $ 33,127$(3,185,088)  $1,885,075
                             ==========  ======== ===========  ==========

              The accompanying notes to financial statements
                 are an integral part of these statements.



                                                               Page 1 of 2
                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (formerly Network Acquisitions, Inc.)

                         STATEMENTS OF CASH FLOWS
                         ------------------------


                                                             Period from
                                       Nine        Three      Inception
                                      Months       Months    (August 18,
                                      Ended        Ended       1998) to
                                  September 30,  March 31,   December 31,
                                       1999         1999         1998
                                   ------------ -----------  ------------
                                   (unaudited)

CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss                        $(3,094,440)  $ (658,169)  $  (35,944)
  Adjustments to reconcile net
    loss to net cash used in
    operating activities-
      Depreciation and
        amortization                   722,522      184,178        -
      Accretion of debt
        discount                       267,162       24,880       16,608
      Accretion of putable
        stock                           29,380        5,619        4,232
  Change in operating assets
    and liabilities-
      Accounts receivable             (27,251)        7,065        -
      Prepaids and inventories        (47,409)     (17,721)        -
      Other assets                    (29,784)      (2,667)        -
      Accounts payable                 283,372     (83,681)        -
      Accrued liabilities              144,382      162,031        2,116
      Deferred revenue                 448,820       21,151        -
                                   -----------   ----------   ----------
        Net cash used in
          operating activities     (1,303,246)    (357,314)     (12,988)
                                   -----------   ----------   ----------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
      Purchase of property
        and equipment                (133,220)     (35,810)        -
      Acquisition of LanXtra             -            -        (335,000)
                                   -----------   ----------   ----------
      Net cash used in
        investing activities         (133,220)     (35,810)    (335,000)
                                     ---------   ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from notes
        payable                        400,000      100,000      370,000
      Repurchases of common stock         (31)        -            -
      Proceeds from issuance
        of Common Stock                    178          178        6,898
      Proceeds from issuance
        of Series A Preferred
        Stock                        2,100,000    1,701,000        -
      Series A Preferred Stock
        offering costs               (252,000)    (204,120)        -
      Payment of debt issuance
        costs                         (67,612)     (36,567)      (9,175)
      Principal payments on
        capital leases                (32,454)     (12,099)        -
      Deferred offering costs        (458,883)    (119,773)        -
      Payment of dividends            (26,250)        -            -
                                   -----------   ----------   ----------
        Net cash provided
          by financing
          activities                 1,662,948    1,428,619      367,723
                                   -----------   ----------   ----------

NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                 229,482    1,035,495       19,735

CASH AND CASH EQUIVALENTS,
  beginning of period                   19,735       19,735        -
                                    ----------    ---------    ---------
CASH AND CASH EQUIVALENTS,
  end of period                    $   249,217   $1,055,230   $   19,735
                                    ==========    =========    =========

              The accompanying notes to financial statements
                 are an integral part of these statements.



                                                               Page 2 of 2

                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (formerly Network Acquisitions, Inc.)

                         STATEMENTS OF CASH FLOWS
                         ------------------------


                                                             Period from
                                       Nine        Three      Inception
                                      Months       Months    (August 18,
                                      Ended        Ended       1998) to
                                  September 30,  March 31,   December 31,
                                       1999         1999         1998
                                   ------------ -----------  ------------
                                   (Unaudited)


SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:

  Cash paid for interest           $    98,992   $   16,679   $    6,111
                                   ===========   ==========   ==========

SUPPLEMENTAL DISCLOSURE OF
  NON-CASH FINANCING ACTIVITIES:

Value of warrants to purchase
  common stock issued to
  placement agent in conjunction
  with bridge loan                 $    33,127   $    -       $    -
                                   ===========   ==========   ==========

Accrued dividends                  $    26,250   $    -       $    -
                                   ===========   ==========   ==========
Property acquired with capital
  leases                           $    63,804   $   63,804  $    -
                                   ===========   ==========   ==========
Value of warrants to purchase
  common stock issued to
  note holders                     $    35,885   $   35,885   $  133,775
                                   ===========   ==========   ==========
Value of warrants to purchase
  common stock issued to
  Selling Agent                    $     3,590   $    3,590   $   13,284
                                   ===========   ==========   ==========
Debt issuance costs included
  in accrued liabilities           $     -       $    -       $   31,185
                                   ===========   ==========   ==========
Estimated value of shares
    issued to LanXtra management
    shareholders                   $     -       $    -       $1,876,068
                                   ===========   ==========   ==========

              The accompanying notes to financial statements
                 are an integral part of these statements.


                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (formerly Network Acquisitions, Inc.)


                       NOTES TO FINANCIAL STATEMENTS
                       -----------------------------

               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND
               ---------------------------------------------
              FOR THE PERIOD FROM INCEPTION (AUGUST 18, 1998)
              -----------------------------------------------
                           TO DECEMBER 31, 1998
                           --------------------

          (Information as of September 30, 1999 and for the nine
                   months ended           is unaudited).


(1)  DESCRIPTION OF BUSINESS
     -----------------------

     Organization
     ------------

The Company was incorporated in Colorado on August 18, 1998 as Network Acquisitions, Inc. to acquire the assets of Cavion Technologies, Inc., now known as LanXtra, Inc. ("LanXtra"), which was engaged in providing internet, intranet, and extranet services to the credit union industry.
On February 1, 1999, the Company acquired the business of LanXtra, and the Company changed its name to Cavion Technologies, Inc., doing business as cavion.com.

Prior to funds raised in an Initial Public Offering, effective October 29, 1999, the Company financed its operations through a private placement of its 15% notes, which were offered commencing on October 20, 1998 (the "Offering"), the sale of Series A Preferred Stock and funding through a Bridge Loan. The Company advanced a portion of the proceeds from the Offering to LanXtra in anticipation of the acquisition of LanXtra.
Through December 31, 1998, the Company had raised $370,000 in the private placement and had advanced LanXtra a total of $335,000 under an agreement dated September 14, 1998. As of March 31, 1999, an additional $100,000 was raised from the Offering (see Note 3). In its Initial Public Offering, the Company issued 1,200,000 shares of Class A common stock for $6.50 per share raising net proceeds, after offering costs, of $6,279,000. In addition, in November 1999, the representative of the underwriters exercised a portion of their over-allotments option, resulting in additional gross proceeds of approximately $588,000 (See note 10).

     Purchase of LanXtra's Assets, Liabilities and Operations
     --------------------------------------------------------

In August 1998, the Company signed a letter of intent to purchase LanXtra's business. In December 1998, the Company signed an Asset Purchase Agreement (the "Purchase Agreement") with LanXtra to purchase substantially all the assets of LanXtra in exchange for approximately 375,214 shares and 28,648 shares of the Company's Class A and B common stock, respectively, and the assumption by the Company of certain liabilities of LanXtra. The number of Class A common stock shares issued to LanXtra represented approximately 12% of the Company's equity interest at the time of the purchase agreement. The Purchase Agreement was consummated on February 1, 1999 and the Company assumed the operations of LanXtra on that date. Upon consummation, significant modifications were made to LanXtra's capital structure. On December 21, 1998, the Company issued 625,356 shares to certain shareholders of LanXtra who could continue as management of the Company. One of these shareholders held directly and through irrevocable proxies sufficient voting shares to approve the transaction. The shares are non-forfeitable and not contingent upon the management's continued employment with the Company. As a result, the shares have been considered additional purchase consideration and are recorded at their estimated fair value of $3 per share.

The estimated fair value of assets acquired, liabilities assumed, and consideration issued in the transaction with LanXtra are as follows:

   Consideration:
     Class A common stock                    $3,001,710
     Class B common stock                       167,197
     Cash                                       338,735
                                             ----------
                                              3,507,642

   Add:  Net liabilities (assets) assumed:
     Working capital deficit assumed            706,044
     Property and equipment                   (331,020)
     Borrowings assumed                         924,417
     Other assets                              (41,815)
                                             ----------
   Goodwill and other intangible assets      $4,765,268
                                             ==========

The Company has recorded the fair value of its stock issued to LanXtra at $3 per share based principally upon its private placement of Series A Preferred Stock completed in February 1999. The transaction with LanXtra resulted in approximately $4,760,000 of intangible assets (primarily technology, customer lists and goodwill). These intangible assets will be amortized over five years. The purchase price allocation is subject to adjustment based on the final determination of the fair value of the assets and liabilities assumed, which could take as long as one year from February 1, 1999. Because the business now operated by the Company has never been profitable, and due to the other risks and uncertainties discussed herein, it is reasonably possible that an analysis of these long-lived assets in future periods could result in a conclusion that they are impaired, and the amount of the impairment could be substantial.

The Company's operations, as assumed from LanXtra, are subject to various risks and uncertainties frequently encountered by companies in the early stages of development, particularly companies in the new and rapidly evolving market of internet-based products and services. Such risks and uncertainties include, but are not limited to, its limited operating history, evolving technology, and the management of rapid growth. To address these risks, the Company must, among other things, maintain and increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology, provide superior customer service and attract, retain and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing such risks.

The business purchased from LanXtra has never achieved profitability and the Company expects to incur net losses for the foreseeable future. This business has never generated sufficient revenue to cover the substantial amounts spent to create, launch and enhance its services. Even if the Company's operations do achieve profitability in the future, it may not sustain or increase its profitability.

The Company has expended, and will continue to expend, significant resources marketing its products and establishing a customer base. Management believes, but cannot guarantee, that such products will be accepted by the marketplace in sufficient quantities to provide for profitable operations at some future date. The Company's ability to achieve and attain profitable operations and positive cash flow from operations depends upon various factors including, among others, the costs of and resources for developing and marketing its products, the extent and timing of market acceptance of the Company's products, competitive factors and other factors, certain of which may be beyond the Company's control. In order to execute its business plan, the Company may require additional public or private debt or equity financing. There can be no guarantees that such financing will be available in the future.

 (2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Interim Financial Statements (Unaudited)
     ----------------------------------------

The interim financial statements of the Company as of and for the nine months ended September 30, 1999 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. The results of operations for the interim period is not necessarily indicative of the results of the entire year.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

As of March 31, 1999, the Company has recorded capital contributions of $4,890,066, of which only $1,708,076 was issued for cash consideration. The Company based the estimated fair value of its stock issued to LanXtra management shareholders in December 1998, and the stock issued to LanXtra in February 1999, upon its private placement of preferred shares in February 1999.


     Cash and Cash Equivalents
     -------------------------

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Concentration of Credit Risk
     ----------------------------

Financial instruments which subject the Company to concentrations of credit risk are accounts receivable and cash equivalents. The Company's receivables are concentrated among credit unions. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. Additionally, the Company manages a portion of its credit risk by billing certain services in advance. The Company has no significant financial instruments with off-balance sheet risk of accounting loss, such as foreign exchange contracts, option contracts or other hedging arrangements.

     Fair Value of Financial Instruments
     -----------------------------------

The Company's financial instruments consist of cash, accounts receivable, short-term trade payables, putable common stock and borrowings. The carrying values of the instruments acquired from LanXtra approximate the fair value placed upon them on February 1, 1999, in connection with their assumption. Fair values were principally determined by discounting expected future cash flows at a market cost of debt. The fair value of the Company's other borrowings approximate their carrying values based upon current market rates of interest.

     Property and Equipment
     ----------------------

Property and equipment acquired from LanXtra was recorded at its estimated fair value. Additions are recorded at cost. Property and equipment are depreciated using the straight-line method over the lesser of the lease term or their estimated lives as follows:

               Furniture and fixtures           7 years
               Computer equipment           3 - 5 years
               Licensed software                3 years
               Leasehold improvements Life of the lease

     Impairment of Long-Lived Assets
     -------------------------------

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and fair value of the long-lived assets. The acquisition of LanXtra generated approximately $4,760,000 of intangible assets. Because the Company is the successor to a business which has not demonstrated the ability to achieve profitable operations, it is reasonably possible that these intangibles will be written down for impairments.

     Deferred Offering Costs
     -----------------------

The Company has recorded deferred offering costs totaling $119,773 at March 31, 1999 and $458,883 at September 30, 1999 (unaudited). Such costs represent legal and other professional fees incurred related to the Company's proposed initial public offering. Such costs were offset against the initial public offering proceeds upon the consummation of the offering on October 29, 1999 (see Note 10).

     Accrued Liabilities
     -------------------

Accrued liabilities consist of the following:


                               September 30,
                                    1999       March 31,      December 31,
                                (unaudited)       1999            1998
                               -------------   ----------     ------------

          Accrued vendor
            payable             $   78,673     $   78,673      $    -
          Accrued professional
            fees                   172,620        133,657           -
          Accrued wages and
            other liabilities      100,635         74,327          31,185
                                ----------     ----------        --------
                Total accrued
                  liabilities   $  351,928     $  286,657      $   31,185
                                ==========     ==========       =========

     Income Taxes
     ------------

A current provision for income taxes is recorded for actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred income tax assets and liabilities are recorded for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities and carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. Deferred tax assets are recognized for the expected future tax effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, are not expected to be realized.

     Net Loss Per Share
     ------------------

The Company reports net loss per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" which requires the presentation of both basic and diluted earnings (loss) per share. Basic net loss per common share has been computed based upon the weighted average number of shares of common stock outstanding during the period. Weighted average common shares excludes 28,648 shares of putable Class B common stock as an assumed cash settlement is more dilutive. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period if the effect of the potential common shares is dilutive. The Company has also excluded the weighted average effect of common stock issuable upon exercise of all warrants, options and convertible preferred stock from the computation of diluted earnings per share as the effect of all such securities is anti-dilutive for the periods presented. The shares excluded related to outstanding options, warrants and convertible preferred stock (without regard to the treasury stock method) at December 31, 1998 were 1,075,000 and 4,440, respectively.

     Stock Based Compensation
     ------------------------

The Company accounts for its employee stock option plan and other employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and related interpretations. The Company adopted the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma disclosures for employee stock grants as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these transactions. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123.

     Revenue Recognition
     -------------------

The Company generates revenue from three sources: (1) service revenue for the installation of internet access equipment at customer sites, (2) software license fees, and (3) recurring monthly network access and connectivity fees. Service revenue is recognized as the services are performed. Software license arrangements typically provide for enhancements over the term of the arrangement, and software license fees are generally received in advance, deferred and recognized ratably over the term of the arrangement. Network access and connectivity fees are typically billed in advance and recognized in the month that the access/connectivity is provided.

     Software Development Costs
     --------------------------

The Company commences capitalization of software development costs when a software product is determined to be technologically feasible. The Company's software products are deemed to be technologically feasible at the point the Company commences field testing of the software. The period from field testing to general customer release of the software has been brief and the costs incurred during this period were insignificant. Accordingly, the Company has not capitalized any qualifying software development costs.

In March 1998, the AICPA issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1")". In general, SOP 98-1 requires that certain costs to develop software for internal use be capitalized effective for fiscal years beginning after December 15, 1998. The adoption of this Statement of Position has had no impact on the Company's financial statements.

     Comprehensive Income
     --------------------

The Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in the financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. From inception through September 30, 1999, there have been no differences between the Company's comprehensive loss and its net loss.

     Segment Information
     -------------------

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company believes it has one reportable segment.

     Recently Issued Accounting Pronouncements
     -----------------------------------------

     STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), and in June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB 133" ("SFAS No 134"). SFAS No. 134 requires the Company to adopt SFAS No. 133 for all quarters in the year ended December 31, 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

     Statement of Position 98-5

In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities ("SOP 98-5")". SOP 98-5 provides guidance on the financial reporting of start-up and organization costs and requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, and was adopted by the Company on January 1, 1999. The adoption of SOP 98-5 had no impact on the Company's financial statements as the Company had not capitalized any such costs.

(3)  BORROWINGS
     ----------

The Company's borrowings at March 31, 1999 and December 31, 1998, consisted of the following:


                              March 31, 1999        December 31, 1998
                         ------------------------ ----------------------
                                     Unamortized             Unamortized
                         Face Value    Discount    Face Value  Discount
                         ----------  -----------   ---------------------

Notes payable            $  470,000  $(131,845)     $370,000  $(117,167)
Revolving line of
  credit                    600,000       -            -           -
Notes payable to
  stockholders              300,000    (46,607)        -           -
Related party
  collateralized loans       13,410     (1,824)        -           -
                          ---------    --------      -------    --------
                         $1,383,410  $(180,276)     $370,000  $(117,167)
                          =========    ========      =======    ========


The Company's borrowings at September 30, 1999, consisted of the following:


                               September 30, 1999 (unaudited)
                                ---------------------------
                                                 Unamortized
                                Face Value         Discount
                                ----------       -----------

*Bridge Loan                    $  300,000      $   -
 Notes payable                     470,000       (18,835)
*Revolving line of
  credit                           600,000          -
*Notes payable to
  stockholders                     300,000          -
*Related party
  collateralized loans              13,410          (258)
                                 ---------       --------
                                $1,683,410      $(19,093)
                                 =========        =======


* The entire amount of borrowings that mature in 1999 were paid in full after the Initial Public Offering.

     Bridge Loan (Unaudited)
     -----------------------

In August 1999, the Company raised $300,000 through Neidiger, Tucker, Bruner, Inc. and First Capital Investments, Inc. (the "Placement Agents"). The bridge loan bears interest at 14% and matures upon the earlier of the closing of Company's Initial Public Offering or one year from the date of the note. The loan was paid in full upon closing of the Initial Public Offering (see Note 10). First Capital Investment, Inc., ("FCI"), is a related party through its substantial ownership of the Company's common stock.

At the closing date, the notes were discounted to reflect their fair value net of the value of the warrants issued to the note holders. The discount is being amortized as interest expense over the estimated term of the notes. Debt issuance costs in the amount of $31,045 were paid in conjunction with the Initial Public Offering and are also being amortized as interest expense over the estimated term of the notes.

     Note Payable
     ------------

Beginning on October 20, 1998, the Company offered through its officers, directors and FCI (the "Selling Agent"), up to $2,000,000 of 15% secured notes due October 19, 2000 (the "Notes") along with warrants to purchase Class A common stock (the "Warrants"). At December 31, 1998, the Company had raised $370,000 through the Offering. The Company raised a total of $470,000 as of March 31, 1999 and the Offering closed on February 8, 1999.

The Notes are secured by substantially all of the assets now owned and hereafter acquired by the Company, including the assets acquired from LanXtra in February 1999. There is no pre-payment penalty.

In connection with the Offering, the Company granted note holders warrants to purchase 1,200 shares of the Company's Class A common stock for every $10,000 of Notes Payable purchased. Accordingly, at December 31, 1998, the Company had issued warrants for 44,400 shares, and in February 1999, issued warrants for an additional 12,000 shares. Such warrants had an exercise price of $0.01 per share. These detachable warrants were valued at a total of $169,660 utilizing the Black-Scholes option pricing model, assuming a volatility factor of 70%, a risk free interest rate of 4.31% and a fair market value of the underlying common stock of $3 per share. All warrants were exercised in early 1999.

     Revolving Line of Credit
     ------------------------

As part of the Purchase Agreement, a $600,000 Revolving Line of Credit was assumed by the Company. The maturity date of the line of credit was extended to December 31, 1999 and interest accrues at a rate equal to the Bank's reference rate plus 1.5% (9.75% and 9.25% at September 30, 1999 (unaudited) and December 31, 1998, respectively). The Revolving Line of Credit is collateralized by letters of credit issued by the Company and certain LanXtra stockholders as well as by agreements among certain LanXtra stockholders. No additional amounts may be drawn upon the line of credit.

     Notes Payable to Stockholders
     -----------------------------

The Company assumed notes payable to certain LanXtra stockholders as part of the Purchase Agreement. The maturity date on these notes was extended to the date on which Cavion obtains 100 credit union customers (the "100 Credit Union Date"). Management believes the 100 Credit Union Date will be reached on or before December 31, 1999. In addition, interest terms were amended such that no interest will accrue for the remaining term of the notes payable. At the acquisition date, the notes were discounted to reflect their fair value. The discount is being amortized as interest expense over the remaining estimated term of the notes. The notes payable to stockholders were repaid in full after the Initial Public Offering proceeds were received (see Note 10).

As additional consideration for shareholder notes with a face value of $240,000, LanXtra issued 28,648 shares of its putable common stock. These putable shares were exchanged for 28,648 shares of the Company's Class B putable common stock. The Lenders have the right to sell these shares back to the Company for a purchase price of $7 per share, 30 days after the 100 Credit Union Date is reached, or can convert these shares into equivalent shares of Class A common stock. As a result of this transaction, the Class B shares have been recorded at their estimated fair value of $167,197. The difference between this amount and the put value is being accreted as interest expense over the estimated term of the notes.

     Related Party Collateralized Loans
     ----------------------------------

The Company also assumed certain factoring agreements (the "Agreements") with management and a stockholder of the Company as part of the Purchase Agreement. The interest terms were amended such that no interest will be accrued for the remaining term of the loans and the maturity of these loans was extended to the 100 Credit Union Date. The related party collateralized loans were paid in full after the Initial Public Offering proceeds were received (see Note 10).

Maturities of Borrowings
------------------------

The maturities of the Company's borrowings as of March 31, 1999 and September 30, 1999 (unaudited) are as follows:


                                                          September
                                            March 31,      30, 1999
                                               1999      (unaudited)
                                            ----------   -----------
     1999                                   $   913,410   $1,213,410*
     2000                                       470,000       470,000
                                              1,383,410     1,683,410
     Less-debt discounts                      (180,276)      (18,577)
                                            -----------   -----------

                                            $ 1,203,134   $ 1,664,833
                                            ===========   ===========


* The entire amount of borrowing that mature in 1999 were paid in full after the Initial Public Offering.


(4)  RELATED PARTY TRANSACTIONS
     --------------------------

     MoneyLine America, LLC (Unaudited)
     ----------------------------------

In August 1999, the Company entered into an agreement with MoneyLine America, LLC, ("MoneyLine Agreement"), which provides that the Company will receive payments under an agreement with MoneyLine to provide online mortgage lending services for credit unions and their members through the Company's network. This agreement calls for a minimum annual payments to us of $300,000 in the first year, beginning September 1999, escalating to $1,000,000 in years six through ten, provided the Company has at least 1,500 credit unions, or 12% of the U.S. credit unions on our network by the end of year three. The amounts received are reflected as deferred revenue - license agreements in the accompanying balance sheets. Fifty percent of MoneyLine America is owned by Boutine Capital, LLC, a principal shareholder of the Company.

(5)  CAPITAL LEASE OBLIGATIONS
     -------------------------

The Company assumed several capital lease agreements related to computers and various office equipment in conjunction with the Purchase Agreement. The Company has also entered into additional capital lease agreements during the nine months ended September 30, 1999. The capital leases have terms ranging from 24 to 36 months with interest rates ranging between 9% and 20.3%.

As of March 31, 1999 and September 30, 1999 (unaudited), the present value of future minimum lease payments are as follows:


                                                          September
                                            March 31,      30, 1999
                                               1999      (unaudited)
                                            ----------   -----------
     Period ending
       2000                                 $    56,889   $    44,824
       2001                                      43,339        51,100
       2002                                      31,920        11,060
                                            -----------   -----------
                                                132,148       106,984
     Less: amounts representing interest       (17,332)      (10,647)
                                            -----------   -----------
                                                114,816        96,337
     Less: current portion                     (52,378)      (44,824)
                                            -----------   -----------
     Long-term capital
      lease obligation                      $    62,438   $    51,513
                                            ===========   ===========

The net book value of assets under capital lease obligations as of March
31, 1999 and September 30,1999 was approximately $120,000 and $92,000, respectively.

(6)  STOCKHOLDERS' EQUITY
     --------------------

The Company is authorized to issue 20,000,000 shares of common stock, par value $.0001 per share. The common stock is segregated into two classes;
Class A and Class B. Of the 20,000,000 shares of common stock, 19,970,000 are designated as Class A and 30,000 are designated as Class B.

     Class A Common Stock
     --------------------

At March 31, 1999 and September 30, 1999, 3,006,210 and 2,706,326
(unaudited) shares of Class A common stock were issued and outstanding, respectively. Two million shares were issued for consideration of $.0001 per share (par value). Certain LanXtra shareholders and management were issued 625,356 shares for cash consideration of $.01 per share. The estimated fair value assigned to these shares was $3 per share which is consistent with the value assigned to the 375,214 shares issued to LanXtra in February 1999. The holders of Class A common stock are entitled to one vote for each share held on record on each matter submitted to a vote of shareholders. Cumulative voting for election of directors is not permitted. Holders of Class A common stock have no preemptive rights or rights to convert their Class A common stock into any other securities.

     Class B Common Stock
     --------------------

As of March 31, 1999 and September 30, 1999, there were 28,648 shares of the Class B voting common stock issued and outstanding. These shares were issued in exchange for similar securities of LanXtra as partial consideration for the purchase of LanXtra's business, and are callable by the Company at $7 per share. The holders of Class B common stock have the right to sell the Class B common stock to the Company at $7 per share or convert their shares to equivalent units of Class A common stock at the 100 Credit Union Date. The Class B common stock was authorized so that the Company could exchange its Class B common stock for LanXtra's existing nonvoting putable common stock with similar terms.

     Preferred Stock
     ---------------

In February 1999, the Board of Directors authorized the Company, without further action by the shareholders, to issue 10,000,000 shares of one or more series of preferred stock at a par value of $.0001, all of which is nonvoting. The Board of Directors may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. In addition, the Company authorized the sale of 700,000 shares of Series A convertible preferred stock in conjunction with a private placement offering of the stock. Each share of the Series A preferred stock is convertible at any time at the holder's option into an equal number of shares of Class A common stock of the Company at a conversion price initially equal to the offering price, which was established at $3 per share. Each share of the Series A preferred stock is automatically convertible into an equal number of Class A shares. In addition, each share of the Series A preferred stock is convertible into Class A shares at the option of the Company beginning on January 1, 2004.
The Series A preferred stock will entitle each holder to receive cumulative preferential dividends at the rate of 5% per year, payable in cash or in shares of the Company's Class A common stock quarterly. The
Series A preferred stock also entitles the holder to a liquidation preference at a liquidation value which is initially equal to two times the offering price.

Through September 30, 1999, the Company had sold 700,000 shares of Series
A preferred stock at $3 per share, raising proceeds of $2,100,000
(unaudited). All Series A preferred shares were converted to Class A common stock on the effective date of the Initial Public Offering.

     Warrants (unaudited)
     --------------------

In conjunction with the issuance of the August 1999 Bridge Loan, the Company granted the Bridge Loan holders warrants to purchase 5,000 shares of the Company's Class A common stock for every $50,000 of notes purchased. The warrants are exercisable for a period of five years beginning on the earlier to occur of (i) the closing of the Initial Public
Offering or (ii) one year form the date of the warrant. These detachable warrants were valued at a total of $33,127 utilizing the Black-Scholes option pricing model, assuming a volatility factor of 70%, a risk free rate of 6.22% and a fair value of the underlying common stock of $6.75 per share.

The Company issued warrants with the private placements of notes payable in October 1998 which allow the purchase of 1,200 shares of the Company's
Class A common stock for every $10,000 of notes payable. The exercise price was $0.01 per share. Originally, the warrant exercise period was for a period of one year beginning on the maturity date of the notes payable. On December 22, 1998, the Company accelerated the exercise period to begin immediately and end one year after each note's issuance date. All holders of warrants at that date elected to immediately exercise their warrants. Warrants for 44,400 shares of Class A common stock were issued and exercised at December 31, 1998. In the three months ended March 31, 1999, warrants for an additional 12,000 shares of Class A common stock were issued and immediately exercised.

The Company redeemed 17,640 and 44,400 shares of Class A common stock from its existing shareholders for a redemption price of $.0001 per share during the three months ended March 31, 1999 and December 31, 1998, respectively. The redeemed shares were reissued in connection with the exercise of the warrants issued to note holders and the Selling Agent
(discussed below).

As part of the Selling Agent's compensation, the Company agreed to issue additional warrants for the Company's Class A common stock.  The warrants are exercisable at any time during a five-year term at 110% of the price
paid by the holders of the Notes for the Class A common stock.   At
December 31, 1998, the Selling Agent earned the right to purchase 4,440 shares of the Company's Class A common stock at an exercise price of $.011 per share.  At March 31, 1999, the Selling Agent earned the right to purchase an additional 1,200 shares under the same terms.  The 4,440 warrants outstanding at December 31, 1998, were valued at a total of
$13,284 and the additional 1,200 warrants were valued at $3,590, utilizing the Black-Scholes option pricing model assuming a volatility factor of
70%, a risk free interest rate of 4.31% and a fair market value of the underlying shares of $3 per share.  The warrants were recorded as debt issuance costs and are being amortized into interest expense over the life of the debt.  All such warrants have been exercised prior to March 31,
1999

     Stock Options
     -------------

Effective March 19, 1999, the Company adopted a stock option plan (the
"Plan"). The Plan provides for grants of incentive stock options, nonqualified stock options and restricted stock to designated employees, officers, directors, advisors and independent contractors. The Plan authorizes the issuance of up to 750,000 shares of Class A common stock.
Under the Plan, the exercise price per share of a non-qualified stock option must be equal to at least 50% of the fair market value of the common stock at the grant date, and the exercise price per share of an incentive stock option must equal the fair market value of the common stock at the grant date. Through March 31, 1999, options for 345,000 shares of Class A common stock have been issued under the Plan. The outstanding stock options have an exercise price of $3.00 per share and vest over various terms with a maximum vesting period of 18 months and expire after a maximum of 10 years.


The following table summarizes stock option activity under the Plan:



                                         Granted to        Granted to
                                         Employees       Non-Employees
                                      ----------------  ----------------
                                              Weighted          Weighted
                                              Average           Average
                                              Exercise          Exercise
                                       Shares  Price     Shares  Price
                                      ------- --------  ------- --------

Outstanding at December 31, 1998        -       $ -       -       $ -

   Granted                            280,000   $3.00    65,000   $3.00
                                      -------    ----    ------    ----
Outstanding at March 31, 1999         280,000   $3.00    65,000   $3.00
                                      =======    ====    ======    ====

Exercisable at March 31, 1999           -       $ -       -       $ -
                                      =======    ====    ======    ====

Weighted average fair value of options
   granted during the year                      $ .41             $ .72
                                                 ====              ====


Under the fair value approach of SFAS 123, the total fair value of options granted to employees under the Plan during 1999 was approximately
$113,646. If the Company had accounted for its stock option plan in accordance with SFAS 123, the Company's net loss and pro forma net loss would have been reported as follows:


                                                           Three-Months
                                                              Ending
                                                          March 31, 1999
                                                          --------------

Net loss:                As reported                       $(658,169)
                                                             ========
                         Pro forma                         $(664,035)
                                                             ========
Per share data:          As reported                        $    (.23)
                                                            ========
                         Pro forma                          $    (.23)
                                                            ========


The fair value of each employee option grant was estimated on the date of the grant using the Black-Scholes option pricing model. Assumptions used to calculate the fair value were risk free interest rates of 4.48% to 4.99%, no dividend yields, volatility of 0.001% and an expected life of five years.

In March 1999, the Company granted options for 65,000 shares of Class A common stock to non-employees in exchange for services. The fair value of these options on the date of grant was approximately $47,000. Expense related to such options will be recorded over the term the services are provided. The fair value of each non-employee option grant was estimated on the date of the grant using the Black-Scholes option pricing model. Assumptions used to calculate the fair value were risk free interest rates of 4.48% to 4.99%, no dividend yields, an expected life of five years and volatility of 100%.


(7)  INCOME TAXES
     ------------

From its inception, the Company has generated losses for both financial reporting and tax purposes. In conjunction with the Purchase Agreement, the Company obtained the right to LanXtra's net operating loss ("NOL") carryforward, which was fully offset by a valuation allowance. At March 31, 1999 and December 31, 1998, the Company had a NOL carryforward for income tax purposes of $2,001,000 and $12,459, respectively. The NOL is subject to examination by the tax authorities and expire in various years through 2019. A portion of the NOL is subject to limitations on use as determined by the Internal Revenue Code. The NOL, as well as expenses not yet deductible for tax purposes, resulted in a deferred tax asset of approximately $770,000 and $7,000 at March 31, 1999 and December 31, 1998, respectively. Due to the uncertainty relating to the realization of the benefit of the deferred tax asset, a valuation allowance has been recorded for the full amount. The difference between the statutory tax rate and the effective tax rate is due to the following:

                                                    Three
                                                    Months     Inception
                                                    Ended       Through
                                                  March 31,   December 31,
                                                     1999         1998
                                                  ----------  ------------

Provision (benefit) at statutory rate            $(225,953)   $(12,221)
State tax benefit, net                             (21,931)     (1,258)
Valuation allowance                                 247,884      13,479
                                                  ---------    --------
     Provision (benefit)                          $   -        $  -
                                                   ========     =======


The Company has acquired a NOL carryforward of approximately $1.4 million from LanXtra. If the Company generates sufficient taxable income to allow it to utilize this NOL, such utilization will reduce cash tax payments due by the Company as well as the amount of goodwill carried by the Company.


(8)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Legal Matters
     -------------

In connection with the Purchase Agreement transaction, a shareholder of LanXtra exercised his rights as a dissenting shareholder. The Company assumed LanXtra's obligation (if any) to this dissenting shareholder. If the shareholder is permitted to pursue his claim in a legal proceeding, LanXtra could be required to pay the shareholder the fair value of his shares immediately before the closing date of the Purchase Agreement. The Company's and LanXtra's management believes that the value paid on account of these shares pursuant to the Purchase Agreement is greater than the amount which the dissenting shareholder could recover under Colorado law. The dissenting shareholder has asserted that the value of his 50,000 LanXtra shares immediately before the closing date of the Purchase Agreement would be approximately $250,000. The ultimate resolution of the matter, which is expected to occur within one year, could result in an obligation to such shareholder. Further, should LanXtra, or Cavion as successor, be required to make a payment to this shareholder, such payment could result in the purchase transaction being treated as a taxable transaction which could subject Cavion to a significant tax liability.

In accordance with the Purchase Agreement, the Company may become legally obligated to satisfy additional liabilities of LanXtra, including liabilities arising on or after the closing date with respect to LanXtra's assets or business. To date, no liabilities other than those identified in the Purchase Agreement have arisen, however, other liabilities could arise in the future. Any such liabilities would be evaluated in the Company's determination of the fair value of liabilities assumed from LanXtra.

The Company is exposed to legal claims arising in the ordinary course of business. In management's opinion, none of the claims currently asserted will result in a material liability or change to earnings.

(9)  ACQUISITION OF LANXTRA BUSINESS
     -------------------------------

As discussed above, the Company acquired the business of LanXtra on February 1, 1999. The following is pro forma operating information. For purposes of the pro forma statement of operations, the transaction was assumed to be consummated on January 1, 1998. Pro forma earnings per share are calculated as if the Purchase Agreement was completed on January 1, 1998 and the related 1,029,218 shares of common stock were issued on that date.

The pro forma statement of operations for the year ended December 31, 1998 is as follows:


                                                Pro Forma
                      LanXtra      Cavion      Adjustments   Pro Forma
                    -----------  ---------    -------------------------
                                               (unaudited)  (unaudited)

Revenue              $   215,022  $   -       $   -          $   215,022
Cost of revenue          222,419      -           -              222,419
                      ----------    -------    --------       ----------
   Gross loss            (7,397)      -           -              (7,397)

Operating expenses     1,117,892      6,877     914,146  (1)   2,038,917
Nonoperating
   expenses              845,213     29,067    (584,480) (2)     289,800
                      ----------    -------    --------       ----------
   Loss from
      continuing
      operations    $(1,970,502)  $(35,946)  $(329,666)     $(2,336,114)
                      ==========   ========    ========       ==========

Unaudited pro forma
   net loss from
   continuing
   operations per
   basic and diluted
   share                                                           $(.77)
                                                                   =====

Weighted average
   shares
   outstanding                                                 3,029,218
                                                               =========


The pro forma statement of operations for the six month period ended September 30, 1999 is as follows:


                                                Pro Forma
                     LanXtra       Cavion      Adjustments    Pro Forma
                    ---------   ------------  -------------- ------------
                                (unaudited)    (unaudited)   (unaudited)

Revenue              $  37,850    $ 384,809   $   -          $   422,659
Cost of revenue         31,898      283,467       -              315,365
                     ---------   ----------    --------      -----------
    Gross profit         5,952      101,342       -              107,294
Operating expenses     213,311    2,803,816      79,421  (1)   3,096,548
Interest expense
  and other             64,069      391,966     (52,932) (2)     403,103
                     ---------  -----------    --------      -----------
    Net loss        $(271,428) $(3,094,440)   $(26,489)     $(3,392,357)
                     =========  ===========    ========      ===========

Net loss per
  basic share                                                     $(1.20)
                                                                   =====

Weighted average
  shares
  outstanding                                                  2,830,600
                                                               =========



     Adjustments
     -----------

     (1)  Amortization of goodwill
     (2) Reduction of interest expense to reflect Cavion's capital structure

(10) SUBSEQUENT EVENTS
     -----------------

     Initial Public Offering
     -----------------------

On October 29, 1999, the Company's initial public offering became effective. The number of shares offered and sold were 1,200,000, with an underwriter's over allotment option for an additional 180,000 shares. Total gross proceeds of $7,800,000 were raised in the offering and the Company, after offering expenses, netted $6,279,000. In addition, on November 23, 1999, the Company sold additional shares, ("Firm Shares"), to the Representative of the underwriter of 90,500 raising an additional gross proceeds of approximately $588,000, and netting approximately $513,000. The total number of shares outstanding after the offering was 4,696,826, including the conversion of the 700,000 convertible preferred stock upon the closing of the offering and the additional shares issued to the Representative of the underwriter subsequent to the original offering. In addition, at the closing of the Initial Public Offering, the Company sold warrants to purchase 120,000 shares of the Company's Common Stock to the Representative at the price of 125% of the Initial Public Offering price, or $8.125 per share.

     Convergent Communications Services, Inc. (Unaudited)
     ----------------------------------------------------

Effective October 22, 1999, the Company entered into a five-year agreement with Convergent Communications Services, Inc., ("Convergent"). Under this agreement, Convergent will establish, maintain and support network connectivity between our network and our customers, including providing, equipment, maintenance and related services for the network.

                           [Outside Back Cover]


                             TABLE OF CONTENTS

Prospectus Summary                                                   3
Risk Factors                                                         6
Use of Proceeds                                                     10
Market for Common Stock, Dividend Policy and Related Shareholder
   Matters                                                          10
Capitalization                                                      10
Selected Financial Information                                      12
Management's Discussion and Analysis of Financial Condition and
   Results of Operations                                            16
Our Business                                                        26
Management                                                          29
Executive Compensation                                              43
Equity Incentive Plan                                               45
Principal Shareholders                                              48
Description of Capital Stock                                        50
Shares Eligible for Future Sale                                     55
Certain Relationships and Related Transactions                      57
The Selling Shareholders                                            63
Plan of Distribution                                                68
Additional Information                                              70
Reports to Security Holders                                         70
Experts                                                             70
Legal Matters                                                       71
Index to Financial Statements                                      F-1

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.


                                  PART II

                  Information Not Required in Prospectus

ITEM 24.  Indemnification of directors and officers.


     The only statute, bylaw, contract or arrangement under which any controlling person, director or officer of cavion.com is insured or indemnified in any matter against liability which he may incur in his capacity as such, are as follows:

     Article VIII of the Amended and Restated Articles of Incorporation of cavion.com include the following provisions:

                              Indemnification

     (a) The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

     (b) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the preceding if:

          (i) the director or officer furnishes to the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in Section 7-109-102 of the Colorado Business Corporation Act;

          (ii) the director or officer furnishes to the Corporation a written undertaking, executed personally or on the director's or officer's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under Article 109 of the Colorado Business Corporation Act.

     Article V of the Bylaws of cavion.com includes the following provisions:

     1. Indemnification. The Corporation shall indemnify any person against all liability and expense incurred by reason of the person being or having been a director or officer of the Corporation to the full extent and in any manner that directors may be indemnified under the Colorado Business Corporation Act, as in effect at any time. The Corporation shall also indemnify any person who is serving or has served the Corporation as director or officer to the extent and in any manner provided in any bylaw, resolution of the directors or shareholders, contract or otherwise, so long as such provision is legally permissible. In the discretion of the board of directors, the Corporation may indemnify an employee, fiduciary or agent who is not a director or officer to the same extent as a director or officer.

     2. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of this Corporation or who, while a director, officer, employee, fiduciary, or agent of this Corporation, is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other entity (including without limitation an employee benefit plan), against any liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under this Article. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has equity or any other interest through stock ownership or otherwise.

     3. Notice to shareholders of indemnification of director. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

     4. Indemnification nonexclusive; inurement. The indemnification provided by this Article shall not be deemed exclusive of any other rights and procedures to which the indemnified party may be entitled under the articles of incorporation, any bylaw, agreement, vote of the shareholders or directors, contract or otherwise. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of such person's heirs, personal representatives and administrators.

The provisions of Article 109 of the Colorado Revised Statutes on indemnification are as follows:

     Section 7-109-101.  Definitions.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity," means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated by Section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 7-109-102 . Authority to indemnify directors. (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a)  The person conducted himself or herself in good faith; and

          (b)  He reasonably believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of section (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall not be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

          (a) In connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     Section 7-107-104. Advance of expenses to directors. (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     Section 7-109-105. Court ordered indemnification of directors. (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Section 7-109-106. Determination and authorization of indemnification of directors.

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board or directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph
(a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected said counsel.

     Section 7-109-107. Indemnification of officers, employees, fiduciaries, and agents. (1) Unless otherwise provided in the articles of incorporation:

          (a)  An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, fiduciary, employee, or agent of the corporation to the same extent as a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciaries, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or a contract.

     Section 7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has equity or any other interest through stock ownership or otherwise.

     Section 7-109-109. Limitation of indemnification of directors. (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not consistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advances of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

          (a) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     Section 7-109-110. Notice to shareholders of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

     Section 7-108-402(2) of the Colorado Revised Statutes states as follows:

     No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or director committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that an director or officer may have. This subsection (2) shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

     Article VII of the Amended and Restated Articles of Incorporation of cavion.com includes the following provision:

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of the director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director derived an improper personal benefit. If the Colorado Business Corporation Act is later amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation under this Article VII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VII, prior to such repeal or modification.


     Also, cavion.com has entered into indemnification agreements with the officers and directors to indemnify them and to advance expenses to the fullest extent permitted by law either in connection with the investigation, defense, adjudication, settlement or appeal of a proceeding or in connection with establishing or enforcing a right to indemnification or advancement of expenses. In addition, the agreements provide that no claim or cause of action may be asserted by cavion.com against any director or officer after two years from the date of the alleged act or omission, provided that if in fact the person has fraudulently concealed the facts, then no claim or cause of action may be asserted after two years from the earlier of the date cavion.com discovers the facts or the date cavion.com should have discovered such facts by the exercise of reasonable diligence. The term of the agreement and cavion.com's obligations apply while the person is an agent of cavion.com and continues so long as the person is subject to any claim by reason of the fact that he or she served as an agent of cavion.com.

     In addition, the Underwriting Agreement for our initial public offering provides for indemnification by the representative of the underwriters for that offering of cavion.com, its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling cavion.com as provided in the foregoing provisions, cavion.com has been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and thus cannot be enforced.

ITEM 25.  Other expenses of issuance and distribution.

     Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, other than underwriting discounts and commissions are as follows:


SEC Registration Fees                          $ 1,428*
Printing and Mailing Fees and Costs             10,000*
Transfer Agent Fees and Costs                      300*
Legal Fees and Costs                            20,000*
Accounting Fees and Costs                       10,000*
Miscellaneous Expenses                           5,272*
                                              ---------
     TOTAL                                     $47,000*



* Estimated.

ITEM 26.  Recent sales of unregistered securities.

     Founders shares. In August 1998, we issued 2,000,000 shares of $.0001 common stock to our two founding shareholders at $.0001 per share. These issuances to the two accredited investors were effected without registration under the Securities Act of 1933 in reliance upon the exemption from registration contained in Section 4(2) of the Act. As founding shareholders, they had access to complete information regarding our business at the time of issuance.


     1998-1999 private placement of notes and warrants. On October 20, 1998, we began conducting a private placement and between October 27, 1998 and February 8, 1999, we issued $470,000 in 15% secured promissory notes due October 19, 2000 and a total of 56,400 warrants to purchase shares of Class A common stock at an exercise price of $.01 per share. We relied on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 505 of Regulation D adopted under the Act, as well as exemptions under various state securities laws. The securities were sold to 13 private investors. One was an accredited investor and 12 were sophisticated investors. Investors received private placement memorandum documents relating to the sale of the assets of LanXtra to cavion.com which closed in February 1999 and the loan from cavion.com to LanXtra which has since been extinguished. Between December 28, 1998 and February 8, 1999, all of the warrants were exercised. In connection with the offering, the agent for the offering, First Capital Investments, Inc. was issued an agent warrant to purchase 5,640 shares of Class A common stock at $.01 per share which was exercised on February 8, 1999. In addition, First Capital received a total offering commission of $37,600.

     Management shares. In December 1998, we issued 625,356 shares of Class A common stock to our management shareholders at $.01 per share. These issuances to the three sophisticated investors were effected without registration under the Securities Act of 1933 in reliance upon the exemption from registration contained in Section 4(2) of the Act. As these individuals were part of management at the time the shares were issued, they had access to complete information regarding our business at the time of issuance.

     LanXtra asset purchase. In February 1999, we issued 375,214 shares of Class A common stock and 28,648 shares of Class B common stock to LanXtra, Inc. in exchange for the assets and liabilities of LanXtra. This issuance was effected without registration under the Securities Act of 1933 in reliance upon the exemption from registration contained in Section 4(2) of the Act, relating to the sale of securities by an issuer not involving a public offering. Since cavion.com was formed to purchase the assets and liabilities of LanXtra, the management and shareholders of LanXtra had access to complete information regarding our business at the time of issuance.

     On July 1, 1999, LanXtra transferred its 376,299 shares of cavion.com Class A common stock and 28,648 shares of Class B common stock to Zutano LLC, a limited liability company formed to hold the assets of LanXtra and which has the same ownership as that of LanXtra before its dissolution. This transfer was made without registration under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration contained in Section 4(1) of the Act. LanXtra was not an issuer, underwriter or dealer of the cavion.com common stock.

     After the completion of our initial public offering Zutano transferred 310,619 shares of Class A common stock and 28,648 shares of Class B common stock to its owners. The shares transferred to the owners of Zutano included but were not limited to, Herman D. Axelrod (98,520 shares), Craig E. Lassen (98,520 shares) and Convergent Communications Services, Inc. (67,603 shares). This transfer was made without registration under the Act in reliance on the exemption from registration contained in Section 4(1) of the Act and, in particular, the "Section 4(1-1/2)" exemptive doctrine. Zutano is not an issuer, underwriter, or dealer of cavion.com common stock.


     The owners of the Class B common stock have certain rights. cavion.com agreed with these owners that their put rights would mature upon completion of our initial public offering. To implement that agreement, after completion of that offering we offered these owners the option to redeem their Class B shares at $7.00 per share, or to convert each Class B share into one share of our Class A common stock. On December 31, 1999, we reached our 100 Credit Union Date, so we sent out exercise notices to the holders our Class B shares to inform them that the exercise period began on January 30, 2000. The holders of the Class B shares can either have us redeem their shares by March 30, 2000, or those shares will automatically be converted into the same number of Class A shares on March 31, 2000. This transfer, if effected, will be made without registration under the Act in reliance on the exemption from registration contained in Section 4(2) of the Act. The Class B common stock is fully described in "Description of Capital Stock" in Part I of this Registration Statement.


     1999 private placement of preferred stock. In March and April 1999, we issued 700,000 shares of convertible preferred stock, Series A, convertible into Class A common stock, for an aggregate of $2,100,000, prior to expenses and commissions. The initial conversion price was $3.00 per share of Class A common stock, but the conversion price was subject to adjustment upon certain events affecting cavion.com's capitalization. The shares of preferred stock were automatically converted into Class A common stock on November 3, 1999, the consummation of our initial public offering. The securities were sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D adopted thereunder, as well as exemptions under various state securities laws. The offering was sold to accredited investors only. Investors received a private placement memorandum including financial statements. In connection with the offering, the agent for the offering, NTB was issued a five year agent warrant to purchase 70,000 shares of preferred stock at an exercise price of $3.00 per share. Those warrants were subsequently terminated at NTB's request. In addition, NTB received a commission of $210,000 and a non-accountable expense allowance of $42,000.

     August 1999 private placement of notes and warrants. In August 1999 we raised $300,000 through the issuance of 14% promissory notes along with warrants to purchase 30,000 shares of common stock. Each $50,000 note entitled the subscriber to warrants to purchase 5,000 shares of Class A common stock. The notes were due on the closing of our initial public offering or one year from the date of their issuance. The notes were paid in full on November 5, 1999. The warrants are exercisable for period of five years from November 3, 1999. The warrant exercise price is $6.50, the price at which common stock was offered in our initial public offering. The notes and warrants were sold to 4 accredited investors. We relied on the exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D adopted under the Act, as well as exemptions under various state securities laws.

     With respect to all of the foregoing offerings, the securities were offered for investment only and not for the purposes of resale or distribution, and the transfer thereof was appropriately restricted by us. Each certificate representing the above shares contains a legend indicating that such shares are restricted and may not be sold without registration under the Securities Act of 1933 or pursuant to an available exemption from such registration. The notes and the warrants, before the exercise of warrants for shares of Class A common stock, contain a similar legend. In addition, all of the shares of common stock are subject to lock-up arrangements with NTB, the representative of the underwriters for our initial public offering, except for 5,000 shares issuable on exercise of the warrants issued to one new shareholder in our August 1999 private placement of notes and warrants.

     As provided in agreements with our founding shareholders, Venture Funding, Ltd. and Boutine Capital, LLC, out of their initial purchases of Class A common stock in August 1998, we redeemed 56,400 of their shares for the exercise of the warrants in the October 1998 private placement, 603 shares were transferred by them to each of our management shareholders, Craig Lassen, David J. Selina, and Jeffrey W. Marshall, 1,085 shares were transferred by them to LanXtra, Inc. and we redeemed an additional 299,884 shares which were returned to authorized, but unissued shares of our Class A common stock.


     The following sets forth the owner, amount of notes, warrants, shares of Class A common stock, Class B common stock, preferred stock, as well as the price paid by the purchasers in our private placements of notes, warrants, Class A common stock, Class B common stock and preferred stock:

                                                             Nature and
                       Title and           Name of person    aggregate
                       amount of             or class to       amount
      Date of          securities          whom securities       of
        sale              sold                were sold    consideration
      --------         ----------          --------------- -------------

FOUNDERS SHARES:

      8-14-98          1,100,000        Venture Funding, Ltd. $110.00
                    Class A Common                              Cash

      8-14-98           900,000              Boutine, LLC      $90.00
                    Class A Common                              Cash

1998-1999 PRIVATE PLACEMENT OF NOTES AND WARRANTS:

      12-2-98           $50,000         Lorene Allison Trust $50,000.00
                          Note                                  Cash

      12-2-98            6,000           Lorene Allison Trust  $60.00
                    Class A Common                              Cash

      12-2-98           $50,000          Newpax Venture Corp.$50,000.00
Note                      Cash

      12-2-98            6,000           Newpax Venture Corp.  $60.00
                    Class A Common                              Cash

      12-2-98           $10,000                MN Trust      $10,000.00
                         Note                                   Cash

      12-2-98            1,200                 MN Trust        $12.00
                    Class A Common                              Cash

      12-2-98           $10,000               MLN Trust      $10,000.00
                         Note                                   Cash

      12-2-98            1,200                MLN Trust        $12.00
                    Class A Common                              Cash

      12-2-98           $50,000            Arthur Harrison   $50,000.00
                         Note                   Trust           Cash

      12-2-98            6,000             Arthur Harrison     $60.00
                    Class A Common              Trust           Cash

      12-2-98           $50,000              Ilse Diamant    $50,000.00
                         Note                                   Cash

      12-2-98            6,000               Ilse Diamant      $60.00
                    Class A Common                              Cash

      12-2-98           $20,000              Matt Eccles     $20,000.00
                         Note                                   Cash

      12-2-98            2,400               Matt Eccles       $24.00
                    Class A Common                              Cash

      12-2-98           $30,000             J. Kipp Monroe   $30,000.00
                         Note                                   Cash

      12-2-98            3,600              J. Kipp Monroe     $36.00
                    Class A Common                              Cash

      12-2-98           $20,000              Peter Prato     $20,000.00
                         Note                                   Cash

      12-2-98            2,400               Peter Prato       $24.00
                    Class A Common                              Cash

      12-2-98           $10,000            Wesley Zepelin &  $10,000.00
                          Note             Susan Elliott JT     Cash

      12-2-98            1,200             Wesley Zepelin &    $12.00
                     Class A Common        Susan Elliott JT     Cash

      12-2-98           $20,000              Go East, LLC    $20,000.00
                         Note                                   Cash

      12-2-98            2,400               Go East, LLC      $24.00
                    Class A Common                              Cash

      12-2-98           $25,000              Gale Daniel     $25,000.00
                         Note                                   Cash

      12-2-98            3,000               Gale Daniel       $30.00
                    Class A Common                              Cash

      12-2-98           $25,000              Rike Wootten    $25,000.00
                         Note                                   Cash

      12-2-98            3,000               Rike Wootten      $30.00
                    Class A Common                              Cash

       2-1-99           $50,000              Gail Daniel     $50,000.00
                         Note                                   Cash

       2-1-99            6,000               Gail Daniel       $60.00
                    Class A Common                              Cash

       2-1-99           $50,000            Arthur Harrison   $50,000.00
                         Note                   Trust           Cash

       2-1-99            6,000             Arthur Harrison     $60.00
                    Class A Common              Trust           Cash

       2-8-99            5,640              First Capital      $62.04
                    Class A Common         Investment, Inc.     Cash

MANAGEMENT SHARES:

      12-21-98          208,452              Craig Lassen    $2,084.52
                    Class A Common                              Cash

      12-21-98          208,452            David J. Selina   $2,084.52
                    Class A Common                              Cash

      12-21-98          208,452          Jeffrey W. Marshall $2,084.52
                    Class A Common                              Cash

LANXTRA ASSET PURCHASE:

       2-1-99           375,214             LanXtra, Inc.  $1,125,604.00
                    Class A Common                             Assets

       2-1-99            28,648             LanXtra, Inc.   $172,816.00
                    Class B Common                             Assets

1999 PRIVATE PLACEMENT OF PREFERRED STOCK:

      3-10-99            10,000         Anne D. Dyde Trustee $30,000.00
                       Preferred          Anne D. Dyde Trust    Cash

      3-10-99            10,000         James F. Dyde Trustee$30,000.00
                       Preferred       James F. Dyde Insurance  Cash
                                                Trust

      3-10-99            10,000            Jon D. Kostival   $30,000.00
                       Preferred                                Cash

      3-10-99            10,000           James F. Seifert & $30,000.00
                       Preferred        Nancy L. Seifert           Cash
                                       As Trustees or Successor
                                     Trustees of James F. Seifert
                                           Management Trust

      3-10-99            10,000          Dianne M. Giambusso $30,000.00
                       Preferred                                Cash

      3-10-99            20,000              Carol Nixon     $60,000.00
                       Preferred                                Cash

      3-10-99            10,000             Adam Glickman    $30,000.00
                       Preferred                                Cash

      3-10-99            10,000             Leland E. Tate   $30,000.00
                       Preferred                                Cash

      3-10-99            16,000            William Ettenger  $48,000.00
                       Preferred                                Cash

      3-10-99            10,000             Jeffrey Telsey   $30,000.00
                       Preferred           Trustee Alex M.      Cash
                                            Telsey Special
                                             Needs Trust

      3-10-99            10,000             Lincoln Trust    $30,000.00
                       Preferred        Company Custodian for   Cash
                                            Jerry Schnepp

      3-10-99            20,000               MBM Young      $60,000.00
                       Preferred                                Cash

      3-10-99            80,000               Jeff Kavy     $240,000.00
                       Preferred                                Cash

      3-10-99            10,000           William J. Nooney  $30,000.00
                       Preferred                                Cash

      3-10-99            10,000          Robert C. Tucker Jr.$30,000.00
                       Preferred         & Karen D. Tucker JT   Cash

      3-10-99            20,000             William Oyen &   $60,000.00
                       Preferred          Carolyn S. Oyen JT    Cash

      3-10-99            10,000              Michael Mara    $30,000.00
                       Preferred                                Cash

      3-10-99            20,000           John E. Tarrillion $60,000.00
                       Preferred                                Cash

      3-10-99            10,000            Daniel A. Dupre   $30,000.00
                       Preferred                                Cash

      3-10-99            10,000            Carla G. Stewart  $30,000.00
                       Preferred                                Cash

      3-10-99            14,000           Martin J. Sherlock $42,000.00
                       Preferred          Trustee Marion A.     Cash
                                            Sherlock Trust

      3-10-99            10,000            Jerry Schempp &   $30,000.00
                       Preferred        Bruce E. Kobey TEN COM  Cash

      3-10-99            10,000            Janet M. Searl &  $30,000.00
                       Preferred        Kent E. Searl JT TEN    Cash

      3-10-99            10,000             Gregory Werts    $30,000.00
                       Preferred                                Cash

      3-10-99            10,000            Julie A. Hackett  $30,000.00
                       Preferred                                Cash

      3-10-99            10,000            Tyrone M. Clark   $30,000.00
                       Preferred                                Cash

      3-10-99            10,000             Lisa H. Robb &   $30,000.00
                       Preferred       Michael B. Robb JT TEN   Cash

      3-10-99            10,000             Jack C. Moore    $30,000.00
                       Preferred                                Cash

      3-10-99            10,000           Robert C. Werts &  $30,000.00
                       Preferred               Patricia         Cash
                                            Schulte-Werts
                                                JT TEN

      3-10-99            17,000           Michael K. Carney  $51,000.00
                       Preferred                                Cash

      3-10-99            10,000             Joseph Reinke    $30,000.00
                       Preferred                                Cash

      3-10-99            10,000          Alan L. Talesnick & $30,000.00
                       Preferred          Robert M. Bearman     Cash
                                               TEN COM

      3-31-99            10,000          Roswell S. Monroe & $30,000.00
                       Preferred       Wanda V. Monroe Trustees Cash
                                       of the Roswell & Wanda
                                         Monroe  Family Trust
                                          U/D/T DTD 1-31-90

      3-31-99            10,000               Walter J.      $30,000.00
                       Preferred             Schoefberger       Cash

      3-31-99            10,000             William Kilzer   $30,000.00
                       Preferred                                Cash

      3-31-99            10,000           Robert L. Young &  $30,000.00
                       Preferred         Anna M. Young JT TEN   Cash

      3-31-99            10,000             Karl D. Smith    $30,000.00
                       Preferred                                Cash

      3-31-99            10,000           Schield Management $30,000.00
                       Preferred               Company          Cash

      3-31-99            10,000            John R. McKowen   $30,000.00
                       Preferred                                Cash

      3-31-99            10,000              John Metzger    $30,000.00
                       Preferred                                Cash

      3-31-99            10,000               Trans-L A      $30,000.00
                       Preferred             Partnership        Cash

      3-31-99            10,000              Lucas Liakos    $30,000.00
                       Preferred                                Cash

      3-31-99            10,000           Carl Brad Linder & $30,000.00
                       Preferred         Cathy Linder JT TEN    Cash

      3-31-99            10,000          Thomas J. Obradovich$30,000.00
                       Preferred                                Cash

      4-30-99            10,000           Thomas R. Ashford  $30,000.00
                       Preferred                                Cash

      4-30-99            10,000             Stanley Ranch    $30,000.00
                       Preferred                                Cash

      4-30-99            10,000           Denora Corporation $30,000.00
                       Preferred                                Cash

      4-30-99            10,000            Ronald D. Devoe   $30,000.00
                       Preferred                                Cash

      4-30-99            10,000             William Daniel   $30,000.00
                       Preferred            Carter TTEE of      Cash
                                          the William Daniel
                                             Carter Trust
      4-30-99            10,000            Third Millenium   $30,000.00
                       Preferred             Trading LLP        Cash

      4-30-99            10,000            Advent Fund LLC   $30,000.00
                       Preferred                                Cash

      4-30-99            10,000             Mariusz Witek    $30,000.00
                       Preferred                                Cash

      4-30-99            10,000            Randal A. Alford  $30,000.00
                       Preferred                                Cash

      4-30-99            10,000           Farhad Ghaffarour  $30,000.00
                       Preferred                                Cash

      4-30-99            10,000            Erven J. Nelson   $30,000.00
                       Preferred        TTEE for the Erven J.   Cash
                                            Nelson Ltd Psp

      4-30-99            10,000            Leonard B. Zelin  $30,000.00
                       Preferred                                Cash

      4-30-99            13,000            Fiscal Dynamics   $39,000.00
                       Preferred             corporation        Cash

AUGUST 1999 PRIVATE PLACEMENT OF NOTES AND WARRANTS:

      8-20-99           $50,000           Arthur D. Harrison $50,000.00
                          Note                                  Cash

      8-20-99            5,000            Arthur D. Harrison     0
                        Warrants                                Cash

      8-24-99           $50,000             R. Gale Daniel   $50,000.00
                          Note                                  Cash

      8-24-99            5,000              R. Gale Daniel       0
                        Warrants                                Cash

      8-30-99           $50,000            Jackson IV, LLC   $50,000.00
                          Note                                  Cash

      8-30-99            5,000             Jackson IV, LLC       0
                        Warrants                                Cash

      8-31-99           $100,000              Jeff Kavy     $100,000.00
                          Note                                  Cash

      8-31-99            10,000               Jeff Kavy          0
                        Warrants                                Cash

      8-31-99           $50,000           Arthur D. Harrison $50,000.00
                          Note                                  Cash

      8-31-99            5,000            Arthur D. Harrison     0
                        Warrants                                Cash



ITEM 27.  EXHIBITS.

Exhibit No.   Description
----------    -----------

2             Asset Purchase Agreement with Cavion Technologies, Inc.
              dated December 31, 1998 (incorporated by reference from Exhibit 2 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

3.1a Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on February 1, 1999
              (incorporated by reference from Exhibit 3.1a of the
              Company's Registration Statement on Form SB-2 (No. 333-
              80421))

3.1b Articles of Amendment to the Amended and Restated Articles of Incorporation setting forth Statement of Designation of Series and Determination of Rights and Preferences of convertible preferred stock, Series A, as filed with the Colorado Secretary of State on February 26, 1999 (incorporated by reference from Exhibit 3.1b of the Company's Registration Statement on Form SB-2 (No. 333-80421))

3.2 Amended and Restated Bylaws of the Company as adopted by its Board of Directors on March 22, 1999 (incorporated by reference from Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

4.1 Specimen Certificate for $.0001 par value Class A common stock of the Company (incorporated by reference from Exhibit
              4.1 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

4.2 Specimen Certificate for $.0001 par value Class B common stock of the Company (incorporated by reference from Exhibit
              4.2 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

4.3 Specimen Certificate for $.0001 par value Series A preferred stock of the Company (incorporated by reference from Exhibit
              4.3 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

4.4 Form of Subscription Agreement in the Offering of convertible preferred stock of the Company (incorporated by reference from Exhibit 4.4 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

4.5 Form of Preferred Stock Warrant issued to Neidiger, Tucker, Bruner, Inc. (incorporated by reference from Exhibit 4.5 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

4.6 Form of Subscription Agreement in the 1999 offering of Promissory Notes and Warrants (incorporated by reference from Exhibit 4.6 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

4.7 Form of Warrant in 1999 offering (incorporated by reference from Exhibit 4.7 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

*5            Opinion of Gorsuch Kirgis LLP



10.1 Promissory Note to Herman D. Axelrod dated July 1, 1992 (incorporated by reference from Exhibit 10.1 of the
              Company's Registration Statement on Form SB-2 (No. 333-
              80421))

10.2 Promissory Note to Craig E. Lassen dated August 1, 1992 (incorporated by reference from Exhibit 10.2 of the
              Company's Registration Statement on Form SB-2 (No. 333-
              80421))

10.3 Factoring Agreements to Herman D. Axelrod dated September 8, 1997 and September 15, 1997 (incorporated by reference from
              Exhibit 10.3 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.4 Factoring Agreement to Craig E. Lassen dated October 15, 1997 (incorporated by reference from Exhibit 10.4 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.5 Bridge Loan Agreement, Promissory Notes and Put Agreement with Far East Holdings, Ltd., Martin Cooper and Fairway Realty Associates with Sigmacom Corporation dated May 28, 1998 (incorporated by reference from Exhibit 10.5 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.6 Additional Bridge Loan Agreement, Promissory Notes and Put Agreement with Jeff Marshall, David Selina and Randal Burtis dated May 28, 1998 (incorporated by reference from Exhibit
              10.6 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.7 Termination and Modification Agreement dated September 28, 1998, and Amendment to Termination and Modification Agreement dated January 15, 1999, with British Far East Holdings, Ltd., William M.B. Berger Living Trust, Martin Cooper, Fairway Realty Associates, Craig Lassen, Herman Axelrod and David Selina (incorporated by reference from Exhibit 10.7 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.8 Engagement Letter with First Capital Investments, Inc. dated September 20, 1998 (incorporated by reference from Exhibit
              10.8 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.9 Form of 15% Secured Promissory Notes due October 19, 2000 (incorporated by reference from Exhibit 10.9 of the
              Company's Registration Statement on Form SB-2 (No. 333-
              80421))

10.10 Agreement for Post-Closing Adjustments by and among Venture Funding, Ltd., Boutine Capital, LLC, Network Acquisitions, Inc., Cavion Technologies, Inc., Craig E. Lassen, David J. Selina and Jeff Marshall dated February 1, 1999 (incorporated by reference from Exhibit 10.10 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.11 Share Allocation Agreement by and among Venture Funding Ltd., Boutine Capital, LLC, Cavion Technologies, Inc., LanXtra, Inc., Craig E. Lassen, David J. Selina and Jeff Marshall, dated April 16, 1999 (incorporated by reference from Exhibit 10.11 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.12 Office Lease Agreement with TTD Associates dated December 4, 1996 for the corporate offices located at 7475 Dakin Street, Denver, Colorado (incorporated by reference from Exhibit
              10.12 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.13 Business Loan Agreement and Promissory Note with US Bank dated January 18, 1999, and First Amendment to Business Loan Agreement with US Bank dated March 24, 1999 (incorporated by reference from Exhibit 10.13 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.14 Executive Employment Agreement with David J. Selina effective February 1. 1999 (incorporated by reference from Exhibit 10.14 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.15 Executive Employment Agreement with Marshall E. Aster effective March 8, 1999 (incorporated by reference from Exhibit 10.15 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.16 Executive Employment Agreement with Jeff Marshall effective February 1, 1999 (incorporated by reference from Exhibit
              10.16 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.17 Executive Employment Agreement with Craig E. Lassen effective February 1, 1999 (incorporated by reference from Exhibit 10.17 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.18 Equity Incentive Plan dated March 19, 1999 (incorporated by reference from Exhibit 10.18 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.19         Form of Indemnification Agreement with officers and
              directors (incorporated by reference from Exhibit 10.19 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.20 Agreement to Modify Deferred Obligations dated May 28, 1999 with British Far East Holdings, Ltd., William M.B. Berger Living Trust, Martin Cooper, Fairway Realty Associates, David J. Selina, Jeff Marshall, Randal W. Burtis, Convergent Communications, Inc., Craig E. Lassen and Herman D. Axelrod (incorporated by reference from Exhibit 10.20 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.21 Form of Secure Network Services Agreement (incorporated by reference from Exhibit 10.21 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.22 Forms of Lock-Up Agreements among the officers and directors of the Company, 5% or more shareholders and the other shareholders and the Representative (incorporated by reference from Exhibit 10.22 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.23         Settlement Agreement and Mutual General Release with Craig
              E. Lassen dated June 8, 1999 (incorporated by reference from
              Exhibit 10.23 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.24 Form of Promissory Note in the 1999 offering (incorporated by reference from Exhibit 10.24 of the Company's
              Registration Statement on Form SB-2 (No. 333-80421))

10.25 License Agreement with MoneyLine America, LLC dated August 18, 1999 (incorporated by reference from Exhibit 10.25 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.26         Network Service Master Agreement with Convergent
              Communications Services, Inc. dated October 22, 1999 (incorporated by reference from Exhibit 10.26 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.27 License and Referral Agreement with Cardinal Services Corporation dated September 27, 1999 (incorporated by reference from Exhibit 10.27 of the Company's Registration Statement on Form SB-2 (No. 333-80421))

10.28 Office Lease with NY/BDP Flex I., LLC dated October 29, 1999 (incorporated by reference from Exhibit 10 of the Company's Form 10-QSB for the quarter ended September 30, 1999)

23.1          Consent of Arthur Andersen LLP

23.2 Consent of Gorsuch Kirgis LLP contained in its opinion filed as Exhibit 5

* Previously filed.


ITEM 28.  UNDERTAKINGS.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of cavion.com according to the foregoing provisions, or otherwise, cavion.com has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and so it cannot be enforced. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of cavion.com in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, cavion.com will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (1) To treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or
(4) or 497(h) under the Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (2) To treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

          We undertake with respect to the securities being offered and sold in this offering:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) to include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining liability under the Act, each such post- effective amendment shall be deemed to be a new registration statement of the securities offered in the registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the end of the offering.

                                SIGNATURES


     In accordance with the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City and County of Denver, State of Colorado, on January 26, 2000.


                                   CAVION TECHNOLOGIES, INC.





                                   By:/s/David J. Selina
                                      David J. Selina, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




/s/ David J. Selina                             Date: January 26, 2000
David J. Selina,
Director, President, Chief Executive Officer,
Principal Executive Officer and Chief
Operating Officer


/s/ Marshall E. Aster                           Date: January 26, 2000
Marshall E. Aster, Chief Financial Officer
and Principal Financial and Accounting
Officer


/s/ Andrew I. Telsey                            Date: January 26, 2000
Andrew I. Telsey, Director


/s/ Stephen B. Friedman                         Date: January 26, 2000
Stephen B. Friedman, Director


/s/ Jeffrey W. Marshall                         Date: January 26, 2000
Jeffrey W. Marshall, Director

/s/John R. Evans                                Date: January 26, 2000
John R. Evans, Director


                               EXHIBIT INDEX


     All of the following exhibits were filed herewith electronically:


Exhibit No.   Description
----------    -----------

23.1          Consent of Arthur Andersen LLP